                                                                   EXHIBIT 10.11


================================================================================



                      PUERTO RICO STOCK PURCHASE AGREEMENT

                                  by and among

                             CASH EQUITY INVESTORS,

                            MANAGEMENT STOCKHOLDERS,

                         PUERTO RICO ACQUISITION CORP.,



                                      and

                               TELECORP PCS, INC.

                           Dated as of March 30, 1999


===============================================================================

                                                                  Exhibit 10.11.
                                                     Table of Contents: to Annex
                                                                  Draft 02/16/99

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE.........................2
    SECTION 1.1   Terms Incorporated by Reference............................2
    SECTION 1.2   Additional Definitions.....................................2
    SECTION 1.3   Other Definitions..........................................7

ARTICLE II THE NOTES.........................................................8
    SECTION 2.1   Terms of Series E Notes....................................8
    SECTION 2.2   Execution and Authentication..............................10

ARTICLE III PREPAYMENTS AND MANDATORY REDEMPTIONS...........................10
    SECTION 3.1   Optional Prepayments......................................10
    SECTION 3.2   Premium...................................................11
    SECTION 3.3   Mandatory Redemption of Series E Notes....................11
    SECTION 3.4   Optional Redemption Upon Equity Issuance..................12
    SECTION 3.5   Acquisition of Notes......................................12

ARTICLE IV SUPPLEMENTARY COVENANTS..........................................12
    SECTION 4.1   Limitation on Transactions with Affiliates................12
    SECTION 4.2   Limitation on Incurrence of Indebtedness..................13
    SECTION 4.3   Limitation on Restricted Payments.........................15
    SECTION 4.4   Payment of Taxes and Other Claims.........................18
    SECTION 4.5   Notice of Defaults........................................19
    SECTION 4.6   Maintenance of Properties.................................19
    SECTION 4.7   Compliance Certificate....................................19
    SECTION 4.8   Provision of Financial Information........................20
    SECTION 4.9   Waiver of Stay, Extension or Usury Laws...................20
    SECTION 4.10  Limitation on Layered Debt................................20
    SECTION 4.11  Limitation on Restrictions Affecting Restricted
                   Subsidiaries.............................................21
    SECTION 4.12  Limitation on Liens.......................................21
    SECTION 4.13  Subsidiary Guarantees.....................................22

    SECTION 4.14  Limitation on Activities of the Company and the
                   Restricted Subsidiaries..................................23
    SECTION 4.15  Amendments to Agreements..................................23

ARTICLE V EVENTS OF DEFAULT.................................................23
    SECTION 5.1   Events of Default.........................................23

ARTICLE VI SUBORDINATION....................................................24
    SECTION 6.1   Series E Notes Subordinate to Senior Debt.................24
    SECTION 6.2   Payment of Proceeds Upon Dissolution, Etc.................24
    SECTION 6.3   No Payment When Designated Senior Debt in Default.........26
    SECTION 6.4   Acceleration of Series E Notes............................27
    SECTION 6.5   Payment Permitted If No Default...........................28
    SECTION 6.6   Obligation of Company Unconditional.......................28
    SECTION 6.7   Subrogation To Rights of Holders of Senior Debt...........28
    SECTION 6.8   Provisions Solely To Define Relative Rights...............29
    SECTION 6.9   No Waiver of Subordination Provisions.....................29
    SECTION 6.10  Reliance On Judicial Order or Certificate of Liquidating
                   Agent....................................................30
    SECTION 6.11  Notice to Trustee.........................................30
    SECTION 6.12  Trustee's Relation to Senior Debt.........................31
    SECTION 6.13  Series E Note Holders Authorize Trustee to Effectuate
                   Subordination............................................31
    SECTION 6.14  This Article Not to Prevent Event of Default..............31
    SECTION 6.15  Trustee's Compensation Not Prejudiced.....................32
    SECTION 6.16  Subordination Provisions Not Applicable to Money Held in
                   Trust for Holders of Series E Notes; Payments May Be
                   Paid prior to Dissolution................................32

ARTICLE VII TAX MATTERS.....................................................32
    SECTION 7.1   Taxes.....................................................32

ARTICLE VIII      THE TRUSTEE...............................................35
    SECTION 8.1   Trustee's Disclaimer......................................35

ARTICLE IX GUARANTEE........................................................36
    SECTION 9.1   Unconditional Guarantee...................................36
    SECTION 9.2   Severability..............................................36
    SECTION 9.3   Release of a Guarantor....................................37

    SECTION 9.4   Limitation of Guarantor's Liability.......................37
    SECTION 9.5   Contribution..............................................37
    SECTION 9.6   Execution of Guarantee....................................38
    SECTION 9.7   Subordination of Subrogation and Other Rights.............38

ARTICLE X SUBORDINATION OF GUARANTEE........................................38
    SECTION 10.1  Guarantee Obligations Subordinated to Designated Senior
                   Debt.....................................................38
    SECTION 10.2  Payment of Proceeds Upon Dissolution, Etc.................39
    SECTION 10.3  No Payment When Designated Senior Debt in Default.........40
    SECTION 10.4  Acceleration of Series E Notes............................42
    SECTION 10.5  Payments Permitted If No Default..........................42
    SECTION 10.6  Obligations of Guarantors Unconditional...................42
    SECTION 10.7  Subrogation To Rights of Holders of Designated Senior
                   Debt.....................................................43
    SECTION 10.8  Provisions Solely to Define Relative Rights...............43
    SECTION 10.9  No Waiver of Subordination Provisions.....................44
    SECTION 10.10 Reliance On Judicial Order or Certificate of Liquidating
                   Agent....................................................44
    SECTION 10.11 Notice to Trustee.........................................45
    SECTION 10.12 Trustee's Relation to Designated Senior Debt..............45
    SECTION 10.13 Series E Note Holders Authorize Trustee to Effectuate
                   Subordination............................................46
    SECTION 10.14 This Article Not to Prevent Event of Default..............46
    SECTION 10.15 Trustee's Compensation Not Prejudiced.....................46
    SECTION 10.16 Subordination Provisions Not Applicable to Money Held in
                   Trust for Holders of Series E Notes; Payments May Be
                   Paid prior to Dissolution................................46

ARTICLE XI MISCELLANEOUS....................................................47
    SECTION 11.1  Reference to Indenture....................................47
    SECTION 11.2  Benefits of Indenture.....................................47
    SECTION 11.3  Amendments Only With Consent of the Holders...............47
    SECTION 11.4  Governing Law.............................................48
    SECTION 11.5  Successors................................................48
    SECTION 11.6  Counterparts..............................................48

                      PUERTO RICO STOCK PURCHASE AGREEMENT
                      ------------------------------------

     PUERTO RICO STOCK PURCHASE AGREEMENT, dated as of March 30, 1999, by and among the investors referred to on Schedule I (individually, a "Cash Equity
                                                                 -----------
Investor" and, collectively, the "Cash Equity Investors"), the individuals
--------                          ---------------------
listed on Schedule II (individually, a "Management Stockholder" and, together,
                                        ----------------------
the "Management Stockholders"), Puerto Rico Acquisition Corp., a Delaware
     -----------------------
corporation ("Acquisition Corp.") and TeleCorp PCS, Inc., a Delaware corporation
              -----------------
(the "Company").
      -------

                                 W I T N E S S E T H :
                                 -------------------

          WHEREAS, the Cash Equity Investors and the Management Stockholders are stockholders of the Company;

          WHEREAS, the Management Stockholders are also the sole stockholders of Acquisition Corp.;

          WHEREAS, AT&T Wireless PCS, Inc., a Delaware corporation ("AT&T PCS"),
                                                                     --------
and Acquisition Corp. entered into a letter of intent, dated September, 1998, setting forth the terms upon which Acquisition Corp. would acquire from AT&T PCS a portion of the A Block PCS License for the San Juan MTA, including 20 MHz of the 30 MHz of the PCS licenses owned by AT&T PCS covering such market, together with certain other rights and assets;

          WHEREAS, contemporaneously with the closing hereunder, the Management Stockholders will enter into a stock-for-stock exchange whereby the Management Stockholders will transfer all of the stock of Acquisition Corp. to the Company's direct wholly-owned subsidiary, TeleCorp Communications, Inc. ("Communications"), in exchange for shares of the Company's voting common stock as set forth on Schedule III (b) (the "Stock Exchange"), thus causing Acquisition Corp. to become a direct wholly-owned subsidiary of Communications and facilitating the Company's obtaining the rights under the letter of intent referenced in the preceding paragraph;

          WHEREAS, simultaneously herewith, the Company and AT&T PCS are executing an Asset Purchase Agreement, dated of even date herewith (the

"Acquisition Agreement"), pursuant to which the Company and/or one or more of
 ---------------------
its direct or indirect wholly-owned Subsidiaries shall acquire from AT&T PCS such portion of the A Block PCS License for the San Juan MTA, including 20 MHz of the 30 MHz of the PCS licenses owned by AT&T PCS covering such market, together with certain other rights and assets set forth in the Acquisition Agreement (the "AT&T PCS License");
                ----------------

          WHEREAS, in connection with the consummation of the transactions contemplated by the Acquisition Agreement, (a) each of the Cash Equity Investors wishes to purchase additional securities of the Company in consideration of contributions of cash to the capital of the Company, (b) the Company wishes to accept such contributions and issue additional securities to each of the Cash Equity Investors all on the terms and subject to the conditions herein set forth and (c) the Company and the Cash Equity Investors wish to provide an opportunity for the Cash Equity Investors to purchase their pro rata share of the Series E Notes.

          WHEREAS, the transactions contemplated hereby will be consummated simultaneously with the consummation of the transactions contemplated by the Acquisition Agreement; and

          NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          For purposes of this Agreement:

          "Acquisition Corp." has the meaning set forth in the preamble.
           -----------------

          "Acquisition Agreement" has the meaning set forth in the recitals.
           ---------------------

          "Affiliate" means, with respect to any Person, any other Person that
           ---------
directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" (including the terms "controlling" and "controlled") means
             -------                        -----------       ----------
the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

          "Aggregate Commitment" means, with respect to each Cash Equity
           --------------------
Investor, the amount set forth opposite its name on Schedule III(a) under the heading "Aggregate Commitment."

          "Agreement" means this Puerto Rico   Stock Purchase Agreement, as the
           ---------
same may be amended, modified or supplemented in accordance with the terms hereof.

          "AT&T PCS" has the meaning set forth in the preamble.
           --------

          "AT&T PCS License" has the meaning set forth in the recitals.
           ----------------

          "Base Indenture" has the meaning set forth in Section 6.8.
           --------------

          "Business Day" means any day other than a Saturday, Sunday or a legal
           ------------
holiday in New York, New York or any other day on which commercial banks in New York, New York are authorized by law or governmental decree to close.

          "Capital Stock" means any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase or subscribe for any of the foregoing or any warrants, rights or options to purchase or subscribe for any such warrants, rights or options.

          "Cash Equity Investor" has the meaning set forth in the preamble.
           --------------------

          "Claim" has the meaning set forth in Section 8.5(a).
           -----

          "Class C Common Stock"  means the Class C Common Stock, par value $.01
           --------------------
per share, of the Company.

          "Class D Common Stock" means the Class D Common Stock, par value $.01
           --------------------
per share, of the Company.

          "Closing" has the meaning set forth in Section 3.1.
           -------

          "Closing Date" has the meaning set forth in Section 3.1.
           ------------

          "Common Stock" means, collectively, Voting Preference Stock,  the
           ------------
Tracked Common Stock, the Voting Common Stock and the Non-Voting Common Stock.

          "Communications" has the meaning set forth in the recitals.
           --------------

          "Company" has the meaning set forth in the preamble.
           -------

          "Contributions" means the Aggregate Commitments, the Initial Capital
           -------------
Contributions and the additional cash contributions in respect of Unfunded Commitments, in each case, of the Cash Equity Investors.

          "Confidential Information" means any and all information regarding the
           ------------------------
business, finances, operations, products, services and customers of the Person specified and its Affiliates, in written or oral form or in any other medium.

          "Consents" means all consents and approvals of Governmental
           --------
Authorities or other third parties necessary to authorize, approve or permit the parties hereto to consummate the Transactions and for the Company to operate its business after the Closing Date as currently contemplated.

          "Credit Agreement" means the agreement among the Company, the lenders
           ----------------
and the agents referred to therein, as of July 17, 1998, providing a credit facility having aggregate commitments of $525 million, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "Credit Documents" means the Credit Agreement and all agreements,
           ----------------
instruments and documents executed and delivered pursuant thereto, as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

          "Excluded Stock" shall mean with respect to each Management
           --------------
Stockholder, the number of shares of Preferred Stock and Common Stock set forth opposite his name on Schedule II; provided, however, that if a Management
                                  --------
Stockholder Transfers (as such term is defined in the Stockholders' Agreement) any shares of Preferred Stock and Common Stock (other than to satisfy his indemnification obligations hereunder) the number of Excluded Shares held by such Management Stockholder shall be reduced by the number of shares of Common Stock so Transferred.

          "FCC" means the Federal Communications Commission or similar
           ---
regulatory authority established in replacement thereof.

          "FCC Law" means the Communications Act of 1934, as amended, including
           -------
as amended by the Telecommunications Act of 1996, and the rules, regulations and policies promulgated thereunder.

          "Final Order" has the meaning set forth in Section 7.1(b).
           -----------

          "Financing" has the meaning set forth in the SBIC Regulations.
           ---------

          "Governmental Authority" means a Federal, state or local court,
           ----------------------
legislature, governmental agency (including, without limitation, the United States Department of Justice), commission or regulatory or administrative authority or instrumentality.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended, and the rules and regulations promulgated thereunder.

          "Indemnified Party" has the meaning set forth in Section 8.5(a).
           -----------------

          "Indemnifying Party" has the meaning set forth in Section 8.5(a).
           ------------------

          "Initial Cash Contribution" means, with respect to each Cash Equity
           -------------------------
Investor, the amount set forth opposite its name on Schedule III(a) under the heading "Initial Cash Contribution."

          "Joint Venture Notes" has the meaning set forth in the Acquisition
           -------------------
Agreement.

          "Law" means applicable common law and any statute, ordinance, code or
           ---
other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

          "Lenders" has the meaning set forth in Section 10.5.
           -------

          "License" means a license, permit, certificate of authority, waiver,
           -------
approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower or to use an asset or process, in each case issued or granted by a Governmental Authority.

          "License Transfer" means the assignment of any License requiring the
           ----------------
Consent of the FCC or any equivalent state Governmental Authority.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset.

          "Losses" has the meaning set forth in Section 8.2.
           ------

          "Lucent Notes" has the meaning set forth in Section 6.8.
           ------------

          "Management Agreement" means the Management Agreement between the
           --------------------
Company and TeleCorp Management Corp., dated July 17, 1998, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "Management Stockholders" has the meaning set forth in the preamble.
           -----------------------

          "Material Adverse Effect" means a material adverse effect on the
           -----------------------
business, financial condition, assets, liabilities or results of operations or prospects of the Person specified.

          "New York Courts" has the meaning set forth in Section 10.6.
           ---------------

          "Non-Voting Common Stock" means the Company's Class B Non-Voting
           -----------------------
Common Stock, par value $.01 per share.

          "Opinion of Counsel" or "Opinion of Special FCC Counsel" means, with
           ------------------      ------------------------------
respect to any Person, a legal opinion of such Person's counsel substantially in the form and substance of the legal opinion rendered on behalf of such Person in connection with the consummation on July 17, 1998 of the transactions contemplated by the Securities Purchase Agreement.

          "Person" means an individual, corporation, partnership, limited
           ------
liability company, association, joint stock company, Governmental Authority, business trust, unincorporated organization, or other legal entity.

          "Pledge Agreements" means the Pledge Agreements between the Company
           -----------------
and each Cash Equity Investor, in substantially the form of Exhibit A, to be dated as of the Closing

Date, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "Preferred Stock" means the shares of Series A Preferred Stock, Series
           ---------------
B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Senior Common Stock.

          "Regulatory Problem" means, with respect to any SBIC Holder providing
           ------------------
Financing under this Agreement, any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or any SBIC Holder reasonably believes in good faith that there is a substantial risk of such assertion) that such SBIC Holder and its Affiliates are not entitled to hold, or exercise any significant right with respect to, the Securities.

          "Related Agreements" means the Management Agreement and Stockholders'
           ------------------
Agreement.

          "Related Agreement Amendments" has the meaning set forth in Section
           ----------------------------
6.8.

          "Restated Certificate" means the Second Amended and Restated
           --------------------
Certificate of Incorporation of the Company, dated as of the  Closing Date.

          "SBA" has the meaning set forth in Section 6.5(b).
           ---

          "SBA Compliance Documents" has the meaning set forth in 7.4(g).
           ------------------------

          "SBIC" means a small business investment company licensed under the
           ----
SBIC Act.

          "SBIC Act" means the Small Business Investment Company Act of 1958, as
           --------
amended.

          "SBIC Holder" means each Cash Equity Investor that is an SBIC.
           -----------

          "SBIC Regulations" means the SBIC Act and the regulations issued
           ----------------
thereunder as set forth in 13 CFR 107 and 121, as amended.

          "Section 8.2 Indemnified Party" has the meaning set forth in Section
           -----------------------------
8.2.

          "Section 8.3 Indemnified Party" has the meaning set forth in Section
           -----------------------------
8.3.

          "Section 8.4 Indemnified Party" has the meaning set forth in Section
           -----------------------------
8.4.

          "Securities" means the shares of  Preferred Stock being issued
           ----------
hereunder, together with any shares of Preferred Stock or Common Stock issued upon conversion of or delivered in substitution or exchange for any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Securities Purchase Agreement" means the Securities Purchase
           -----------------------------
Agreement dated as of January 23, 1998, by and among the Company, AT&T PCS, the Cash Equity Investors and the other parties named therein.

          "Senior Common Stock" means the Senior Common Stock, par value $.01
           -------------------
per share, of the Company.

          "Series A Preferred Stock" has the meaning set forth in Section 2.2.
           ------------------------

          "Series B Preferred Stock" means the Series B Preferred Stock, par
           ------------------------
value $.01 per share, of the Company.

          "Series C Preferred Stock" has the meaning set forth in Section 2.2.
           ------------------------

          "Series D Notes" has the meaning set forth in the Acquisition
           --------------
Agreement.

          "Series D Preferred Stock" has the meaning set forth in Section 2.2.
           ------------------------

          "Series E Notes" means Series E Senior Subordinated Notes
           --------------
substantially in the form attached hereto as Exhibit B issued by the Company pursuant to an Indenture substantially in the form attached hereto as Exhibit C, which Notes are pari passu with the Series D Notes and are convertible into shares of Series C Preferred Stock and Voting Common Stock.

          "Series E Preferred Stock" has the meaning set forth in Section
           ------------------------
2.1(c).

          "Series F Preferred Stock" has the meaning set forth in Section 2.2.
           ------------------------

          "Stock Exchange" has the meaning set forth in the recitals.
           --------------

          "Stockholders' Agreement" means the Stockholders' Agreement, by and
           -----------------------
among the Company, AT&T PCS, the Cash Equity Investors, and the other parties named therein, as stockholders, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "Subsidiary" shall mean, with respect to any Person, a corporation or
           ----------
other entity of which 50% or more of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Summary of Principal Terms" has the meaning set forth in Section
           --------------------------
10.15.

          "Tracked Common Stock" means, collectively, the Class C Common Stock
           --------------------
and the Class D Common Stock.

          "Transactions" means the transactions contemplated by this Agreement.
           ------------

          "Unfunded Commitment" has the meaning set forth in Section 2.1
           -------------------

          "Voting Common Stock" means the Class A Voting Common Stock, par value
           -------------------
$.01 per share, of the Company.

          "Voting Preference Stock" means the Voting Preference Stock, par value
           -----------------------
$.01 per share, of the Company.

          When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. Unless the context otherwise requires, the terms defined hereunder shall have the meanings therein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of a gender herein shall be deemed to include the neuter, masculine and feminine genders whenever necessary or appropriate. Whenever the word "herein" or "hereof" is used in this Agreement, it shall be deemed to refer to this Agreement and not to a particular Section of this Agreement unless expressly stated otherwise.

                                  ARTICLE II

                        CONTRIBUTIONS; PURCHASE AND SALE
                        --------------------------------
                OF SECURITIES; CERTAIN RESTRICTIONS ON TRANSFER
                -----------------------------------------------

    2.1.  Cash Equity Investor and Management Stockholder Contributions.  (a)
          -------------------------------------------------------------
Upon the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements herein contained: (i) effective upon the Closing, each Cash Equity Investor hereby irrevocably commits, severally and not jointly, to contribute to the capital of the Company an amount equal to its Aggregate Commitment, and (ii) at the Closing, each Cash Equity Investor shall contribute to the capital of the Company an amount equal to its Initial Cash Contribution and the Company shall accept such capital contribution. Each Cash Equity Investor shall contribute to the capital of the Company an additional amount equal to the excess of its Aggregate Commitment over its Initial Cash Contribution in the amounts and on the dates specified on Schedule III(a) (or such earlier dates as may be established in accordance with the terms of the Stockholders' Agreement).

          The obligation of each Cash Equity Investor to make such additional cash contributions in respect of its Aggregate Commitment in accordance with this Section 2.1 is sometimes referred to herein as the "Unfunded Commitment."
                                                         -------------------
Nothing herein shall be construed to require any Cash Equity Investor to make contributions in an aggregate amount in excess of its Aggregate Commitment or later than the third anniversary of the Closing Date.

          (b) Each Cash Equity Investor acknowledges and agrees that, if the Closing occurs, its obligation to make capital contributions to the Company after the Closing Date in respect of its Unfunded Commitment constitutes an irrevocable and unconditional obligation, and shall not be subject to counterclaim, set-off, deduction or defense, or to abatement, suspension, deferment, diminution or reduction for any reason whatsoever. By way of amplification, and not in limitation of the foregoing, each Cash Equity Investor further acknowledges and agrees to fulfill its obligations in respect of its Unfunded Commitment regardless of any claims it may have against any other Person (whether or not related to the Transactions) and regardless of the existence or non-existence of any facts or circumstances (whether or not such facts and circumstances existed on the date hereof or the Closing Date or were then known by it). Each Cash Equity Investor further agrees to execute and deliver a Pledge Agreement pursuant to which each such Cash Equity Investor agrees to pledge the securities acquired in accordance with Section 2.2, together with the securities acquired pursuant to the Securities Purchase Agreement, as security for its obligations to make capital contributions to the Company in respect of its Unfunded Commitment and as security for its obligations to make capital contributions to the Company in respect of its Unfunded Commitment (as such term is defined in the Securities Purchase Agreement).

          (c) Upon the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements herein contained, at the Closing, each Management Stockholder shall contribute to the capital of the Company the amount set forth opposite his name on Schedule III(b) and the Company shall accept such capital contribution in consideration of the shares of the Company's Series E Preferred Stock, par value $.01 per share (the "Series E
                                                                       --------
Preferred Stock").
---------------

    2.2. Purchase and Sale of Securities at Closing.  Upon the terms and subject
         ------------------------------------------
to the conditions hereof and in reliance upon the representations, warranties and agreements herein contained, at the Closing, in consideration of the Transactions, the Company shall issue, sell and deliver the following securities:

        (a) to the Cash Equity Investors, the number of shares set forth opposite its name on Schedule III of the following: (i) the Company's Series C Preferred Stock, par value $.01 per share, (the "Series C Preferred Stock"), the terms of which are set forth in the Restated Certificate, and (ii) Voting Common Stock; and

        (b) to the Management Stockholders, the number of shares set forth opposite his name on Schedule III(b) of the Company's Series E Preferred Stock, the terms of which are set forth in the Restated Certificate.

    2.3.  Management Stockholder Contribution. Upon the terms and subject to the
          -----------------------------------
conditions hereof and in reliance upon the representations, warranties and agreements herein contained, at the Closing, the Management Stockholders shall contribute to the capital of Communications all their right, title and interest in the issued and outstanding capital stock of Acquisition Corp. in consideration of the Company's Voting Common Stock set forth in Schedule III(b).

    2.4.  Management Benefit Plan. On or prior to the Closing, the Company shall
         -----------------------
amend its 1998 Restricted Stock Plan to include an additional 2,937.62 shares of Voting Common Stock, 1,292.55 shares of which shall be designated as Extraordinary Event Shares (as defined in such Plan), and an additional 1,580.19 shares of Series E Preferred Stock. The Company's Compensation Committee shall grant restricted shares pursuant to such Plan to the Company's employees, other than the Management Stockholders. The Company may utilize any unissued shares under the Plan to fund an employee stock option plan for the general benefit of the Company's employees, other than the Management Stockholders.

    2.5.  Restrictive Legends.  Each certificate representing Securities
          -------------------
(including Securities originally issued hereunder or delivered upon conversion of the Preferred Stock or Common Stock, or delivered in substitution or exchange for any of the foregoing) will bear a legend, in addition to any legends required by the Stockholders' Agreement or otherwise required by Law, reading substantially as follows until such Securities have been sold pursuant to an effective registration statement under the Securities Act, Rule 144 under the Securities Act, or an opinion of counsel reasonably satisfactory in form and substance to the Company and otherwise in full compliance with any other applicable restrictions on transfer, including those contained in this Agreement and the Stockholders' Agreement:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE `ACT'), OR UNDER ANY STATE SECURITIES OR `BLUE SKY' LAWS. SAID SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNLESS AND UNTIL REGISTERED UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR `BLUE SKY' LAWS OR EXEMPTED THEREFROM UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES OR `BLUE SKY' LAWS."

    2.6.  Participation in Note Purchase.  In the event that AT&T PCS elects to
          ------------------------------
eliminate the Joint Venture Notes from the consideration under the Acquisition Agreement and receive additional Series D Notes pursuant to the terms and conditions of Section 2.2 of the Acquisition Agreement, then at any time up to fifteen days prior to the later of the closing of the Acquisition Agreement or May 15, 1999, one or more of the Cash Equity Investors may elect to fund additional cash into the Company by purchasing their pro-rata share of the Series E Notes based on their percentage ownership of the Company immediately prior to such closing (such pro rata rights to be calculated on the basis that AT&T PCS and its Affiliates and the Cash Equity Investors are the sole beneficial owners of the Company's common equity and beneficially own the percentages of the Company's common equity set forth on Schedule IV hereto) (the "Purchase Right"); provided, however, that no Series E Notes will be issued unless Series D Notes are then outstanding; and provided, further, that if any Cash Equity Investor does not elect to purchase its pro rata share of the Series E Notes, then any or all of the other Cash Equity

Investors shall have the right to purchase that percentage of the principal amount of the Series E Notes as to which the Purchase Right shall have not been exercised (an "Additional Purchase Right") equal to a fraction, the numerator of which is the percentage of the Company's common equity beneficially owned by the Cash Equity Investor (as set forth on Schedule IV hereto) so exercising such Additional Purchase Right and the denominator of which is the percentage of the Company's common equity beneficially owned by all Cash Equity Investors so exercising such Additional Purchase Right and AT&T PCS and its Affiliates (in each case as set forth on Schedule IV hereto). The foregoing procedure shall be repeated until all Series E Notes as to which Cash Equity Investors shall have a Purchase Right or an Additional Purchase Right shall have been so exercised by such Cash Equity Investors. Any and all preemptive rights afforded by Section
7.2 of the Stockholders' Agreement to the Cash Equity Investors with regard to the transactions set forth in the Acquisition Agreement are hereby waived by them. In the event that the Cash Equity Investors elect to purchase Series E Notes pursuant to this Section 2.6 after the closing of the Acquisition Agreement, then the Company shall redeem a corresponding amount of Series D Notes from AT&T PCS at par value, plus accrued interest. The Series E Notes issued pursuant to this paragraph 2.6 shall be dated the date of the Series D Notes, shall bear interest from such date, and shall be issued for a price equal to the then principal amount, plus interest accrued from such date.

    2.7.  Use of Proceeds.  The Company shall use the net cash proceeds of its
          ---------------
sale of Securities hereunder solely for consummation of the transactions contemplated by the Acquisition Agreement and to pay fees and expenses incurred in connection with the Transactions. Proceeds from the sale of Series E Notes to Cash Equity Investors pursuant to Section 2.6 prior to the closing under the Acquisition Agreement, if any, shall be paid to AT&T PCS as consideration under the Acquisition Agreement.

                                  ARTICLE III

                                    CLOSING

    3.1. Time and Place of Closing. Upon the terms and subject to the conditions
         -------------------------
hereof, the closing of the Transactions (the "Closing") shall take place at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York, at 10:00 a.m. local time on the twelfth Business Day following the date of receipt of the last Consent required by subsections (a) through (c) of Section 7.1, or at such other place and/or time and/or on such other date as the parties may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Article VII (the "Closing Date"). The Closing shall be deemed to have
                     ------------
occurred as of 12:01 a.m. on the Closing Date.

    3.2.  Closing Actions and Deliveries.  Upon the terms and subject to the
          ------------------------------
satisfaction or waiver by the appropriate parties, if applicable, of the conditions set forth in Article VII, to effect the purchase and sale of the Securities and consummate the other Transactions, the parties shall on the Closing Date take the following actions:

        (a)  Cash Equity Investor Contributions.  Each Cash Equity Investor
             ----------------------------------
shall deliver to the Company by wire transfer of immediately available funds to the account designated by the Company on or prior to the Closing Date an amount equal to its Initial Cash Contribution, as set forth on Schedule
III(a).

        (b)  Delivery of Securities.  The Company shall deliver to (i) each
             ----------------------
Cash Equity Investor, certificates, duly executed by authorized signatories of the Company, representing the shares of Series C Preferred Stock and Voting Common Stock to be issued to each of them in accordance with the terms of
Section 2.2(a) and (ii) each Management Stockholder certificates, duly executed by authorized signatories of the Company, representing the shares of Series E Preferred Stock and Voting Common Stock to be issued to each of them in accordance with the terms of Sections 2.2(b) and 2.3.

        (c)  Delivery of Acquisition Corp.  Each Management Stockholder shall
             ----------------------------
execute and deliver to Communications one or more stock certificates, together with stock powers duly executed in blank, representing all of the equity interests in Acquisition Corp.

        (d)  Deliveries Under Acquisition Agreement.  The closing under the
             --------------------------------------
Acquisition Agreement shall occur prior to, or contemporaneously with, the Closing.

        (e)  Other Deliveries.  The parties shall execute and deliver or
             ----------------
cause to be executed and delivered all other documents, instruments, opinions and certificates contemplated by this Agreement to be delivered at the Closing or necessary and appropriate in order to consummate the Transactions contemplated to be consummated on the Closing Date.

    3.3.  Closing Costs; Taxes and Fees.  The Company shall pay or cause to be
          -----------------------------
paid at the Closing or, if due prior to the Closing or thereafter, promptly when due, all transfer taxes (including sales taxes, gross receipts taxes, stamp taxes, and other taxes) payable solely as a result of a transfer of the Contributions pursuant to this Agreement, but excluding any federal, state, local or other jurisdictional income taxes (or franchise, excise, gross receipts or other taxes that are generally imposed on a party on a periodic basis as a result of a party's status, presence, conduct of business, holding of assets, income, revenues, activities or other items).

                                  ARTICLE IV

    REPRESENTATIONS AND WARRANTIES OF PURCHASERS AND MANAGEMENT STOCKHOLDERS

          Each of the Cash Equity Investors (as to itself), the Management Stockholders (as to himself, and solely with respect to the representations contained in Sections 4.1(b), 4.1(e), 4.1(f) , 4.7 and 4.8), represents and warrants to the Company and each of the other parties as follows:

    4.1.  Organization, Power and Authority.

          (a) Each Cash Equity Investor is a corporation, general partnership or limited partnership, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (b) It has the requisite power and authority to execute, deliver and perform this Agreement, each of the Related Agreements Amendments to which it is a party and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

          (c) It is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect on it or materially adversely affect the Transactions or its ability to perform its obligations under the Related Agreements.

          (d) The execution and delivery of this Agreement by it and the consummation of the Transactions by it, including, without limitation, the execution and delivery of the Related Agreement Amendments to which it is a party, have been duly and validly authorized by its Board of Directors (or equivalent body) and no other proceedings on its part which have not been taken (including, without limitation, approval of its stockholders, partners or members) are necessary to authorize this Agreement or to consummate the Transactions.

          (e) This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity. Each of the Related Agreement Amendments to which it is a party shall be duly executed and delivered by it at (or prior to) the Closing and, upon such execution and delivery, shall constitute its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

          (f) As of the Closing Date, after giving effect to the Transactions, it is not in breach of any obligation under this Agreement or any of the Related Agreements.

    4.2.  Consents; No Conflicts.  Neither the execution, delivery and
          ----------------------
performance by it of this Agreement or the Related Agreement Amendments to which it is a party nor the consummation of the Transactions will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) subject to obtaining the Consents set forth on Schedule 4.2, constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or License or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent, other than those set forth on
Schedule 4.2 or the approval of its board of directors, general partner, stockholders or similar constituent bodies, as the case may be (which approvals have been obtained), except in each case, where such breach, violation, default, Lien, right, or the failure to obtain or give such Consent would not have a Material Adverse Effect on it or materially adversely affect the Transactions or its ability to perform its obligations under the Related Agreements and the Related Agreement Amendments. To its knowledge, there is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the Transactions or performing its obligations under the Related Agreements and the Related Agreement Amendments or disqualify the Company from obtaining the Consents (including without limitation, FCC Consent) required in order to consummate the transfer of the PCS License for the San Juan MTA to the Company pursuant to the Acquisition Agreement.

    4.3.  Litigation.  There is no action, proceeding or investigation
          ----------
pending or, to its knowledge, threatened against it or any of its properties or assets that would be reasonably expected to have an adverse effect on its ability to consummate the Transactions to which it is a party or to fulfill its obligations under this Agreement or any of the Related Agreements to which it is a party, or which seeks to prevent or challenge the Transactions.

    4.4.  FCC Compliance.  It complies with all eligibility rules issued by the
          --------------
FCC to hold broadband PCS Licenses, including without limitation, FCC rules on foreign ownership. Set forth opposite its name on Schedule 4.4 are all "attributable" interests (within the meaning of Section 20.6 of the FCC's Rules) that it holds in CMRS licenses that overlap the territory covered by the AT&T PCS License.

    4.5.  Brokers.  It has not employed any broker, finder or investment
          -------
banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions.

    4.6.  Capital Commitment.  Each Cash Equity Investor has, and will have
          ------------------
on the Closing Date and on any subsequent date on which it is obligated to make a capital contribution, cash available to it in an amount sufficient to make its respective Contributions in accordance with the terms of Section 2.1.

    4.7.  No Distribution.  It is acquiring the Securities to be acquired by it
          ---------------
hereunder for the purpose of investment and not with a view to or for sale in connection with any distribution thereof (other than in compliance with the Stockholders' Agreement and the Securities Act and all applicable state securities laws).

    4.8.  Investor Acknowledgments.  (a)  It is an "accredited investor" as
          ------------------------
defined in Regulation D of the Securities Act. Its representatives have been provided an opportunity to ask questions of, and have received answers thereto from, the Company and its representatives regarding the terms and conditions of its purchase of Securities, and the Company and its proposed business generally, and have obtained all additional information requested by it to verify the accuracy of all information furnished to it in connection with such purchase.

          (b) It has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks of purchasing the Securities it is purchasing hereunder.

          (c) It is not relying on and acknowledges that no representation is being made by any other Cash Equity Investor, the Company or any of its officers, employees, Affiliates, agents or representatives, except for representations and warranties expressly set forth in this Agreement, and, in particular, it is not relying on, and acknowledges that no representation is being made in respect of, (x) any projections, estimates or budgets delivered to or made available to them of future revenues, expenses or expenditures, or future results of operations and (y) any other information or documents delivered or made available to it or its representatives, except for representations and warranties expressly set forth in this Agreement, the Related Agreements and the Related Agreement Amendments and such information and documents obtained by it as a stockholder of the Company and through its representatives who serve as members of the Company's board of directors, as the case may be.

          (d) In deciding to invest in the Company, it has relied exclusively on the representations and warranties expressly set forth in this Agreement, and the investigations made by itself and its representatives and its and such representatives' knowledge of the industry in which the Company proposes to operate. Based solely on such representations and warranties and such investigations and knowledge and such information obtained by him or it by virtue of his or its status as a stockholder of the Company, and through its representatives who serve as members of the Company's board of directors, as the case may be, it has determined that the Securities it is acquiring are a suitable investment for it.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                             AND ACQUISITION CORP.

          The Company represents and warrants severally (except that it is not making the representation and warranty set forth in Section 5.6(c)) as to the Company and its Subsidiaries, and Acquisition Corp. represents and warrants severally (except that it is not making the representations and warranties set forth in Sections 5.4, 5.6(a), (b), 5.7, 5.8, 5.9 and 5.10) to the Cash Equity Investors as follows:

    5.1.  Organization, Power and Authority.  (a)  Each of the Company and
          ---------------------------------
each of its Subsidiaries that is a corporation, and Acquisition Corp. is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. Each of the Company's Subsidiaries that is a limited liability company or a limited partnership is a limited liability company or a limited partnership, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of formation and has the requisite limited liability company or a limited partnership, as the case may be, power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted.

          (b) It has the requisite power, authority and/or legal capacity to execute, deliver and perform this Agreement, each of the Related Agreement Amendments to which it is a party and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

          (c) Each of the Company and each of its Subsidiaries and Acquisition Corp. is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect on it or materially adversely affect the Transactions or its ability to perform its obligations under the Related Agreements.

          (d) The execution and delivery of this Agreement and the consummation of the Transactions by it, including the execution and delivery of the Related Agreement Amendments to which it is a party, have been duly and validly authorized by its Board of Directors and shareholders and, except for the filing of an amendment to the Company's Restated Certificate with the office of the Secretary of State of Delaware, no other proceedings which have not been taken are necessary to authorize this Agreement or to consummate the Transactions.

          (e) This Agreement has been duly executed and delivered by it and constitutes the valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity. Each of the Related Agreement Amendments to which it is a party shall be duly executed and delivered by it at (or prior to) the Closing and, upon such execution and delivery, shall constitute the valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

          (f) As of the Closing, after giving effect to the Transactions, it is not in breach of any obligation under this Agreement, any Related Agreement or any of the Credit Documents.

    5.2.  Consents; No Conflicts.  Neither the execution, delivery and
          ----------------------
performance of this Agreement and the Related Agreement Amendments to which it is a party nor the consummation of the Transactions will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) subject to obtaining the Consents set forth on Schedule 5.2, constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or License, or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent, other than those set forth on Schedule 5.2 or the approval of its Board of Directors or its stockholders (which approval has been obtained), except in each case where such breach, violation, default, Lien, right, or the failure to obtain or give such Consent would not have a Material Adverse Effect on it or materially adversely affect the Transactions, its ability to perform its obligations under the Related Agreements and the Related Agreement Amendments or the operation of its business after the Closing Date. To its knowledge, there is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the Transactions or performing its obligations under this Agreement, the Related Agreements and the Related Agreement Amendments or disqualify it from obtaining the Consents (including FCC Consent) required in order to consummate the transfer of the PCS License for the San Juan MTA to the Company pursuant to the Acquisition Agreement.

    5.3.  Litigation.  There is no action, proceeding or investigation pending
          ----------
or, to its knowledge, threatened against it or any of its properties or assets that would have an adverse effect on its ability to consummate the Transactions to which it is a party or to fulfill its obligations under this Agreement or any of the Related Agreements to which it is a party, or to operate its business after the Closing Date, or which seeks to prevent or challenge the Transactions. There is no judgment, decree, injunction, rule or order outstanding against it which would limit in any material respect its ability to operate its business in the manner currently contemplated.

    5.4.  FCC Compliance. The Company complies, and after giving effect to the
          --------------
Transactions will comply, with all eligibility rules issued by the FCC to hold broadband PCS Licenses, including FCC rules on foreign ownership and the CMRS spectrum cap.

    5.5.  Brokers. It has not employed any broker, finder or investment banker
          -------
or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions, except that the Company engaged Chase Securities Inc., whose fee of $2 million will be paid by the Company at the Closing.

    5.6.  Capitalization.  (a)  As of the date hereof, the authorized capital
          --------------
stock of the Company consists of 700,000 shares of Voting Common Stock, 700,000 shares of Non-Voting Common Stock, ten shares of Voting Preference Stock, 1,000 shares of Class C Common Stock, 3,000 shares of Class D Common Stock, 70,000 shares of Series A Preferred Stock, 140,000 shares of Series B Preferred Stock, 140,000 shares of Series C Preferred Stock, 35,000 shares of Series D Preferred Stock, 20,000 shares of Series E Preferred Stock, 35,000 shares of Series F Preferred Stock and 70,000 shares of Senior Common Stock. As of the Closing Date, after giving effect to the filing of the Restated Certificate and the Transactions there will be issued and outstanding the shares of Preferred Stock and Common Stock set forth on Schedule IV. The record and beneficial owners of such outstanding shares of Common Stock and Preferred Stock, as of the Closing Date, after giving effect to the Transactions, are set forth on Schedule IV.

          (b) Except as set forth on Schedule 5.6, on the Closing Date, after giving effect to the Transactions, there will not be any existing options, warrants, calls, subscriptions, or other rights, or other agreements or commitments, obligating the Company to issue, transfer or sell any shares of capital stock of the Company.

          (c) As of the date hereof, the authorized capital stock of Acquisition Corp. consists of 15,000 shares of Common Stock, of which 1,000 shares are issued and outstanding to, and beneficially owned by, the Management Stockholders. There are no existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments, obligating Acquisition Corp. to issue, transfer or sell any shares of its capital stock.

    5.7.  Shares.  The shares of  Preferred Stock and Common Stock being
          ------
issued to the Cash Equity Investors hereunder, when issued and paid for pursuant to the terms of this Agreement and after giving effect to the filing of the Restated Certificate, will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any Liens caused or created by the Company, except as set forth in the Stockholders' Agreement and the Restated Certificate. The shares of Common Stock or Preferred Stock, as the case may be, issued upon conversion of the Preferred Stock and the Common Stock issued on the Closing Date, or upon conversion thereof after the Closing Date, when issued pursuant to the terms thereof, will be validly issued, fully paid and non-assessable, and will be free of any Liens caused or created by the Company, except as set forth in the Stockholders' Agreement and the Restated Certificate.

    5.8.  Offering of Securities.  (a)  None of the Company or any Person acting
          ----------------------
on its behalf has offered the Securities or any similar equity securities of the Company for sale to, or solicited any offers to buy Securities or any similar equity securities of the Company from, any Person, other than the Cash Equity Investors and a limited number of other "accredited investors" (as defined in Rule 501(a) under the Securities Act).

          (b) None of the Company or any Person acting on its behalf will, directly or indirectly, take any action which might subject the offering, issuance or sale of the Securities to the registration and prospectus delivery requirements of Section 5 of the Securities Act.

          (c) Assuming the accuracy of the representations and warranties of the Cash Equity Investors contained in Section 4.8, each of the offering and sale of Securities under this Agreement to the Cash Equity Investors complies with all applicable requirements of Federal and state securities laws.

    5.9.  Subsidiaries.  The Company owns directly or indirectly all of the
          ------------
outstanding shares of Capital Stock of each of its Subsidiaries, free and clear of any Liens, except Liens granted to the lenders pursuant to the Credit Documents. Set forth on Schedule 5.9 is a complete list of its direct and indirect Subsidiaries indicating the jurisdictions in which each such Subsidiary is organized or qualified to conduct business.

    5.10.  Small Business Matters.  Neither the Company nor any Subsidiary: (i)
           ----------------------
presently engages in, and none of them shall hereafter engage in, any activities, or (ii) shall use directly or indirectly the proceeds from the sale of the Securities for any purpose, which, in either case, a SBIC is prohibited from engaging in or providing funds for by the SBIC Act and the regulations thereunder (including Title 13, Code of Federal Regulations, Section 107.720).

                                  ARTICLE VI

                                   COVENANTS

    6.1.  Consummation of Transactions.  Each party shall use all commercially
          ----------------------------
reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable and consistent with applicable law to carry out all of their respective obligations under this Agreement and the Related Agreements and to consummate the Transactions, which efforts shall include, without limitation, the following:

          (a) The parties shall use all commercially reasonable efforts to cause the Closing to occur and the Transactions to be consummated in accordance with the terms hereof, and, without limiting the generality of the foregoing, to obtain all necessary Consents including the approval of this Agreement and the Transactions by all Governmental Authorities and agencies, including the FCC delivery and performance of this Agreement and the Related Agreements or the consummation of the Transactions, and to make all filings with and to give all notices to third parties which may be necessary or reasonably required in order for the parties to consummate the Transactions.

          (b) Each party shall furnish to the other parties all information concerning such party and its Affiliates reasonably required for inclusion in any application or filing to be made by the Company or any other party in connection with the Transactions or otherwise to determine compliance with applicable FCC Law.

          (c) Upon the request of any other party, each party shall forthwith execute and deliver, or cause to be executed and delivered, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may reasonably be requested by such party in order to effectuate the purposes of this Agreement and the Related Agreements.

    6.2.  Use of Proceeds.  The Company shall use the proceeds of the sale of
          ---------------
Securities only for the purposes described in Section 2.7.

    6.3.  SBIC Regulatory Provisions.  (a)  The Company shall notify each SBIC
          --------------------------
Holder as soon as practicable (and, in any event, not later than 15 days) prior to taking any action after which the number of record holders of the Company's voting stock would be increased from fewer than 50 to 50 or more, and the Company shall notify each SBIC Holder of any other action or occurrence after which the number of record holders of the Company's voting stock was increased (or would increase) from fewer than 50 to 50 or more, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur.

          (b) Within 75 days after the Closing, the Company shall deliver to each SBIC Holder a written statement certified by the Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the sale of Securities hereunder by the Company and its Subsidiaries. In addition to any other rights granted hereunder, the Company shall grant each SBIC Holder and the United States Small Business Administration (the "SBA") access to the Company's records for the purpose of verifying the use of such proceeds to the extent required pursuant to SBIC Regulations.

          (c) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year), the Company shall deliver to each SBIC Holder a written assessment of the economic impact of each SBIC Holder's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the revenues and profits of the business and on taxes paid by the business and its employees.

    6.4.  Regulatory Compliance Cooperation.  In the event that any SBIC Holder
          ---------------------------------
reasonably determines that it has a Regulatory Problem, to the extent reasonably necessary, such SBIC Holder shall have the right to transfer its Securities (and any shares of Common Stock issued upon conversion thereof) to another Person without regard to any restrictions on transfer set forth in this Agreement or in Section 4.1(c) of the Stockholders' Agreement and without complying with the provisions of Section 4.3 of the Stockholders' Agreement, but subject to the other provisions of the Stockholders' Agreement and federal and state securities law restrictions, and the Company shall take all such actions as are reasonably requested by such SBIC Holder in order to (i) effectuate and facilitate such transfer by such SBIC Holder of any Securities of the Company then held by such SBIC Holder to such Person, (ii) permit such SBIC Holder (or any of its Affiliates) to exchange all or any portion of voting Securities then held by it on a share-for-share basis for shares of a class of non-voting Securities of the Company, which non-voting Securities shall be identical in all respects to such voting Securities, except that such non-voting Securities (or Common Stock, as applicable) shall be non-voting and shall be convertible into voting Securities (or Common Stock, as applicable) on such terms as are requested by such SBIC Holder in light of regulatory considerations then prevailing, (iii) continue and preserve the respective allocation of the voting interests with respect to the Company arising out of the SBIC Holder's ownership of voting Securities and/or provided for in the Stockholders' Agreement before the transfers and amendments referred to in this Section (including entering into such additional agreements as are reasonably requested by such SBIC Holder to permit any Person(s) designated by such SBIC Holder) to exercise any voting power which is relinquished by such SBIC Holder and (iv) amend this Agreement, the Restated Certificate, and any other related documents, agreements or instruments to effectuate and reflect the foregoing. The parties to this Agreement agree to vote their Securities in favor of such amendments and actions.

    6.5.  Related Agreement Amendments; Amendments to Restated Certificate.
          ----------------------------------------------------------------
Certain of the parties hereto (and/or certain of their respective Affiliates) are (or, with respect to the Resale Agreement, will be) parties to the Related Agreements. It is the intention of the parties hereto that, upon consummation of each of the Transactions, each Related Agreement shall be amended and/or restated as necessary (the "Related Agreement Amendments") to give effect to,
                            ----------------------------
among other things, (a) the AT&T PCS License acquired by the Company upon the closing of the Acquisition Agreement; (b) the Securities issued to the Cash Equity Investors at the Closing, and (c) the execution of the agreements contemplated by the Acquisition Agreement it being agreed that except as otherwise set forth in the Related Agreement Amendments, the agreements contemplated by the Acquisition Agreement, the rights and obligations of the parties under the Related Agreements pertaining to the Licenses and securities thereunder shall pertain also to the Licenses and Securities hereunder. The Related Agreement Amendments shall include, without limitation, amendments to the term "Territory" as used in the Stockholders' Agreement, the San Juan MTA and the Minimum Build-out Plan attached as Schedule V to the Stockholders' Agreement shall be amended as more fully described in the Acquisition Agreement to include the minimum build-out requirements for the San Juan MTA, it being further understood that the parties shall make such other conforming changes to the terms of such agreements as shall be necessary to reflect the acquisition by the Company of the Purchased Assets (as defined in the Acquisition Agreement) and to otherwise extend the benefits of such agreements to the Purchased Assets. It is also the intention of the parties hereto that the Restated Certificate shall be amended as necessary (e.g., to increase the number of authorized shares of Capital Stock) to give effect to, among other things, the Securities issued at the Closing. The parties agree to use their respective best efforts to effectuate any and all such amendments at any such Closing.

    6.6.  Offering of Securities. None of the Company or any Person acting
          ----------------------
on its behalf will, directly or indirectly, take any action which might subject the offering, license or sale of the Securities to the registration and prospectus delivery requirements of Section 5 of the Securities Act.

    6.7.  Waiver of Preemptive Rights.  With respect to the Transactions and the
          ---------------------------
issuance of the shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock hereunder, each of the Cash Equity Investors hereby waives (a) the notice requirements set forth in Section 7.2(b) of the Stockholders' Agreement and (b) its preemptive rights that are afforded such party in Section 7.2 of the Stockholders' Agreement.

    6.8.  Base Indenture.  The base indenture (the "Base Indenture") pursuant to
          --------------
which the Company shall issue any Series D Notes, any Series E Notes and any series of notes in favor of Lucent Technologies, Inc. (the "Lucent Notes") shall be substantially in the form of Exhibit D hereto.

    6.9.  Supplemental Indentures.  The supplemental indentures to the Base
          -----------------------
Indenture pursuant to which the Company shall issue any Series D Notes and any Lucent Notes shall be substantially in the form of Exhibit E and Exhibit F, respectively.

                                  ARTICLE VII

                               CLOSING CONDITIONS

    7.1.  Conditions to Obligations of All Parties.  The obligation of each of
          ----------------------------------------
the parties to consummate the Transactions contemplated to occur at the Closing shall be conditioned on the following, unless waived by each of the parties at or prior to Closing:

          (a) Any applicable waiting period under the HSR Act shall have expired or been terminated.

          (b)  The Consent of the FCC to the transfer of the PCS License for the San Juan MTA to the Company pursuant to the Acquisition Agreement shall have been obtained pursuant to a Final Order, free of any conditions materially adverse to the Company or any of the Cash Equity Investors other than those applicable to the PCS or wireless communications services generally. For the purposes of this paragraph, "Final Order" means an action or decision
                             -----------
that has been granted by the FCC as to which (i) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed,
(ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and (iv) no appeal is pending including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

          (c) All Consents by any Governmental Authority (other than the Consents referred to in paragraphs (a) and (b) above) required to permit the consummation of the Transactions, the failure to obtain or make which would be reasonably expected to have a Material Adverse Effect on the Company or any of the Cash Equity Investors or to materially adversely affect the Transactions or its ability to perform its obligations under the Related Agreements shall have been obtained or made.

          (d) No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, shall be in effect that would (i) impose material limitations on the ability of any party to consummate the Transactions or prohibit such consummation, or (ii) impair in any material respect the operation of the Company.

          (e) The closing under the Acquisition Agreement shall occur prior to, or contemporaneously with, the Closing.

          (f) The Stock Exchange shall occur contemporaneously with the Closing.

          (g) The Restated Certificate shall have been filed with the Delaware Secretary of State.

          (h) Each Cash Equity Investor shall have executed and delivered to the Company a Pledge Agreement.

          (i) Each Stockholder (as such term is defined in the Stockholders' Agreement) who is not a Cash Equity Investor hereunder shall have delivered a waiver of the pre-emptive rights afforded to such Stockholder pursuant to
Section 7.2(b) of the Stockholders' Agreement, in form and substance substantially similar to Section 6.10.

    7.2.  Conditions to Obligations of the Company.  The obligation of the
          ----------------------------------------
Company to consummate the Transactions contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions by each of the other parties, unless waived by the Company at or prior to the Closing:

          (a) The representations and warranties of each of the Cash Equity Investors contained herein shall be true and correct in all material respects (except for representations and warranties that are qualified as to materiality, which shall be true and correct), in each case when made and at and as of the Closing (except for representations and warranties made as of a specified date, which shall be true and correct as of such date) with the same force and effect as though made at and as of such time, except for inaccuracies in respect of the representations and warranties set forth in Section 4.3, (disregarding any qualifications as to materiality contained therein) that in the aggregate would not be reasonably expected to have a Material Adverse Effect on the Company or to materially adversely affect the Transactions.

          (b) Each Cash Equity Investor shall have performed in all material respects all agreements contained herein or required to be performed by it at or before the Closing.

          (c) An officer of each of the Cash Equity Investors shall have delivered to the Company a certificate, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in paragraphs (a) and (b) above as to the party delivering such certificate.

          (d) The Company shall have been furnished with an Opinion of Counsel to each Cash Equity Investor each dated the Closing Date.

          (e) The Company shall have received any consent of the lenders that may be required pursuant to the terms of the Credit Agreement.

          (f) Each of the Related Agreement Amendments shall have been executed and delivered by the parties thereto (other than the Company) and shall be in full force and effect.

          (g) All corporate and other proceedings of each of the Cash Equity Investors in connection with the Transactions, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to the Company, and each of the Cash Equity Investors shall have delivered to the Company such receipts, documents, instruments and certificates, in form and substance reasonably satisfactory to the Company which the Company shall have reasonably requested in order to consummate the Transactions.

    7.3.  Conditions to the Obligations of the Cash Equity Investors.  The
          ----------------------------------------------------------
obligation of each Cash Equity Investor to consummate the Transactions contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions, unless waived by each such Cash Equity Investor at or prior to the
Closing:

          (a) The representations and warranties of each of the Company, Acquisition Corp. each other Cash Equity Investor and each Management Stockholder contained herein shall be true and correct in all material respects (except for representations and warranties that are qualified as to materiality, which shall be true and correct), in each case when made and at and as of the Closing (except for representations and warranties made as of a specified date, which shall be true and correct as of such date) with the same force and effect as though made at and as of such time, except for inaccuracies in respect of the representations and warranties set forth in Section 4.3 and the first sentence of Section 5.3, (disregarding any qualifications as to materiality contained therein) that in the aggregate would not be reasonably expected to have a Material Adverse Effect on the Company or to materially adversely affect the Transactions.

          (b) Each of the Company, Acquisition Corp., each other Cash Equity Investor and each Management Stockholder shall have performed in all material respects all agreements contained herein or required to be performed by it at or before the Closing.

          (c) Each Management Stockholder, an officer of each of the Company, Acquisition Corp., and each other Cash Equity Investor shall have delivered to such Cash Equity Investor a certificate, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in paragraphs (a) and (b) above as to the party delivering such certificate.

          (d) Such Cash Equity Investor shall have been furnished with an Opinion of Counsel, to each of each other Cash Equity Investor and the Company each dated the Closing Date.

          (e) Each of the Related Agreement Amendments shall have been executed and delivered by the parties thereto (other than the Cash Equity Investors) and shall be in full force and effect.

          (f) The Base Indenture pursuant to which the Company shall issue any Series D Notes, any Series E Notes and any Lucent Notes shall be substantially in the form of Exhibit D.

          (g) The supplement indentures to the Base Indenture pursuant to which the Company shall issue any Series D Notes, and any Lucent Notes shall be substantially in the form of Exhibit E and F, respectively.

          (h) All corporate and other proceedings of each other Cash Equity Investor, the Company and Acquisition Corp. in connection with the Transactions, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to such Cash Equity Investor, and each other Cash Equity Investor, the Company and Acquisition Corp. shall have delivered to such Cash Equity Investor all such receipts, documents, instruments and certificates, in form and substance reasonably satisfactory to such Cash Equity Investor, which such Cash Equity Investor shall have reasonably requested in order to consummate the Transactions.

          (i) On the Closing Date, counsel to each Cash Equity Investor shall have received the legal fees and expenses required to be paid or reimbursed by the Company as provided in Section 10.4 for statements rendered on or prior to the Closing Date.

          (j) For each SBIC Holder, the Company shall have prepared the Size Status Declaration on Form 480, the Assurance of Compliance for Nondiscrimination on Form 652 and the Portfolio Financing Report on Form 1031 (Parts A and B) (collectively, the "SBA Compliance Documents"), the Company
                                    ------------------------
shall have duly executed and delivered the Forms 480 and 652 to each SBIC Holder, and all of the information set forth in the SBA Compliance Documents shall be true and correct in all respects. The Company shall have delivered a list, after giving effect to the transactions contemplated by this Agreement, of: (a) the name of each of the Company's directors, (b) the name and title of each of the Company's officers and (c) the name of each of the Company's stockholders and the number and class of shares held by each stockholder.

                                 ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION

    8.1.  Survival.  Except for the representations and warranties contained in
          --------
Sections 4.1(a), (b), (d) and (e), and 5.1(a), (b), (d) and (e) (which shall survive the Closing, without regard to any investigation made by any of the parties hereto, until the expiration of the applicable statute of limitations relating thereto), the representations and warranties made in this Agreement shall survive the Closing without regard to any investigation made by any of the parties hereto until the second anniversary thereof and shall thereupon expire together with any right to indemnification in respect thereof (except to the extent a written notice asserting a claim for breach of any such representation or warranty and describing such claim in reasonable detail shall have been given prior to the expiration of the applicable survival period to the party which made such representation or warranty). The covenants and agreements contained herein to be performed or complied with prior to the Closing shall expire at the Closing. The covenants and agreements contained in this Agreement to be performed or complied with after the Closing shall survive the Closing; provided that the right to indemnification pursuant to this Article VIII in respect of a breach of a representation or warranty shall expire upon the application of the applicable survival period of the Closing (except to the extent written notice asserting a claim thereunder and describing such claim in reasonable detail shall have been given prior to such expiration to the party from whom such indemnification is sought). After the Closing, the sole and exclusive remedy of the parties for any breach or inaccuracy of any representation or warranty contained in this Agreement, or any other claim (whether or not alleging a breach of this Agreement) that arises out of the facts and circumstances constituting such breach or inaccuracy, shall be the indemnity provided in this
Article VIII.

    8.2.  Indemnification by the Cash Equity Investors.  Each Cash Equity
          --------------------------------------------
Investor shall indemnify and hold harmless each other Cash Equity Investor, each Management Stockholder and the Company and their respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.2 Indemnified Party"),
                                         -----------------------------
against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) (collectively, "Losses") incurred by him or it in connection with the
                ------
investigation, defense, or disposition of any action, suit or other proceeding in which any Section 8.2 Indemnified Party may be involved or with which he or it may be threatened (whether arising out of or relating to matters asserted by third parties against a Section 8.2 Indemnified Party or incurred or sustained by such party in the absence of a third-party claim), that arises out of or results from (a) any representation or warranty of such indemnifying party contained in this Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by such indemnifying party or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 8.2 Indemnified Party or its Affiliates.

    8.3.  Indemnification by the Management Stockholders.  Each Management
          ----------------------------------------------
Stockholder, severally and not jointly, shall indemnify and hold harmless each Cash Equity Investor and the Company and their respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.3 Indemnified Party"),
                                         -----------------------------
against all Losses incurred by him or it in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any
Section 8.3 Indemnified Party may be involved or with which he or it may be threatened (whether arising out of or relating to matters asserted by third parties against a Section 8.3 Indemnified Party or incurred or sustained by such party in the absence of a third-party claim), that arises out of or results from
(a) any representation or warranty of such Management Stockholder contained in this Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by such Management Stockholder in the performance of his obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 8.3 Indemnified Party or its Affiliates; provided that the aggregate liability of each Management Stockholder to indemnify Section 8.3 Indemnified Parties against Losses arising out of or resulting from (x) the untruth in any material respect of any representation or warranty as to the Company made by such Management Stockholder in this Agreement, (y) any material default by such Management Stockholder in the performance of his obligations under this Agreement, shall (except, in the case of clause (y), to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Management Stockholder) be limited to the shares of Common Stock and Preferred Stock of the Company (other than any Excluded Stock) then held by such Management Stockholder, and Section 8.3 Indemnified Parties seeking indemnification against any Management Stockholder for such Losses hereunder shall not have recourse to any other assets of such Management Stockholder.

    8.4.  Indemnification by the Company.  The Company shall indemnify and hold
          ------------------------------
harmless each of the Cash Equity Investors and their respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.4 Indemnified Party"),
                                               -----------------------------
against all Losses incurred by him or it in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any
Section 8.4 Indemnified Party may be involved or with which he or it may be threatened (whether arising out of or relating to matters asserted by third parties against a Section 8.4 Indemnified Party or incurred or sustained by such party in the absence of a third-party claim), that arises out of or results from
(a) any representation or warranty of the Company contained in this Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by the Company or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 8.4 Indemnified Party or its Affiliates.

    8.5.  Procedures.
          (a) The terms of this Section 8.5 shall apply to any claim (a "Claim") for indemnification under the terms of Sections 8.2, 8.3 or 8.4. The
 -----
Section 8.2 Indemnified Party, Section 8.3 Indemnified Party or Section 8.4 Indemnified Party (each, an "Indemnified Party"), as the case may be, shall
                             -----------------
give prompt written notice of such Claim to the indemnifying party (the "Indemnifying Party") under the applicable Section, which party may assume
 -------------------
the defense thereof, provided that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure. The Indemnified Party shall have the right to approve any counsel selected by the Indemnifying Party and to approve the terms of any proposed settlement, such approval not to be unreasonably delayed or withheld (unless, in the case of approval of a proposed settlement, such settlement provides only, as to the Indemnified Party, the payment of money damages actually paid by the Indemnifying Party and a complete release of the Indemnified Party in respect of the claim in question). Notwithstanding any of the foregoing to the contrary, the provisions of this Article VIII shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Article VIII to the fullest extent permitted by law.

          (b) In the event that the Indemnifying Party undertakes the defense of any Claim, the Indemnifying Party will keep the Indemnified Party advised as to all material developments in connection with such Claim, including, but not limited to, promptly furnishing the Indemnified Party with copies of all material documents filed or served in connection therewith.

          (c) In the event that the Indemnifying Party fails to assume the defense of Claim within ten business days after receiving written notice thereof, the Indemnified Party shall have the right, subject to the Indemnifying Party's right to assume the defense pursuant to the provisions of this Article VIII, to undertake the defense, compromise or settlement of such Claim for the account of the Indemnifying Party. Unless and until the Indemnified Party assumes the defense of any Claim, the Indemnifying Party shall advance to the Indemnified Party any of its reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. Each Indemnified Party shall agree in writing prior to any such advancement that, in the event he or it receives any such advance, such Indemnified Party shall reimburse the Indemnifying Party for such fees, costs and expenses to the extent that it shall be determined that he or it was not entitled to indemnification under this Article VIII.

          (d) In no event shall an Indemnifying Party be required to pay in connection with any Claim for more than one firm of counsel (and local counsel) for each of the following groups of Indemnified Parties: (i) the Cash Equity Investors, their respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them; and
(ii) the Company and the Management Stockholders, its respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them.

          8.6. Registration Rights.  Notwithstanding anything to the contrary
               -------------------
in this Article VIII, the indemnification and contribution provisions set forth in Sections 5(e) and 5(f) of the Stockholders' Agreement shall govern any claim made with respect to the registration statements filed pursuant to Section 5 of the Stockholders' Agreement or sales made thereunder.

          8.7. Limit on Indemnity.  So long as the Company does not conduct any
               ------------------
business or engage in any activities other than those described in the first sentence of the definition of "Business" (as such term is defined in the Stockholders' Agreement), each party waives its right to indemnification under this Article VIII or any other right to assert any claim arising from any inaccuracy in the Company's representations and warranties set forth in the first and last sentence of Section 5.9 or the violation by the Company of the covenant set forth in Section 6.5(d) to the extent such Section relates to ineligible or prohibited activities of SBICs.

                                  ARTICLE IX

                                  TERMINATION

    9.1.  Termination.  In addition to any other rights of termination set forth
          -----------
herein, this Agreement may be terminated, and the Transactions abandoned, without further obligation of any party (except as set forth herein), at any time prior to the Closing Date:

          (a)  by mutual written consent of the parties;

          (b) by any party (other than a Management Stockholder) by written notice to the other parties, if the Closing shall not have occurred on or before the date that is six months after the date hereof, provided that the party electing to exercise such right is not otherwise in breach of its obligations under this Agreement; or

          (c) by any party by written notice to the other parties, if the consummation of the Transactions shall be prohibited by a final, non-appealable order, decree or injunction of a court of competent jurisdiction.

    9.2.  Effect of Termination.  (a) In the event of a termination of this
          ---------------------
Agreement, no party hereto shall have any liability or further obligation to any other party to this Agreement, except as set forth in paragraph (b) below, and except that nothing herein will relieve any party from liability for any breach by such party of this Agreement.

          (a) In the event of a termination of this Agreement pursuant to
Section 9.1, all provisions of this Agreement shall terminate, except Articles VIII and X.

          (b) Whether or not the Closing occurs, except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

    10.1. Amendment and Modification.  This Agreement may be amended, modified
          --------------------------
or supplemented only by written agreement of each of the parties.

    10.2. Waiver of Compliance; Consents.  Any failure of any of the parties to
          ------------------------------
comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirement for a waiver of compliance as set forth in this Section 10.2.

    10.3. Notices.  All notices or other communications hereunder shall be in
          -------
writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person against receipt, by facsimile transmission with confirmation of receipt, or by registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof):

    If to a Cash Equity Investor, to its address set forth on Schedule I.

    With a copy to:

    Mayer, Brown & Platt
    1675 Broadway
    New York, New York  10019
    Attention: Mark S. Wojciechowski
    Facsimile: (212) 262-1910

    If to a Management Stockholder, to him in care of the Company.

    With a copy to:
    TeleCorp PCS, Inc.
    1010 N. Glebe Road, Suite 800
    Arlington, Virginia 22201
    Attn:  General Counsel

    Facsimile:  (703) 236-1102


    If to the Company or Acquisition Corp., to it:

    1010 N. Glebe Road, Suite 800
    Arlington, Virginia  22201
    Attn:  General Counsel
    Facsimile: (703) 236-1102

    With a copy to each other party sent to the addresses set forth in this
Section 10.3.

    10.4. Expenses.  The Company agrees, in the event the Transactions are
          --------
consummated, to pay, and save the Cash Equity Investors harmless against, the reasonable fees and disbursements of one corporate counsel and one FCC counsel of the Cash Equity Investors in the aggregate in connection with the preparation, negotiation, execution and delivery of this Agreement, the Related Agreement Amendments, the instruments and documents executed pursuant hereto or thereto or in connection herewith or therewith, and the consummation of the Transactions.

    10.5. Parties in Interest; Assignment.  This Agreement is binding upon and
          -------------------------------
is solely for the benefit of the parties hereto and their respective permitted successors, legal representatives and permitted assigns. Neither the Company nor any Cash Equity Investor may assign its rights and obligations hereunder without the prior written consent of each of the other parties; provided, that: (a) the Company shall have the right to assign its rights under this Agreement to the lenders (the "Lenders") named in the Credit Agreement, as security pursuant to
              -------
the terms of the Credit Documents, it being understood that as a result of any such assignment to the Lenders, after an event of default under the Credit Agreement and the expiration of any applicable grace and cure periods thereunder, the Lenders shall have the right, on behalf of the Company, to enforce the obligation of each Cash Equity Investor to make capital contributions to the Company in the amounts and on the dates specified on
Schedule III(a) (or such earlier dates as may be established in accordance with the terms of the Stockholders' Agreement) and that, in connection with any such assignment to the Lenders, the Lenders shall not assume any obligations of the Company hereunder; and (b) any Cash Equity Investor may assign its rights and obligations hereunder with the prior written consent of AT&T PCS, such consent not to be unreasonably withheld, and any Cash Equity Investor may assign its rights and obligations hereunder to any Affiliate, provided, that such assignee shall have assumed in writing all the obligations of such Cash Equity Investor hereunder and no such assignment shall relieve such Cash Equity Investor of its obligations hereunder

    10.6. Applicable Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. The parties hereto hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York, New York (the "New York Courts")
                                                             ---------------
for any litigation arising out of or relating to this Agreement and the Transactions, waive any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

    10.7. Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    10.8. Interpretation.  The article and section headings contained in this
          --------------
Agreement are for convenience of reference only, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

    10.9. Entire Agreement. This Agreement, including the exhibits and schedules
          ----------------
hereto and thereto and the certificates and instruments delivered pursuant to the terms of this Agreement, embody the entire agreement and understanding of the parties hereto in respect of the Transactions. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such Transactions.

    10.10. Publicity.  So long as this Agreement is in effect, the parties agree
           ---------
to consult with each other in issuing any press release or otherwise making any public statement with respect to the Transactions, and no party shall issue any press release or make any such public statement prior to such consultation, except as may be required by Law. No press release or other public statement by the parties hereto shall disclose any of the financial terms of the Transactions without the prior consent of the other parties, except as may be required by Law. A breach of the provisions of this Section 10.10 by a party shall not give rise to any right to terminate this Agreement.

    10.11. Specific Performance.  The parties hereto agree that irreparable
           --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York Courts.

    10.12. Remedies Cumulative.  All rights, powers and remedies provided under
           -------------------
this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

    10.13. Severability.  Any provision of this Agreement that is prohibited or
           ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any court determines that any covenant or any part of any covenant is invalid or unenforceable, such covenant shall be enforced to the extent permitted by such court, and all other covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

    10.14. Beneficiaries of Agreement.  The representations, warranties,
           --------------------------
covenants and agreements expressed in this Agreement are for the sole benefit of the other parties hereto and the Section 8.2 Indemnified Parties, Section 8.3 Indemnified Parties and Section 8.4 Indemnified Parties and are not intended to benefit, and may not be relied upon or enforced by, any other party as a third party beneficiary or otherwise.

    10.15. F Block Joint Ventures.  In the event that AT&T PCS elects to receive
           ----------------------
Joint Venture Notes as consideration pursuant to the Acquisition Agreement, then the Cash Equity Investors hereby agree (i) to the terms and conditions of the Summary of Principal Terms attached hereto as Exhibit D regarding a joint venture involving certain companies holding F-Block licenses, and (ii) to consummate such transaction as contemplated therein. The parties hereby further agree that references in the Summary of Principal Terms to "TeleCorp Notes" also means Series E Notes.

    10.16. Stock Valuation.  The parties hereby agree that the per share value
           ---------------
attributable as of the date hereof to the Voting Common Stock, the Series C Preferred Stock and the Series E Preferred Stock is $1.00, $999.00 and $.01, respectively.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 TELECORP PCS, INC.


                                 By:/s/ Thomas H. Sullivan
                                    -------------------------------
                                    Name:  Thomas H. Sullivan
                                    Title: Executive Vice President

                                 PUERTO RICO ACQUISITION CORP.


                                 By:/s/ Thomas H. Sullivan
                                    -------------------------------
                                    Name:  Thomas H. Sullivan
                                    Title: President

                                 Cash Equity Investors:

                                 CB CAPITAL INVESTORS, L.P.

                                 By: CB Capital Investors, Inc.
                                    its general partner

                                 By:/s/ Michael R. Hannon
                                    -------------------------------
                                    Name:  Michael R. Hannon
                                    Title: General Partner

                                 NORTHWOOD VENTURES LLC


                                 By:/s/ Peter G. Schiff
                                    -------------------------------
                                    Name:  Peter G. Schiff
                                    Title: President

                                 NORTHWOOD CAPITAL PARTNERS LLC


                                 By:  /s/ Peter G. Schiff
                                      ------------------------------
                                 Name:  Peter G. Schiff
                                 Title:  President



                                 MEDIA/COMMUNICATIONS INVESTORS LIMITED
                                 PARTNERSHIP

                                 By: M/C Investors General Partner - J. Inc.,
                                     a general partner


                                 By: /s/ James F. Wade
                                     ---------------------------------
                                    Name:  James F. Wade
                                    Title:


                                 MEDIA/COMMUNICATIONS PARTNERS III LIMITED
                                 PARTNERSHIP

                                 By: M/CP III L.L.C.
                                     its general partner


                                 By: /s/ James F. Wade
                                     ---------------------------------
                                    Name:  James F. Wade
                                    Title:    Manager


                                 EQUITY-LINKED INVESTORS-II

                                 By: ROHIT M. DESAI ASSOCIATES-II,
                                     Its general partner

                                 By: /s/ Frank J. Pados
                                     ----------------------------------
                                    Name: Frank J. Pados, Jr.
                                    Title: Attorney-in-Fact

                                 PRIVATE EQUITY INVESTORS III, L.P.

                                 By: ROHIT M. DESAI ASSOCIATES III, LLC,
                                     Its general partner

                                 By: /s/ Frank J. Pados
                                     ----------------------------------
                                    Name: Frank J. Pados, Jr.
                                    Title: Attorney-in-Fact


                                 HOAK COMMUNICATIONS PARTNERS, L.P.

                                 By: HCP Investments, L.P.,
                                     Its general partner

                                 By: Hoak Partners, LLC,
                                     Its general partner

                                 By: /s/ James M. Hoak
                                     ----------------------------------
                                    James M. Hoak
                                    Manager


                                 HCP CAPITAL FUND, L.P.

                                 By: James M. Hoak & Co.,
                                     Its general partner


                                 By: /s/ James M. Hoak
                                     -----------------------------------
                                    James M. Hoak
                                    Chairman

                                 WHITNEY EQUITY PARTNERS, L.P.

                                 By: J.H. Whitney & Co.,
                                     Its general partner

                                 By: /s/ William Laverack Jr.
                                     ------------------------------------
                                    Name: William Laverack Jr.
                                    Title:


                                 J.H. WHITNEY III, L.P.

                                 By: J.H. Whitney & Co.,
                                     Its general partner

                                 By: /s/ William Laverack Jr.
                                     -----------------------------------
                                    Name: William Laverack Jr.
                                    Title:


                                 WHITNEY STRATEGIC PARTNERS III, L.P.

                                 By: J.H. Whitney & Co.,
                                     Its general partner

                                 By: /s/ William Laverack Jr.
                                     ------------------------------------
                                    Name: William Laverack Jr.
                                    Title:


                                 TORONTO DOMINION INVESTMENTS INC.

                                 By: /s/ Martha L. Gariepy
                                     ------------------------------------
                                 Name: Martha L. Gariepy
                                 Title: Vice President

                                 ONELIBERTY FUND IV, L.P.

                                 By: /s/ Joseph T. McCullen, Jr.
                                     -----------------------------------
                                 Name:  Joseph T. McCullen, Jr.
                                 Title:  General Partner


                                 Management Stockholders:


                                 /s/ Thomas Sullivan
                                 ---------------------------------------
                                    Thomas Sullivan


                                 /s/ Gerald Vento
                                 ---------------------------------------
                                    Gerald Vento

                                                                      SCHEDULE I

                             Cash Equity Investors
                             ---------------------

Notice Addresses
----------------

CB Capital Investors, L.P.
380 Madison Avenue, 12th Floor
New York, NY  10017
Attn:  Michael Hannon
Fax:  (212) 622-3101

Equity-Linked Investors-II
Private Equity Investors III, L.P.
540 Madison Avenue, 36th Floor
New York, NY  10022
Attn:  Rohit M. Desai
Fax:  (212) 752-7807

Hoak Communications Partners, L.P.
HCP Capital Fund, L.P.
One Galleria Tower
13355 Noel Road, Suite 1050
Dallas, Texas  75240
Attn:  James Hoak
Fax:  (972) 960-4899

Whitney Equity Partners, L.P.
J.H. Whitney III, L.P.
Whitney Strategic Partners III, L.P.
177 Broad Street, 15th Floor
Stamford, Connecticut  06901
Attn:  William Laverack, Jr.
Fax:  (203) 973-1422

Media/Communications Investors Limited Partnership
Media/Communications Partners III Limited Partnership
75 State Street, Suite 2500
Boston, MA  02109
Attn:  James F. Wade
Fax:  (617) 345-7201

One Liberty Fund IV, L.P.
One Liberty Square
Boston, MA  02109
Attn:  Joseph T. McCullen
Fax:  (617) 423-1765

Northwood Ventures LLC
Northwood Capital Partners LLC
485 Underhill Boulevard, Suite 205
Syosset, New York  11791-3419
Attn:  Peter Schiff
Fax:  (516) 364-0879

Toronto Dominion Investments Inc.
31 West 52nd Street
New York, NY 10019-6101
Attn: Steve Reinstadtler
Fax:  (212) 974-8429

(with a copy to)

Toronto Dominion Investments, Inc.
909 Fannin
Suite 1700
Houston, TX 77010
Attn:  Martha Gariepy
Fax:  (713) 652-2647

                                                                     SCHEDULE II

                            Management Stockholders
                            -----------------------

                                Excluded Stock
                                --------------

                                                     Management Stockholders
                                                     -----------------------
Excluded Stock                         Gerald T. Vento              Thomas H. Sullivan
Common Stock
     Class A Common Stock             11,206.93                     6,795.88
     Class C Common Stock                341.24                       211.56
     Class D Common Stock                  9.26                         2.06
     Voting Preference Stock               5                            5
                                      ---------                     --------
Common Stock Total:                   11,562.43                     7,014.50

Preferred Stock
     Series C Preferred Stock               450                          100
     Series E Preferred Stock           8729.40                      5426.38
                                      ---------                     --------
Preferred Stock Total:                 9,179.40                     5,526.38

                                                                    SCHEDULE III

                    Equity Issued to Cash Equity Investors
                    --------------------------------------

See Attached Chart: TeleCorp PCS, Inc. Puerto Rico Transaction Cash Equity Commitment and Share Allocation.

                               TeleCorp PCS Inc.
                            Puerto Rico Transaction
                  Cash Equity Commitment and Share Allocation

                                          Baseline Commitment     Preferred       Common        Common         Common      Total
 Cash Equity Holder                            (dollars)           Series C      Series A     Tracking C     Tracking D    Common
 ------------------                       -------------------     ---------      --------     ----------     ----------   --------

Chase                                         9,785,100            9,785.10      9,785.10          -               -       9,785.10
Desai
     Equity-Linked Investors-II               4,892,550            4,892.55      4,892.55          -               -       4,892.55
     Private Equity Investors III, L.P.       4,892,550            4,892.55      4,892.55          -               -       4,892.55
                                          --------------       -------------   -----------    -----------    ----------   ----------
              Total Desai                     9,785,100            9,785.10      9,785.10          -               -       9,785.10
Hoak
     Hoak Communications Partners, L.P.       6,723,900            6,723.90      6,723.90          -               -       6,723.90
     HCP Capital Fund, L.P.                     615,000              615.00        615.00          -               -         615.00
                                          --------------       -------------   -----------    ----------     ----------   ----------
              Total Hoak                      7,338,900            7,338.90      7,338.90          -               -       7,338.90

JH Whitney
     J.H. Whitney III LP                      4,180,258            4,180.26      4,180.26          -               -       4,180.26
     Whitney Equity Partners, LP              1,834,710            1,834.71      1,834.71          -               -       1,834.71
     Whitney Strategic Partners, III LP         100,732              100.73        100.73          _               -         100.73
                                          --------------        ------------   -----------   -----------     ----------   ----------
             Total JH Whitney                 6,115,700            6,115.70      6,115.70          _               -       6,115.70

Entergy                                              -                   -             -           -               -            -
M/C Partners
     M/C Partners III Limited Partnership     3,522,624            3,522.62      3,522.62          _               -       3,522.62
     M/C Investors Limited Partnership          146,776              146.78        146.78          -               -         146.78
                                          --------------        ------------   -----------    ----------    -----------   ----------
             Total M/C Partners               3,669,400            3,669.40      3,669.40          -               -       3,669.40

One Liberty
     One Liberty Fund                         1,210,869            1,210.87      1,210.87          -               -       1,210.87
     Gilde International                         12,231               12.23         12.23          -               -          12.23
                                          --------------        ------------   -----------    ----------    -----------   ----------
               Total One Liberty              1,223,100            1,223.10      1,223.10          -               -       1,223.10

TD                                            1,223,100            1,223.10      1,223.10          -               -       1,223.10
Northwood
     Northwood Ventures LLC                     727,770              727.77        727.77          -               -         727.77
     Northwood Capital Partners LLC             128,430              128.43        128.43          -               -         128.43
                                          --------------          ----------    ----------    ----------    -----------   ----------
             Total Northwood                    856,200              856.20        856.20          -               -         856.20
------------------------------------------------------------------------------------------------------------------------------------
Total Cash Equity                            39,996,600           39,996.60     39,996.60          -               -      39,996.60
------------------------------------------------------------------------------------------------------------------------------------




                                                   Common
Cash Equity Holder                            Percent of Total
------------------                          -------------------
Chase                                               24.46%
Desai
     Equity-Linked Investors-II                     12.23%
     Private Equity Investors III, L.P.             12.23%
                                               -----------
              Total Desai                           24.46%
Hoak
     Hoak Communications Partners, L.P.             16.61%
     HCP Capital Fund, L.P.                          1.54%
                                               -----------
              Total Hoak                            18.35%

JH Whitney
     J.H. Whitney III LP                            10.45%
     Whitney Equity Partners, LP                     4.59%
     Whitney Strategic Partners, III LP              0.25%
                                              -----------
             Total JH Whitney                       15.29%


Entergy                                              0.00%
M/C Partners
     M/C Partners III Limited Partnership            8.81%
     M/C Investors Limited Partnership               0.37%
                                               ----------
             Total M/C Partners                      9.17%


One Liberty
     One Liberty Fund                                3.03%
     Gilde International                             0.03%
                                              -----------
               Total One Liberty                     3.06%

TD                                                   3.06%
Northwood
     Northwood Ventures LLC                          1.82%
     Northwood Capital Partners LLC                  0.32%
                                              -----------
             Total Northwood                         2.14%
---------------------------------------------------------
Total Cash Equity                                  100.00%
---------------------------------------------------------

                                                                 SCHEDULE III(a)

                    Cash Equity Investors Funding Schedule
                    --------------------------------------

See Attached Chart: TeleCorp PCS, Inc. Puerto Rico Transaction Cash Equity Funding Schedule.

                               TeleCorp Pcs Inc.
                            Puerto Rico Transaction
                         Cash Equity Funding Schedule

                                             Initial Cash        2nd Equity Draw    3rd Equity Draw    4th Equity Draw   Aggregate
Cash Equity Holder                           Contribution           (12/15/99)          (3/2001)           (3/2002)      Commitment
------------------                        -------------------    ---------------    ---------------    ---------------   ----------


Chase                                            2,935,530           1,467,770           2,690,900         2,690,900      9,785,100
Desai
     Equity-Linked Investors-II                  1,467,765             733,885           1,345,450         1,345,450      4,892,550
     Private Equity Investors III, L.P.          1,467,765             733,885           1,345,450         1,345,450      4,892,550
                                          -----------------      ---------------    ---------------    --------------    ----------
             Total Desai                         2,935,530           1,467,770           2,690,900         2,690,900      9,785,100
Hoak
     Hoak Communications Partners, L.P.          2,017,170           1,008,590           1,849,070         1,849,070      6,723,900
     HCP Capital Fund, L.P.                        184,500              92,250             169,125           169,125        615,000
                                          -----------------      --------------     ---------------    --------------    ----------
             Total Hoak                          2,201,670           1,100,840           2,018,195         2,018,195      7,338,900

JH Whitney
     J.H Whitney III LP                          1,254,007             627,040           1,149,570         1,149,570      4,180,258
     Whitney Equity Partners, LP                   550,413             275,210             504,544           504,544      1,834,710
     Whitney Strategic Partners, III LP             30,220              15,110              27,701            27,701        100,732
                                          -----------------      --------------     ---------------    --------------    ----------
             Total JH Whitney                    1,834,710             917,360           1,681,815         1,681,815      6,115,700

Entergy                                                 -                   -                   -                 -              -
M/C Partners
     M/C Partners III Limited Partnership        1,056,787             528,390             968,723           968,723      3,522,624
     M/C Investors Limited Partnership              44,033              22,020              40,362            40,362        146,776
                                          -----------------     ---------------     ---------------    --------------    ----------
             Total M/C Partners                  1,100,820             550,410           1,009,085         1,009,085      3,669,400

One Liberty
     One Liberty Fund                              363,261             181,635             332,987           332,987      1,210,869
     Gilde International                             3,669               1,835               3,363             3,363         12,231
                                          -----------------      --------------     ---------------    --------------    ----------
             Total One Liberty                     366,930             183,470             336,350           336,350      1,223,100

TD
Northwood
     Northwood Ventures LLC                        218,331             109,170             200,135           200,135        727,770
     Northwood Capital Partners LLC                 38,529              19,260              35,321            35,321        128,430
                                          -----------------      --------------     ---------------    --------------    ----------
             Total Northwood                       256,860             128,430             235,455           235,455        856,200
------------------------------------------------------------------------------------------------------------------------------------
Total Cash Equity                               11,998,980        5,999,520.00       10,999,050.00        10,999,050     39,996,600
------------------------------------------------------------------------------------------------------------------------------------


                                                                 SCHEDULE III(b)

                   Equity Issued to Management Stockholders
                   ----------------------------------------

----------------------------------------------------------------------------------------------------------
        Name          Total Voting Common Stock   Series E Preferred Stock     Extraordinary Event Shares
--------------------  -------------------------  ---------------------------  ----------------------------
Gerald T. Vento                        3,260.75                     2,505.73                        652.15
----------------------------------------------------------------------------------------------------------
Thomas H. Sullivan                     2,026.95                     1,557.62                        405.39
----------------------------------------------------------------------------------------------------------

                   Management Stockholders Funding Commitment
                   ------------------------------------------

Gerald T. Vento           $25.06

Thomas H. Sullivan        $15.58

                                                                     SCHEDULE IV

                                Capitalization
                                --------------

                                 See Attached.


                                                         TeleCorp PCS Inc.
                                                       Capitalization Table
                                                          As of 5/25/1999

                                                  ---------------------------------------------------------------------------------
                                                                     Preferred  Stock
                                                  ---------------------------------------------------------------------------------
                                          Total
                                         Dollars                                                                            Senior
                                        Committed       Series A     Series B   Series C   Series D   Series E   Series F   Common
                                   ------------------------------------------------------------------------------------------------
Cash Equity
-----------
     Chase                              40,015,650                -         -   40,015.66          -          -          -       -
     Desai                              40,015,652                -         -   40,015.66          -          -          -       -
     Hoak                               30,011,649                -         -   30,011.65          -          -          -       -
     JH Whitney                         25,009,539                -         -   25,009.54          -          -          -       -
     Entergy                            14,435,968                -         -   14,435.97          -          -          -       -
     M/C Partners                       15,006,156                -         -   15,006.16          -          -          -       -
     One Liberty                         5,002,015                -         -    5,002.01          -          -          -       -
     TD                                  4,926,095                -         -    4,926.09          -          -          -       -
     Northwood                           3,501,077                -         -    3,501.08          -          -          -       -
     Total Management                      550,000                -         -      550.00          -          -          -       -

     Total                             178,473,801                             178,473.82
   --------------------------------------------------------------------------------------------------------------------------------

 License Equity
 --------------
     One Liberty Fund III LP             1,531,425                -         -    1,531.43          -          -          -       -
     Gilde Investment Fund BV               15,469                -         -       15.46          -          -          -       -
     Northwood Ventures LLC                928,136                -         -      928.14          -          -          -       -
     Northwood Capital Partners LLC        232,034                -         -      232.03          -          -          -       -
     CB Capital Investors, LP            1,160,171                -         -    1,160.17          -          -          -       -
     TeleCorp Investment Corp., LLC      1,160,171                -         -    1,160.18          -          -          -       -
     M/C Partners III LP                 1,113,768                -         -    1,113.77          -          -          -       -
     M/C Investors LP                       46,403                -         -       46.40          -          -          -       -
     Entergy                             1,160,171                -         -    1,160.17          -          -          -       -

     Total                               7,347,748                               7,347.75
   --------------------------------------------------------------------------------------------------------------------------------

 New License Equity
 ------------------
     AT&T                               45,974,850        30,649.90         -           -  15,740.93          -  15,324.95       -
     TRW                                54,109,369        36,072.91         -           -  18,526.04          -  18,036.46       -
     AT&T Puerto Rico                   41,000,043        30,750.03         -           -  10,250.01          -  10,000.00       -
                                       -----------    -------------                        ---------             ---------
     Subtotal AT&T                     141,084,262        97,472.84         -           -  44,516.98          -  43,361.41       -

     Mercury / Digital PCS               2,332,545                -         -    2,332.55          -          -          -       -
     G. Vento                                    -                -         -           -          -  11,235.13          -       -
     T. Sullivan                                 -                -         -           -          -   6,984.00          -       -

     Total Other Management                      -                -         -           -          -   7,085.22          -       -

     Total                             143,416,807        97,472.84         -    2,332.55  44,516.98  25,304.34  43,361.41       -
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
 Total Equity                          329,238,356        97,472.84         -  188,154.12  44,516.98  25,304.34  43,361.41       -
-----------------------------------------------------------------------------------------------------------------------------------



                                         -----------------------------------------------------------------------------------
                                                                               Common
                                         -----------------------------------------------------------------------------------
                                                                                             Voting                   Percent
                                           Series A      Series B   Tracking C   Tracking D  Preference  Total *      of Total
                                         -------------------------------------------------------------------------------------
Cash Equity
-----------
     Chase                                38,602.66         -       87.10          571.78       -         39,261.54       14.87%
     Desai                                38,602.66         -       87.10          571.78       -         39,261.54       14.87%
     Hoak                                 28,951.91         -       65.32          428.84       -         29,446.07       11.15%
     JH Whitney                           24,126.42         -       54.44          357.37       -         24,538.23        9.29%
     Entergy                              13,729.47         -           -          329.44       -         14,058.91        5.32%
     M/C Partners                         14,476.28         -       32.66          214.42       -         14,723.36        5.58%
     One Liberty                           4,825.39         -       10.89           71.47       -          4,907.75        1.86%
     TD                                    4,749.47         -       10.89           71.47       -          4,831.83        1.83%
     Northwood                             3,377.44         -        7.62           50.03       -          3,435.09        1.30%
     Total Management                        522.02         -        1.72           11.32       -            535.06        0.20%

     Total                               171,963.72                357.74        2,677.92                174,999.38       66.27%
-------------------------------------------------------------------------------------------------------------------------------

 License Equity
 --------------
     One Liberty Fund III LP               1,336.43         -        2.18           14.31       -          1,352.92        0.51%
     Gilde Investment Fund BV                 13.49         -        0.02            0.14       -             13.65        0.01%
     Northwood Ventures LLC                  913.80         -        1.49            9.79       -            925.08        0.35%
     Northwood Capital Partners LLC          228.45         -        0.37            2.45       -            231.27        0.09%
     CB Capital Investors, LP              1,142.25         -        1.86           12.23       -          1,156.34        0.44%
     TeleCorp Investment Corp., LLC        1,142.25         -        1.86           12.23       -          1,156.34        0.44%
     M/C Partners III LP                      45.69         -        0.07            0.49       -             46.25        0.02%
     M/C Investors LP                      1,096.55         -        1.79           11.74       -          1,110.08        0.42%
     Entergy                               1,142.25         -           -           14.09       -          1,156.34        0.44%

     Total                                 7,061.16                  9.64           77.47                  7,148.27        2.71%
-------------------------------------------------------------------------------------------------------------------------------

 New License Equity
-------------------
     AT&T                                         -         -           -               -       -         15,324.95        5.80%
     TRW                                          -         -           -               -       -         18,036.46        6.83%
     AT&T Puerto Rico                             -         -           -               -       -         10,000.00        3.79%
                                                                                                          ----------
     Subtotal AT&T                                                                                        43,361.41       16.42%

     Mercury / Digital PCS                 2,269.23         -           -               -       -          2,269.23        0.86%
     G. Vento                             14,040.57         -      339.83               -        5.00     14,380.40        5.45%
     T. Sullivan                           8,727.92         -      211.25               -        5.00      8,939.17        3.39%

     Total Other Management               12,955.33         -           -               -       -         12,955.33        4.91%

     Total                                37,993.05         -      551.08               -       10.00     81,905.54       31.02%
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
 Total Equity                            217,017.93         -      918.46        2,755.39       10.00    264,053.19      100.00%
-------------------------------------------------------------------------------------------------------------------------------

* Total Shares = all classes of Common Shares plus Series F Preferred

SCHEDULE 4.2

                         Cash Equity Investor Consents
                         -----------------------------

        The execution, delivery and performance of the Agreement will or may require the following consents, approvals and reviews:

     1.  The Federal Communications Commission.

     2.  The Federal Trade Commission/Department of Justice.

     3.  Various Governmental Authorities with respect to Franchise Laws.

                                                                    SCHEDULE 4.4

                                Attributable Interests
                                ----------------------

Chase Capital Partners:  Harold S. Hook, an outside director on the Board of
----------------------
                         Directors of Chase Manhattan Corporation, an affiliated entity of CB Capital Investors, L.P., also serves on the Board of Directors of Sprint Corporation.

                                                                    SCHEDULE 5.2

                                 Company Consents
                                 ----------------

     The execution, delivery and performance of the Agreement will or may equire the following consents, approvals and reviews:

     1.  The Federal Communications Commission.

     2.  The Federal Trade Commission/Department of Justice.

     3.  Various Governmental Authorities with respect to Franchise Laws.

                                                                    SCHEDULE 5.6

                      Outstanding Options, Warrants, etc.
                      -----------------------------------

1. Upon the closing of the transaction contemplated by the License Acquisition Agreement by and between Wireless 2000, Inc. ("Wireless") and the Company, dated as of December 2, 1998 (the "Wireless Acquisition Agreement"), the Company shall ssue to Wireless: (i) five hundred forty-five and 20/100 (545.20) shares of Series C Preferred Stock, par value $.01 per share, and
    (ii) five hundred thirty nd 40/100 (530.40) shares of Class A Voting Common Stock, par value $.01 per share, of the Company.

2. Upon the closing of the transaction contemplated by the License Acquisition Agreement by and between Mercury PCS II, LLC ("Mercury") and the Company, dated as of May 15, 1998 (the "Mercury Acquisition Agreement"), the Company shall issue to Mercury: (i) two thousand three hundred thirty-two and 55/100 (2,332.50) shares of Series C Preferred Stock, par value $.01 per share, and
    (ii) two thousand two hundred sixty-nine and 23/100 (2,269.23) shares of Class A Voting Common Stock, par value $.01 per share, of the Company and shall issue additional shares of Series C Preferred Stock and Class A Voting Common Stock to the Cash Equity Investors as set forth on Schedule V of the Securities Purchase Agreement, setting forth Share Allocation With Supplemental Allocation.

3. The Company may issue Series E Notes to certain existing shareholders of the Company in connection with the transactions set forth in the Summary of Principal Terms.

                                                                    SCHEDULE 5.9

                                 Subsidiaries
                                 ------------

         Subsidiary Name                       State of              Qualified in:
                                             Incorporation
-----------------------------------------------------------------------------------------
1.  TeleCorp Communications, Inc.                 DE          AR, DC, IL, IN, LA, MA,
                                                              MO, MS, NH, TN, TX, VA
-----------------------------------------------------------------------------------------
2.  TeleCorp Holding Corp., Inc.                  DE          LA, MA, NH, TN, TX, VA(1)
-----------------------------------------------------------------------------------------
3.  TeleCorp Limited Holdings, Inc.               DE          AR, DC, IL, MA, MS
-----------------------------------------------------------------------------------------
4.  TeleCorp Realty Holdings, Inc.                DE                     None
-----------------------------------------------------------------------------------------
5.  TeleCorp PCS, L.L.C.
    (Sole Member is: TeleCorp PCS, Inc.)          DE                     None

-----------------------------------------------------------------------------------------
6.  TeleCorp Realty, L.L.C.                       DE          AR, DC, IL, LA, MA, MO,
    (Managing Member is: TeleCorp                             MS, NH, TN, TX
    Communications, Inc.)
-----------------------------------------------------------------------------------------
7.  TeleCorp Equipment Leasing, L.P.              DE          AR, DC, IL, IN, LA, MA,
    (General Partner is: TeleCorp Limited                     MO, MS, NH, TN, TX
    Holdings, Inc.)
-----------------------------------------------------------------------------------------

--------------------------
(1) TeleCorp Holding Corp will be withdrawn from each of the states in which it is qualified (except Delaware) upon the filing of the company's tax returns for the year ended December 31, 1998.

                                                                       Exhibit A


                                    Form of
                                    -------

                     Amended and Restated Pledge Agreement
                     -------------------------------------

          AMENDED AND RESTATED PLEDGE AGREEMENT, dated ______________, 1999, made by __________ ("Pledgor") to TeleCorp PCS, Inc., a Delaware corporation
                     -------
("Pledgee").  Capitalized terms used and not defined herein shall have the
  -------
meaning set forth in the Stock Purchase Agreement (defined below).

          WHEREAS, Pledgor and Pledgee entered into a Pledge Agreement dated July 17, 1998 (the "Pledge Agreement");

          WHEREAS, Pledgor has entered into a Stock Purchase Agreement with Pledgee and certain other investors identified therein, dated as ___________, 1999 (the "Stock Purchase Agreement"), pursuant to which Pledgor has agreed, among other things, to make additional cash contributions to the Company in an amount equal to the excess of its Aggregate Commitment over its Initial Cash Contribution paid at Closing (the "Puerto Rico Unfunded Commitment") on the terms and subject to the conditions thereof;

          WHEREAS, simultaneously with the execution of the Pledge Agreement, Pledgor entered into a Securities Purchase Agreement pursuant to which Pledgor agreed, among other things, to make Cash Equity Investor Contributions (as defined in the Securities Purchase Agreement) to the Company on the terms and subject to the conditions thereof;

          WHEREAS, Pledgor is the owner of ___________ shares of Series C Preferred Stock, par value $0.01 per share, _________ shares of Class A Common Stock, par value $0.01 per share, _________ shares of Class C Common Stock, par value $.01 per share, and _________ shares of Class D Common Stock, par value $.01 per share, of the Company and, upon the Supplemental Closing, shall acquire additional shares of such Series C Preferred Stock and Common Stock (collectively, the "Pledged Shares");
                    --------------

          WHEREAS, the Pledgee has required, as a condition to its execution and delivery of the Stock Purchase Agreement and its consummation of the transactions contemplated thereby, that Pledgor enter into this Amended and Restated Pledge Agreement in order to secure Pledgor's obligation to: (i) make capital contributions to the Company in respect of its Puerto Rico Unfunded Commitment in accordance with the terms of Section 2.1 of the Stock Purchase Agreement and (ii) make Cash Equity Investor Contributions in accordance with the terms of Section 2.2 of the Securities Purchase Agreement and Section 3.10 of the Stockholders' Agreement ((i) and (ii) collectively referred to herein as the "Unfunded Commitment Obligations");
     -------------------------------

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, Pledgor hereby agrees with Pledgee that the Pledge Agreement is hereby amended and restated as follows:

          SECTION 1.  Pledge.  Pledgor hereby pledges to Pledgee, and grants to
                      ------
Pledgee a security interest in the following, whether now owned or hereafter acquired (the "Collateral"):

    (a) The Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

    (b) All proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described above).

         SECTION 2.  Security for Obligations.  This Agreement secures the
                     ------------------------
Unfunded Commitment Obligations and all Pledgor's obligations under, in respect of or in connection with this Agreement (all such obligations being referred to hereinafter, together with the Unfunded Commitment Obligations, as the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owned by Pledgor to Pledgee under the Stock Purchase Agreement, Securities Purchase Agreement or Stockholders' Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Pledgor.

        SECTION 3.  Delivery of Collateral.  All certificates or instruments
                    ----------------------
representing or evidencing the Collateral shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Pledgee. Pledgee shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Pledgee or any of its nominees any or all of the Collateral, subject only to the rights specified in
Section 6(a); provided, that notwithstanding the foregoing, until any transfer
              --------
of beneficial ownership with respect to the Collateral pursuant to any exercise of remedies under Section 11, Pledgor shall continue to be the beneficial owner of the Collateral. In addition, Pledgee shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

        SECTION 4.  Representations and Warranties.  Pledgor represents and
                    ------------------------------
warrants as follows:

    (a) Pledgor is the legal and beneficial owner of the presently existing Collateral free and clear of any Lien except for the security interest created by this Agreement and Liens created by the Stockholders' Agreement.

    (b) The pledge of the Pledged Shares pursuant to this Agreement, together with the delivery of the Pledged Shares pursuant to Section 3, creates a valid ad perfected first priority security interest in the presently existing Collateral, securing the payment of the Obligations.

    (c) No consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required (i) for the pledge by Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except (x) as may be required in connection with any disposition of any portion of the Pledged Shares by laws affecting the offering and sale of securities generally, (y) that the consent, authorization or approval of the FCC may be required if the exercise of rights or remedies by Pledgee hereunder would result in a voluntary or involuntary assignment of or transfer of control of a License and (z) for the filing of financing statements pursuant to the Code (as defined below) with respect to Collateral).

        SECTION 5.  Further Assurances.  Pledgor agrees that at any time and
                    ------------------
from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that Pledgee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including, without limitation, all action specified in Section 13.

SECTION 6.  Voting Rights; Dividends; Etc.
            -----------------------------
     (a) Unless and until Pledgor shall fail to pay in full within 35 days of the due date any of the Unfunded Commitment Obligations:

          (i) Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Stockholders' Agreement.

          (ii) Pledgor shall be entitled to receive and retain any and all dividends and interest, cash, instruments and other property paid in respect of the Collateral, provided that any and all
                                                     --------
               (1)  dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

               (2)  dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

               (3)  cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral,

shall be, and shall be forthwith delivered to Pledgee to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of Pledgee, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Pledgee as Collateral in the same form as so received (with any necessary endorsement or assignment).

     (b) In the event that Pledgor shall fail to pay in full within 35 days of the due date any of the Unfunded Commitment Obligations:

          (i) All rights of Pledgor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i), and to receive the dividends, interest, cash, instruments and other property which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii), shall cease, and all such rights shall thereupon become vested in Pledgee who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Collateral such dividends and interest payments.

         (ii) All dividends ad interest payments that are received by Pledgor contrary to Section 6(b)(i) shall be received in trust for the benefit of Pledgee, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Pledgee as Collateral in the same form as so received (with any necessary endorsements or assignment).

     (c) Pledgor shall execute and deliver (or cause to be executed and delivered) to Pledgee all such proxies and other instruments as Pledgee may reasonably request for the purpose of enabling Pledgee to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5(b)(i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to Sections 6(a)(ii) and 6(b)(ii) .

        SECTION 7.  Transfer Restriction.  Pledgor shall not Transfer (as such
                    --------------------
term is defined in the Stockholders' Agreement) any Pledged Shares or other Collateral to any Person, unless this Pledge Agreement remains in effect with respect to all of the Collateral (if any) other than the Collateral being Transferred and concurrently with such Transfer the transferee pledges all of the transferred Collateral in favor of the Company pursuant to a pledge agreement in the form of this Pledge Agreement. The Pledgee shall release the security interest created by this Agreement to the extent necessary in order to facilitate any Transfer complying with the terms of this Section 7.

        SECTION 8.  Pledgee Appointed Attorney-in-Fact.  If at any time the
                    ----------------------------------
Pledgor shall fail to pay in full within 35 days of the due date any of its Unfunded Commitment Obligations, Pledgee shall automatically and without further action become Pledgor's attorney-in-fact, with full authority in the place an stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee's discretion to take any action and to execute any instrument which Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of Pledgor under Section 6), including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

        SECTION 9.  Pledgee May Perform.  If Pledgor fails to perform any
                    -------------------
agreement contained herein, Pledgee may itself perform, or cause performance of, such agreement, and the expenses of Pledgee incurred in connection therewith shall be payable by Pledgor under Section 12.

        SECTION 10.  Pledgee's Duties.  The powers conferred on Pledgee
                     ----------------
hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the reasonable care in the custody and preservation of any Collateral in its possession and the accounting for monies and other instruments and property actually received by it hereunder, Pledgee shall have not duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Pledgee has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Pledgee accords its own property.

        SECTION 11. Remedies Upon Default. In the event that Pledgor shall fail
                    ---------------------
to pay in full within 35 days of the due date any of its Obligations:

    (a) Pledgee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "Code") (whether or not the Code applies to the affected
               ----
         Collateral), and
         may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Pledgee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Pledgee may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

    (b) Any cash held by Pledgee as Collateral and all cash proceeds received by Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Pledgee, be held by Pledgee as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to Pledgee pursuant to Section 12) in whole or in part by Pledgee against, all or any part of the Obligations then due. Any surplus of such cash or cash proceeds held by Pledgee and remaining after payment in full of all the Obligations shall be paid over to Pledgor.

         SECTION 12.  Interest and Expenses.  In the event that Pledgor shall
                      ---------------------
fail to pay in full within 35 days of the due date any of the Unfunded Commitment Obligations, it will upon demand pay to Pledgee (a) in respect of the period commencing on the date of such payment default and ending on the date its Unfunded Commitment Obligations equals zero, interest (computed on the basis of a 360-day year of twelve 30-day months) on the aggregate amount of its Unfunded Commitment Obligations at a fluctuating rate per annum equal to the Company's borrowing rate under the Credit Agreement, plus four percent (4%), provided that in no event shall the Pledgor be obligated to pay interest in excess of the maximum interest rate permitted under applicable law, and (b) the amount of all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Pledgee may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral,
(iii) the exercise or enforcement of any of the rights of Pledgee hereunder or
(iv) the failure by Pledgor to perform or observe any of the provisions hereof.

        SECTION 13.  Amendments, Etc.  No amendment or waiver of any provision
                     ---------------
of this Agreement, and no consent to any departure by Pledgor here from, shall in any event be effective unless the same shall be in writing and signed by Pledgee and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION 14.  Notices.  All notices and other communications provided for
                     -------
hereunder shall be in writing and shall be delivered by hand, by nationally recognized overnight courier or by facsimile transmission, in each case to the address for the recipient specified in the Stock Purchase Agreement. All such notices and other communications shall be effective upon delivery or upon facsimile transmission, when confirmed by return facsimile transmission.

        SECTION 15.  Continuing Security Interest
                     ----------------------------
   (a) This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the date Pledgor's Unfunded Commitment equals zero, or, if Pledgor shall have failed to pay in full when due any of the Unfunded Commitment Obligations, the later of such date and the date it has paid in full in cash all of the Obligations, (b) be binding upon Pledgor, it successors and assigns, and (c) inure, together with the rights and remedies of Pledgee hereunder, to the benefit of, and be enforceable by, Pledgee and its successors.

   (b) Pledgee agrees to release the Collateral upon deposit by Pledgor into a cash collateral account in favor of Pledgee, the terms of which cash collateral account shall be acceptable to Pledgee in its sole discretion, the aggregate amount of the cash equal to Pledgor's remaining Unfunded Commitment Obligations.

        SECTION 16.  Release and Termination.  Upon the date the amount of
                     -----------------------
Pledgor's Unfunded Commitment Obligations equals zero, or, if Pledgor shall have failed to pay in full when due any of the Unfunded Commitment Obligations, the later of such date and the date it has paid in full in cash all of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, Pledgee will, at Pledgor's expense release to Pledgor all Collateral then held by it and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

        SECTION 17.  Governing Law; Terms.  This Agreement shall be governed
                     --------------------
by, and construed in accordance with, the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Stock Purchase Agreement, terms defined in Article 9 of the Code are used herein as therein defined.

  [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed and delivered by its officers thereunto duly authorized as of the date first above written.

                                    [NAME]



                                    By:  _________________________
                                         Name:
                                         Title:


Agreed and Accepted:


TELECORP PCS, INC.


By:  _________________________
    Name:
    Title:

                                                                       Exhibit B

                             Form of Series E Note
                             ---------------------


See Attachment hereto.

                                                                  DRAFT 03/03/99

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND, IN THE CASE OF THE FOREGOING CLAUSE (D), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUER AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THIS NOTE MAY NOT BE TRANSFERRED, OTHER THAN TO AN INSTITUTIONAL HOLDER,
PRIOR TO THE EARLIER OF 6 MONTHS AFTER THE CONSUMMATION OF THE COMPANY'S INITIAL HIGH YIELD OFFERING AND SEPTEMBER 30, 2000.

                               TELECORP PCS, INC.


              ___% Senior Subordinated Notes due _______, Series E

                                                   [CUSIP No.]: ________

No. __________                                          $

      TELECORP PCS, INC., a Delaware corporation (the "Company," which term includes any successor corporation), for value received, promises to pay to
______________ or registered assigns the principal sum of               Dollars
($       ), on the earlier of (i) the final maturity date of the Company's initial Qualifying High Yield Offering and (ii) December 30, 2009.

Interest Payment Dates: on each six month and annual anniversary of the Issue Date, commencing on ____, 1999.

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                    TELECORP PCS, INC.


                                    By: __________________________
                                       Name:
                                       Title:

                                    By:___________________________
                                       Name:
                                       Title:
Dated:  _______

     This is one of the ___% Senior Subordinated Notes due _____, Series E, described in the within-mentioned Indenture.

Dated:   _______

                              [__________________,]
                              as Trustee


                              By:______________________________
                                  Authorized Signatory

                               (REVERSE OF NOTE)

                               TELECORP PCS, INC.

               __% Senior Subordinated Notes due _____, Series E

1.   INTEREST.

     TELECORP PCS, INC. promises to pay interest on the principal amount of this Note at the rate per annum set forth in Section 2.01(b) of the Third Supplemental Indenture (as defined below). Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. The Company will pay interest in cash semi-annually in arrears on each Interest Payment Date, commencing on _____ ___, 2004; provided, that any interest accrued prior thereto due and owing on
            --------
any Interest Payment Date and, if payment in cash shall thereafter be prohibited by the terms of the Senior Credit Facilities, interest accrued thereafter, may be paid by issuance of a _____% Senior Subordinated Note due _______, Series E substantially in the form of this Note in the principal amount of such accrued interest. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate equal to 2% per annum in excess of the rate of interest otherwise payable under the Third Supplemental Indenture.

2.   METHOD OF PAYMENT.

     The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the business day immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such business day. Holders must surrender the Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Payment Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.   PAYING AGENT AND REGISTRAR.

     Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company may, subject to certain exceptions, act as Paying Agent and Registrar.

4.   INDENTURE.

     The Company issued the Notes under an Indenture, dated as of ________ ___, 1999 (the "Base Indenture"), between the Company and the Trustee as supplemented by a Third Supplemental Indenture, dated as of _______ ___, 1999 (the "Third Supplemental Indenture"), among the Company and the Trustee (the Base Indenture and the Third Supplemental Indenture are referred to herein as the "Indenture"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of notes of the Company designated as its ___% Senior Subordinated Notes due ______, Series E (such Series E Notes being referred to herein as the "Notes"),
which may be issued under the Indenture.   The terms of the Notes include those
stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

Payment on the Notes is guaranteed (each a "Guarantee") on a subordinated basis, jointly and severally, by each Restricted Subsidiary of the Company (each, a "Guarantor") that guarantees the Notes pursuant to the terms of the Indenture.

5.   SUBORDINATION.

     The Notes are subordinated in right of payment to the Senior Debt of the Company to the extent and in the manner provided in the Indenture. Each Holder of a Note, by accepting a Note, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

6.   OPTIONAL REDEMPTION.

     The Company has the right (but not the obligation) to effect optional redemption of the Notes pursuant to Section 3.01 of the Third Supplemental Indenture and has the right (but not the obligation) to repurchase up to 35% of the aggregate principal amount of the Notes, subject to the conditions set forth in Section 3.04 of the Third Supplemental Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Notes funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

7.   CHANGE OF CONTROL OFFER.

     Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall, within 30 days after the Change of Control Date, make an Offer to Purchase all Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders to receive interest due on the relevant Interest Payment Date).

8.   LIMITATION ON DISPOSITION OF ASSETS.

     The Company is, subject to certain conditions and certain exceptions, obligated to make an Offer to Purchase Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders to receive interest due on the relevant Interest Payment Date) with the proceeds of certain Asset Dispositions as set forth in Section 4.05 of the Base Indenture.

9.   DENOMINATIONS; TRANSFER; EXCHANGE.

     The Notes are in registered form, without coupons, in denominations of [$______] and integral multiples of [$______]. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any Note being redeemed in part.

10.  PERSONS DEEMED OWNERS.

     The registered Holder of a Note shall be treated as the owner of it for all purposes.

11.  UNCLAIMED FUNDS.

     If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at their written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

12.  LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

     The Company and the Guarantors may be discharged from their obligations under the Indenture, the Guarantees and the Notes, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Guarantees and the Notes, in each case, upon satisfaction of certain conditions specified in the Indenture.

13.  AMENDMENT; SUPPLEMENT; WAIVER.

     Subject to certain exceptions, the Indenture, the Guarantees and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes of all series then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding; provided that if there
                                                          --------
shall be notes of more than one series outstanding and if the proposed action to be taken will materially adversely affect the rights of holders of Notes of one or more of such series, then the consent only of Holders of a majority in aggregate principal amount (or, if provided in the Supplemental Indentures with respect to more than one series of the Notes, Holders of not less than a majority in aggregate principal amount of the Notes issued under such multiple series) of outstanding Notes of each series so affected shall be required. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Guarantees and the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Note.

14.  RESTRICTIVE COVENANTS.

     The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all its assets and to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must report quarterly to the Trustee on compliance with such limitations.

15.  DEFAULTS AND REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Guarantees or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Guarantees or the Notes unless it has received an indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

16.  TRUSTEE DEALINGS WITH COMPANY.

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors, their respective Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.  NO RECOURSE AGAINST OTHERS.

     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes or the Guarantees, as the case may be, or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.

18.  AUTHENTICATION.

     This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

19.  ABBREVIATIONS AND DEFINED TERMS.

     Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act). ).

20.  RESTRICTION ON REMARKETING.

     This Note may not be transferred, other than to an Institutional Holder, prior to the earlier of 6 months after the consummation of the Company's initial High Yield Offering and September 30, 2000.

21.  [CUSIP NUMBERS.]

     [Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.]

22.  GOVERNING LAW.

     The laws of the State of New York shall govern the Indenture and this Note without regard to principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

23.  CONFLICT.

     In the event of an express and irreconcilable conflict between this Note and the Indenture, the terms of the Indenture shall govern.

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]
                         SENIOR SUBORDINATED GUARANTEE


     The Guarantor(s) (as defined in the Third Supplemental Indenture referred to in the Note upon which this notation is endorsed) hereby, jointly and severally, unconditionally guarantee on a senior subordinated basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article 9 of the Third Supplemental Indenture.

     The obligations of each Guarantor to the Holders and to the Trustee pursuant to the Guarantee, the Indenture and the Third Supplemental Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Designated Senior Debt, to the extent and in the manner provided in Article 10 of the Third Supplemental Indenture, and reference is hereby made to such Third Supplemental Indenture for the precise terms of the Guarantee therein made.

     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one or more of its authorized officers.

     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

     This Guarantee is subject to release upon the terms set forth in the Third Supplemental Indenture.


                                         [GUARANTORS]



           By:__________________________
                                           Name:
                                           Title:

                                                                       Exhibit C

                        Form of Series E Note Indenture
                        -------------------------------


See Attachment hereto.

                               TABLE OF CONTENTS

ARTICLE I               DEFINITIONS.......................................................................     2
ARTICLE II              CONTRIBUTIONS; PURCHASE AND SALE OF SECURITIES; CERTAIN RESTRICTIONS ON TRANSFER..     8
                  2.1.  Cash Equity Investor and Management Stockholder Contributions.....................     8
                  2.2.  Purchase and Sale of Securities at Closing........................................     9
                  2.3.  Management Stockholder Contribution...............................................     9
                  2.4.  Management Benefit Plan...........................................................     9
                  2.5.  Restrictive Legends...............................................................     9
                  2.6.  Participation in Note Purchase....................................................    10
                  2.7.  Use of Proceeds...................................................................    10
ARTICLE III             CLOSING...........................................................................    10
                  3.1.  Time and Place of Closing.........................................................    11
                  3.2.  Closing Actions and Deliveries....................................................    11
                  3.3.  Closing Costs; Taxes and Fees.....................................................    11
ARTICLE IV              REPRESENTATIONS AND WARRANTIES OF PURCHASERS AND MANAGEMENT STOCKHOLDERS..........    12
                  4.1.  Organization, Power and Authority.................................................    12
                  4.2.  Consents; No Conflicts............................................................    13
                  4.3.  Litigation........................................................................    13
                  4.4.  FCC Compliance....................................................................    13
                  4.5.  Brokers...........................................................................    13
                  4.6.  Capital Commitment................................................................    13
                  4.7.  No Distribution...................................................................    13
                  4.8.  Investor Acknowledgments..........................................................    14
ARTICLE V               REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ACQUISITION CORP................    15
                  5.1.  Organization, Power and Authority.................................................    15
                  5.2.  Consents; No Conflicts............................................................    16
                  5.3.  Litigation........................................................................    16
                  5.4.  FCC Compliance....................................................................    16
                  5.5.  Brokers...........................................................................    16

                  5.6.  Capitalization....................................................................    17
                  5.7.  Shares............................................................................    17
                  5.8.  Offering of Securities............................................................    17
                  5.9.  Subsidiaries......................................................................    18
                 5.10.  Small Business Matters............................................................    18
ARTICLE VI              COVENANTS.........................................................................    18
                  6.1.  Consummation of Transactions......................................................    18
                  6.2.  Use of Proceeds...................................................................    19
                  6.3.  SBIC Regulatory Provisions........................................................    19
                  6.4.  Regulatory Compliance Cooperation.................................................    19
                  6.5.  Related Agreement Amendments; Amendments to Restated Certificate..................    20
                  6.6.  Offering of Securities............................................................    20
                  6.7.  Waiver of Preemptive Rights.......................................................    20
ARTICLE VII             CLOSING CONDITIONS................................................................    20
                  7.1.  Conditions to Obligations of All Parties..........................................    20
                  7.2.  Conditions to Obligations of the Company..........................................    22
                  7.3.  Conditions to the Obligations of the Cash Equity Investors........................    22
ARTICLE VIII            SURVIVAL AND INDEMNIFICATION......................................................    24
                  8.1.  Survival..........................................................................    24
                  8.2.  Indemnification by the Cash Equity Investors......................................    24
                  8.3.  Indemnification by the Management Stockholders....................................    24
                  8.4.  Indemnification by the Company....................................................    25
                  8.5.  Procedures........................................................................    25
                  8.6.  Registration Rights...............................................................    26
                  8.7.  Limit on Indemnity................................................................    26
ARTICLE IX              TERMINATION.......................................................................    27
                  9.1.  Termination.......................................................................    27
                  9.2.  Effect of Termination.............................................................    27
ARTICLE X               MISCELLANEOUS PROVISIONS..........................................................    27
                 10.1.  Amendment and Modification........................................................    27
                 10.2.  Waiver of Compliance; Consents....................................................    27
                 10.3.  Notices...........................................................................    28

                 10.4.  Expenses..........................................................................    28
                 10.5.  Parties in Interest; Assignment...................................................    29
                 10.6.  Applicable Law....................................................................    29
                 10.7.  Counterparts......................................................................    29
                 10.8.  Interpretation....................................................................    29
                 10.9.  Entire Agreement..................................................................    29
                 10.10. Publicity.........................................................................    30
                 10.11. Specific Performance..............................................................    30
                 10.12. Remedies Cumulative...............................................................    30
                 10.13. Severability......................................................................    30
                 10.14. Beneficiaries of Agreement........................................................    30
                 10.15. F Block Joint Ventures............................................................    30

SCHEDULES

Schedule I         -   Cash Equity Investors
Schedule II        -   Management Stockholders
Schedule III       -   Equity Issued to Cash Equity Investors
Schedule III(a)    -   Cash Equity Investors Funding Schedule
Schedule III(b)    -   Equity Issued to, and Funding Commitment of, Management Stockholders
Schedule IV        -   Capitalization

Schedule 4.2       -   Cash Equity Investor Consents
Schedule 4.4       -   Attributable Interests
Schedule 5.2       -   Company Consents
Schedule 5.6       -   Outstanding Options, Warrants, etc.
Schedule 5.9       -   Subsidiaries

EXHIBITS

Exhibit A          -   Form of Pledge Agreement
Exhibit B          -   Form of Series E Note
Exhibit C          -   Form of Series E Note Indenture
Exhibit D          -   Summary of Principal Terms


                                                                    Draft 3/3/99
================================================================================



                                     THIRD

                            SUPPLEMENTAL INDENTURE

                              TELECORP PCS, INC.

                                      To

                       ________________________, Trustee

                        Dated as of _____________, 1999

                                SERIES E NOTES,

           Supplemental to Indenture Dated as of _____________, 1999


================================================================================

                 CONFIDENTIAL -- FOR DISCUSSION PURPOSES ONLY
-------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                                PAGE
ARTICLE I                    DEFINITIONS AND INCORPORATION BY REFERENCE.............................................               2

     SECTION 1.1             Terms Incorporated by Reference........................................................               2

     SECTION 1.2             Additional Definitions.................................................................               2

     SECTION 1.3             Other Definitions......................................................................               7

ARTICLE II                   THE NOTES..............................................................................               8

     SECTION 2.1             Terms of Series E Notes................................................................               8

     SECTION 2.2             Execution and Authentication...........................................................              10

ARTICLE III                  PREPAYMENTS AND MANDATORY REDEMPTIONS..................................................              10

     SECTION 3.1             Optional Prepayments...................................................................              10

     SECTION 3.2             Premium................................................................................              11

     SECTION 3.3             Mandatory Redemption of Series E Notes.................................................              11

     SECTION 3.4             Optional Redemption Upon Equity Issuance...............................................              12

     SECTION 3.5             Acquisition of Notes...................................................................              12

ARTICLE IV                   SUPPLEMENTARY COVENANTS................................................................              12

     SECTION 4.1             Limitation on Transactions with Affiliates.............................................              12

     SECTION 4.2             Limitation on Incurrence of Indebtedness...............................................              13

     SECTION 4.3             Limitation on Restricted Payments......................................................              15

     SECTION 4.4             Payment of Taxes and Other Claims......................................................              18

     SECTION 4.5             Notice of Defaults.....................................................................              19

     SECTION 4.6             Maintenance of Properties..............................................................              19

     SECTION 4.7             Compliance Certificate.................................................................              19

     SECTION 4.8             Provision of Financial Information.....................................................              20

     SECTION 4.9             Waiver of Stay, Extension or Usury Laws................................................              20

     SECTION 4.10            Limitation on Layered Debt.............................................................              20

     SECTION 4.11            Limitation on Restrictions Affecting Restricted Subsidiaries...........................              21


                 CONFIDENTIAL -- FOR DISCUSSION PURPOSES ONLY
--------------------------------------------------------------------------------

     SECTION 4.12            Limitation on Liens....................................................................              21

     SECTION 4.13            Subsidiary Guarantees..................................................................              22

     SECTION 4.14            Limitation on Activities of the Company and the Restricted Subsidiaries................              23

     SECTION 4.15            Amendments to Agreements...............................................................              23

ARTICLE V                    EVENTS OF DEFAULT......................................................................              23

     SECTION 5.1             Events of Default......................................................................              23

ARTICLE VI                   SUBORDINATION..........................................................................              24

     SECTION 6.1             Series E Notes Subordinate to Senior Debt..............................................              24

     SECTION 6.2             Payment of Proceeds Upon Dissolution, Etc..............................................              24

     SECTION 6.3             No Payment When Designated Senior Debt in Default......................................              26

     SECTION 6.4             Acceleration of Series E Notes.........................................................              27

     SECTION 6.5             Payment Permitted If No Default........................................................              28

     SECTION 6.6             Obligation of Company Unconditional....................................................              28

     SECTION 6.7             Subrogation To Rights of Holders of Senior Debt........................................              28

     SECTION 6.8             Provisions Solely To Define Relative Rights............................................              29

     SECTION 6.9             No Waiver of Subordination Provisions..................................................              29

     SECTION 6.10            Reliance On Judicial Order or Certificate of Liquidating Agent.........................              30

     SECTION 6.11            Notice to Trustee......................................................................              30

     SECTION 6.12            Trustee's Relation to Senior Debt......................................................              31

     SECTION 6.13            Series E Note Holders Authorize Trustee to Effectuate Subordination....................              31

     SECTION 6.14            This Article Not to Prevent Event of Default...........................................              31

     SECTION 6.15            Trustee's Compensation Not Prejudiced..................................................              32

     SECTION 6.16            Subordination Provisions Not Applicable to Money Held in Trust for Holders of Series E
                             Notes; Payments May Be Paid prior to Dissolution.......................................              32

ARTICLE VII                  TAX MATTERS............................................................................              32

     SECTION 7.1             Taxes..................................................................................              32


                 CONFIDENTIAL -- FOR DISCUSSION PURPOSES ONLY
--------------------------------------------------------------------------------

ARTICLE VIII                 THE TRUSTEE............................................................................              35

     SECTION 8.1             Trustee's Disclaimer...................................................................              35

ARTICLE IX                   GUARANTEE..............................................................................              36

     SECTION 9.1             Unconditional Guarantee................................................................              36

     SECTION 9.2             Severability...........................................................................              36

     SECTION 9.3             Release of a Guarantor.................................................................              37

     SECTION 9.4             Limitation of Guarantor's Liability....................................................              37

     SECTION 9.5             Contribution...........................................................................              37

     SECTION 9.6             Execution of Guarantee.................................................................              38

     SECTION 9.7             Subordination of Subrogation and Other Rights..........................................              38

ARTICLE X                    SUBORDINATION OF GUARANTEE.............................................................              38

     SECTION 10.1            Guarantee Obligations Subordinated to Designated Senior Debt...........................              38

     SECTION 10.2            Payment of Proceeds Upon Dissolution, Etc..............................................              39

     SECTION 10.3            No Payment When Designated Senior Debt in Default......................................              40

     SECTION 10.4            Acceleration of Series E Notes.........................................................              42

     SECTION 10.5            Payments Permitted If No Default.......................................................              42

     SECTION 10.6            Obligations of Guarantors Unconditional................................................              42

     SECTION 10.7            Subrogation To Rights of Holders of Designated Senior Debt.............................              43

     SECTION 10.8            Provisions Solely to Define Relative Rights............................................              43

     SECTION 10.9            No Waiver of Subordination Provisions..................................................              44

     SECTION 10.10           Reliance On Judicial Order or Certificate of Liquidating Agent.........................              44

     SECTION 10.11           Notice to Trustee......................................................................              45

     SECTION 10.12           Trustee's Relation to Designated Senior Debt...........................................              45

     SECTION 10.13           Series E Note Holders Authorize Trustee to Effectuate Subordination....................              46

     SECTION 10.14           This Article Not to Prevent Event of Default...........................................              46

     SECTION 10.15           Trustee's Compensation Not Prejudiced..................................................              46


                 CONFIDENTIAL -- FOR DISCUSSION PURPOSES ONLY
--------------------------------------------------------------------------------

     SECTION 10.16           Subordination Provisions Not Applicable to Money Held in Trust for Holders of Series E
                             Notes; Payments May Be Paid prior to Dissolution.......................................              46

ARTICLE XI                   MISCELLANEOUS..........................................................................              47

     SECTION 11.1            Reference to Indenture.................................................................              47

     SECTION 11.2            Benefits of Indenture..................................................................              47

     SECTION 11.3            Amendments Only With Consent of the Holders............................................              47

     SECTION 11.4            Governing Law..........................................................................              48

     SECTION 11.5            Successors.............................................................................              48

     SECTION 11.6            Counterparts...........................................................................              48


                         THIRD SUPPLEMENTAL INDENTURE

     THIS THIRD SUPPLEMENTAL INDENTURE, dated as of            , 1999 (the
                                                    -----------
"Supplemental Indenture"), between TELECORP PCS, INC., a Delaware corporation
(the "Company"), and                   as Trustee (the "Trustee").
                     -----------------

                                  WITNESSETH

     WHEREAS, the Company will issue under its Indenture, dated as of          ,
                                                                      ---------
1999 (the "Indenture"), Notes which Notes may be created and established from time to time in one or more series; and

     WHEREAS, the Company desires to create a new series of senior subordinated Notes (the "Series E Notes") to be issued under the Indenture pursuant to this Supplemental Indenture, and to set forth herein the forms, the maturity dates, interest rates, terms of subordination, optional and mandatory redemption, certain additional covenants and Events of Default (in addition to the covenants and Events of Default contained in the Indenture); and

     WHEREAS, the execution, delivery and performance of this Supplemental Indenture (including all the agreements herein contained) have been in all respects duly authorized, and all acts and things have been done and performed which are necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed;

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                  DEFINITIONS AND INCORPORATION BY REFERENCE

        SECTION 1.1  Terms Incorporated by Reference.

        Except for the terms defined in this Supplemental Indenture, all capitalized terms used in this Supplemental Indenture have the respective meanings set forth in the Indenture.

        SECTION 1.2  Additional Definitions.

                "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of another Person (i) existing at the time such other Person becomes a Restricted Subsidiary or (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specific Person.

                "Additional Series E Notes" means any additional Series E Notes issued by the Company in lieu of payments of cash interest on the Series E Notes.

                "Annualized Pro Forma Consolidated Operating Cash Flow" means Consolidated Cash Flow for the latest two full fiscal quarters for which consolidated financial statements of the Company are available multiplied by two. For purposes of calculating "Consolidated Cash Flow" for any period for purposes of this definition only, (i) any Subsidiary of the Company that is a Restricted Subsidiary on the date of the transaction giving rise to the need to calculate "Annualized Pro Forma Consolidated Operating Cash Flow" (the "Transaction Date") shall be deemed to have been a Restricted Subsidiary at all times during such period and (ii) any Subsidiary of the Company that is not a Restricted Subsidiary on the Transaction Date shall be deemed not to have been a Restricted Subsidiary at any time during such period. In addition to and without limitation of the foregoing, for purposes of this definition only, "Consolidated Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable period, without duplication, to any Asset Dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of an Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the period commencing on the first day of such two fiscal quarter period to and including the Transaction Date (the "Reference Period"), as if such Asset Disposition or Asset Acquisition occurred on the first day of the Reference Period.

                "Asset Acquisition" means (i) any purchase or other acquisition (by means of transfer of cash or other property to others or payment for property or services for the account or use of others, or otherwise) of Equity Interests of any Person by the Company or any Restricted Subsidiary, in either case, pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the property or assets of any Person which constitute all or substantially all of an operating unit or line of business of such Person.

                "Asset Disposition" means, in lieu of the definition thereof contained in the Indenture, any sale, transfer or other disposition (including, without limitation, by merger, consolidation or sale-and-leaseback transaction) of (i) shares of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares), (ii) any FCC License for the provision of wireless telecommunications services held by the Company or any Restricted Subsidiary (whether by sale of Capital Stock or otherwise) or (iii) property or assets of the Company or any Subsidiary of the Company; provided , that an Asset Disposition shall not include (a) any sale, transfer or other disposition of shares of Capital Stock, property or assets by a Restricted Subsidiary to the Company or to any other Restricted Subsidiary or by the Company to any Restricted Subsidiary, (b) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business,
        (c) any sale, transfer or other disposition that does not (together with all related sales, transfers or dispositions) involve aggregate consideration in excess of $5.0 million, (d) any Permitted

        Sale-Leaseback, (e) any exchange of FCC PCS Licenses and any License Related Assets in connection therewith; provided that (1) such exchange shall be for a comparable number of POPs, (2) such exchange shall have been approved by the Board of Directors of the Company as being in the best interest of the Company and the Trustee shall have received a certified copy of such approval, (3) such exchange shall be for PCS Licenses held on the date of such exchange by AT&T PCS or a Person associated with or introduced by AT&T PCS, and (4) the PCS Licenses acquired in such exchange shall relate to BTAs or MTA's included within the Territory (as each such term is defined in the Stockholders' Agreement dated as of July 17, 1998, as amended, among AT&T PCS, the Company and the other parties thereto), (f) the sale, lease, conveyance or disposition or other transfer of all or substantially all the assets of the Company as permitted under Article 5 or (g) any disposition that constitutes a Change of Control.

                "AT&T Entity" means AT&T PCS and its Affiliates.

                "AT&T Holder" means a Holder that is an AT&T Entity.

                "AT&T PCS" means AT&T Wireless PCS, Inc., a Delaware corporation.

                "Average Life" means, as of the date of determination, with respect to any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing (i) the sum of the product obtained by multiplying (a) the number of years from the date of determination to the date of each successive scheduled principal or liquidation value payment of such Indebtedness or Preferred Stock, respectively, by (b) the amount of such principal or liquidation value payments, by (ii) the sum of all such principal or liquidation value payments.

                "Class A Common Stock" means Class A Voting Common Stock, par value $0.01 per share, of the Company.

                "Common Stock" means common stock, par value $0.01 per share, of the Company.

                "Communications Act" means the Communications Act of 1934, and any similar or successor Federal statute, and the rules and regulations and published policies of the FCC thereunder, as the same may be in effect from time to time.

                "Consolidated Cash Flow" of any Person means, for any period, the Consolidated Net Income of such Person for such period (i) increased (to the extent Consolidated Net Income for such period has been reduced thereby) by the sum of (without duplication) (a) Consolidated Interest Expense of such Person for such period, plus (b) Consolidated Income Tax Expense of such Person for such period, plus (c) the consolidated depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period, plus (d) any other non-cash charges of such Person and its Restricted Subsidiaries for such period except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period and (ii) decreased (to the extent Consolidated Interest Expense for such period has been increased thereby) by any non-cash gains from Asset Dispositions.

               "Consolidated Income Tax Expense" of any Person means, for any period, the consolidated provision for income taxes of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

               "Consolidated Interest Expense" for any Person means, for any period the sum of (without duplication) (i) the consolidated interest expense included in a consolidated income statement (without deduction of interest or finance charge income) of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP (including, without limitation, (a) any amortization of debt discount, (b) the net costs under any Hedging Agreement (other than interest rate cap or collar or other similar arrangement), (c) all capitalized interest, (d) the interest portion of any deferred payment obligation and (e) all amortization of any premiums, fees and expenses payable in connection with the incurrence of any Indebtedness, plus (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

               "Consolidated Net Income" of any Person means, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded therefrom
        (a) the net income (or loss) of any other Person acquired by such Person or its Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (but not loss) of any Restricted Subsidiary of such Person which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to such Person to the extent of such restrictions (regardless of any waiver thereof) except to the extent of the amount of dividends or other distributions representing such Person's proportionate share of such Restricted Subsidiary's net income for such period which amount is actually paid, in cash, to such Person by such Restricted Subsidiary during such period, (c) the net income of any Person that is not a Restricted Subsidiary of such Person, except to the extent of the amount of dividends or other distributions representing such Person's proportionate share of such other Person's net income for such period actually paid in cash to such Person by such other Person during such period, (d) gains or losses (other than for purposes of calculating Consolidated Net Income under Section 4.05(a)(3) of the Indenture) on Asset Dispositions by such Person or its Restricted Subsidiaries, (e) all extraordinary gains or losses as determined in accordance with GAAP and (f) in the case of a successor to such Person by consolidation or merger or as a transferee of such Person's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets.

                "Designated Senior Debt" means (i) so long as any Indebtedness under one or more Senior Credit Facilities is outstanding or any lender has any commitment to extend credit to the Company thereunder, the Senior Debt incurred under any such Credit Facility and (ii) so long as any other Senior Debt is outstanding, such Senior Debt if, at the time of initial issuance, it has an aggregate outstanding principal amount in excess of $25.0 million and such Senior Debt has been so designated as Designated Senior Debt by the Board of the Company at the time of initial issuance in a resolution delivered to the Trustee.

                "Excluded Cash Proceeds" means the net cash proceeds received by the Company subsequent to the Issue Date from capital contributions in respect of Qualified Stock of the Company or from the issue or sale (other than to a Restricted Subsidiary) of Qualified Stock of the Company to the extent such proceeds, pursuant to the Note Purchase Agreement, are required to be applied to repay the Series A Notes.

                "Expiration Event" means any of the following: (a) the occurrence of the "IPO Date" as defined in the Stockholders Agreement dated as of July 17, 1998 among AT&T PCS, the cash equity investors named therein, the management stockholders named therein and the Company, (b) a Change of Control or (c) the consummation of a Qualifying High Yield Offering.

                "High Yield Offering" means an offering, either in a registered public offering or a private placement, of notes, bonds or other securities that are pari passu or subordinated to the Notes but shall not include any Senior Credit Facility, the Series A Notes, the Series B Notes or any Notes issued under the Indenture.

                "Guarantor" means (i) each Restricted Subsidiary that, on any Issue Date, is a direct or indirect obligor under, or in respect of, any Senior Debt and (ii) each Restricted Subsidiary that executes this Supplemental Indenture as a Guarantor, in each case, until such Restricted Subsidiary is released from its Guarantee.

                "Institutional Entity" means the management stockholders party
        to the Puerto Rico Stock Purchase Agreement dated as of April     , 1999
                                                                      ----
        among such management stockholders, Thomas Sullivan, Gerald Vento, Puerto Rico Acquisition Corp. and the Company, and their respective Affiliates.

                "Institutional Holder" means a Holder that is an Institutional Entity.

                "Issue Date" means                , 1999, the issue date of the
                                   ---------------
        Series E Notes initially issued hereunder.

                "Maturity Date" means the earlier of (i) the final maturity date of the Company's initial Qualifying High Yield Offering and (ii)
        [[              insert date six months earlier than Series C maturity]].
          -------------

                "MTA" means a Major Trading Area as defined in 47 C.F.R. 24.202, as amended from time to time.

                "Net Debt Proceeds" with respect to any High Yield Offering by the Company or any Subsidiary, the excess of: (a) the gross cash proceeds received by the Company or such Subsidiary from such offering, over (b) all reasonable fees and expenses incurred in connection with such offering (including customary underwriting commissions or discounts and legal, investment banking, brokerage and accounting, trustee fees and other professional fees, sales commission and disbursements) which have not been paid to Affiliates of the Company in connection therewith.

                "Note Purchase Agreement" means  the Amended and Restated Note
        Purchase Agreement dated          , 1999 between the Company and Lucent.
                                 ---------

                "Public Sale" means any underwritten public offering, made on a primary basis pursuant to a registration statement filed with, and declared effective by, the SEC in accordance with the Securities Act.

                "Qualified Stock" means any Capital Stock of the Company other than Disqualified Stock.

                "Qualifying High Yield Offering" means a High Yield Offering that results in Net Debt Proceeds to the Company of at least $100,000,000.

                "Series C Notes" means the Series C Notes of the Company in an initial aggregate principal account not to exceed $65,000,000 which Notes are to be issued pursuant to the Indenture.

                "Series C Preferred Stock" means Series C Preferred Stock, par value $0.01 per share, of the Company.

                "Series D Notes"  means the Series D Notes of the Company in an
        initial aggregate principal not to exceed $[             ] which Notes
                                                    -------------
        are to be issued pursuant to the Indenture.

                "Series E Guarantee" means the guarantee of the Series E Notes by each Guarantor under this Supplemental Indenture.

                "Series E Guarantor" means (i) each Restricted Subsidiary that, on an Issue Date, is a direct or indirect obligor under, or in respect of, one or more of the Senior Credit Facilities and (ii) each Restricted Subsidiary that pursuant to the terms of this Supplemental Indenture executes a further supplement as a Guarantor, in each case, until such Restricted Subsidiary is released from its guarantee.

                "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to (i) the accreted value of all Indebtedness, in the case of any Indebtedness isued with original issue discount, plus (ii) the principal amount of all Indebtedness, in the case of any other Indebtedness, of the Company and the Restricted Subsidiaries outstanding as of the date of determination.

                "Total Invested Capital" means, at any date of determination, the sum of, without duplication, (i) the total amount of equity contributed to the Company as of the initial Issue Date (as set forth on
        the                      , audited consolidated balance sheet of the
            ---------------------
        Company), plus (ii) irrevocable binding commitments to purchase Capital Stock (other than Disqualified Stock) existing as of such Issue Date, plus (iii) the aggregate net cash proceeds received by the Company from capital contributions or the issuance or sale of Capital Stock (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)) subsequent to the Issue Date, other than to a Restricted Subsidiary; provided, such aggregate net cash proceeds received pursuant to this clause (iii) shall exclude any amounts included as commitments to purchase Capital Stock in the preceding clause (ii), plus (iv) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the sale, disposition or repayment of any Investment made after the Issue Date and constituting a Restricted Payment in an amount equal to the lesser of (a) the return of capital with respect to such Investment and (b) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment, plus (v) an amount equal to the consolidated net Investment on such date of the Company and/or any of the Restricted Subsidiaries in any Subsidiary that has been designated as an Unrestricted Subsidiary after the Issue Date upon its redesignation as a Restricted Subsidiary in accordance with
        Section 4.06 of the Indenture, plus (vi) Total Consolidated Indebtedness, minus (vii) the aggregate amount of all Restricted Payments (including any Designation Amount, but other than a Restricted Payment of the type referred to in Section 4.03(b)(iii)(b)) declared or made on or after the Issue Date.

                "Triton Bonds" means the 11% Senior Subordinated Discount Notes due 2008 issued by Triton PCS, Inc. pursuant to the Indenture dated as of May 4, 1998 among Triton PCS, Inc., the guarantors thereto and PNC Bank, National Association, as trustee.

                "Vendor" means Lucent in its capacity as such under the Procurement Contract.

                "Vendor Credit Arrangement" means any Indebtedness (including, without limitation, Indebtedness under any credit facility entered into with any vendor or supplier or any financial institution acting on behalf of such vendor or supplier); provided that the net proceeds of such Indebtedness are utilized solely for the purpose of financing the cost (including, without limitation, the cost of design, development, site acquisition, construction, integration, handset manufacture or acquisition or microwave relocation) of assets used or usable in a Permitted Business (including, without limitation, through the acquisition of Capital Stock of an entity engaged in a Permitted Business).

                "Yield" means, in respect of any bond, as of any date of determination, the average yield to maturity on such bond (computed on a bond equivalent basis and utilizing the last quoted sale price for each day or, if no sales occur on such date, the last quoted sales price from the immediately preceding day) for the 30 consecutive days immediately prior to such date of determination.

        SECTION 1.3  Other Definitions.
                Defined in:

                   Term                          Section

        "Administrative Agent"                   6.03
        "Cash Equity Investors"                  4.15
        "Event of Default"                       5.01
        "Funding Guarantor"                      9.05
        "Guarantee Payment"                      10.02
        "Guarantee Payment Blockage Period"      10.03
        "Indenture"                              Recitals
        "Management Stockholders"                4.15
        "Participant"                            7.01
        "Payment Blockage Period"                6.03
        "Proceeding"                             6.02
        "Related Party"                          4.01
        "Restricted Payments"                    4.03
        "Securities Payment"                     6.02
        "Senior Nonmonetary Default"             6.03
        "Senior Payment                          6.03
        "Series E Notes"                         Recitals
        "Purchase Agreement"                     Recitals
        "Supplemental Indenture"                 Recitals
        "Transferee"                             7.01

                                  ARTICLE II

                                   THE NOTES

        SECTION 2.1  Terms of Series E Notes.

              (a) There are hereby created and established the Series E Notes to be issued in the initial aggregate principal
                     amount of $          and maturing on the Maturity Date.
                                ---------

              (b) The Company may issue at any time, and, subject to the terms and conditions set forth herein, the Trustee shall authenticate Series E Notes. The Series E Notes shall have the following terms:

                     (i) The Series E Notes shall bear interest through and including October 31, 1999 at an initial rate per annum, determined two Business Days before the initial issuance, equal to the lesser of (a) 12% and
                            (b) the Yield on the Triton Bonds; provided that from and after the earlier of (x) November 1, 1999 and (y) the date of an Expiration Event, the Series E Notes shall bear interest at a rate per annum equal to 7%. The rate of interest borne by the Series C Notes as determined pursuant to the terms of this clause (i) is referred to as the "Series E Coupon Rate."

                     (ii) The Series E Notes are subject to redemption and repurchase by the Company in accordance with the terms of the Indenture and in Article 3 hereof.

                     (iii) The Series E Notes are entitled to the protections of the covenants contained in the Indenture and in
                            Article 4 hereof and are subject to the provisions pertaining to Events of Default contained in the Indenture and in Article 5 hereof.

                     (iv) The Series E Notes shall be issuable in fully registered form, without coupons, in denominations
                            of $           and integral multiples of $
                                ----------                            ----------
                            in excess thereof.

                     (v)    The Series E Notes shall be dated as described in
                            Section 2.02 of the Indenture, except that the Series E Notes first issued shall be dated as of the Issue Date.

                     (vi) The Company shall pay in full the outstanding aggregate principal amount of the Series E Notes, together with any accrued interest and other amounts with respect to such Series E Notes, no later than the Maturity Date.

                     (vii) Interest on the Series E Notes shall be paid in arrears in cash on the six-month and annual anniversary of the Issuance Date; provided that (A) interest on the Series E Notes on or prior to the fifth annual anniversary of the Issuance Date may be paid in Additional Series E Notes and (B) thereafter Interest on the Series E Notes shall be paid in arrears in cash, provided that if such payment in cash shall be prohibited under the terms of the Company's Senior Credit Facilities, payment shall be in Additional Series E Notes. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law whether or not a claim for post-petition interest is allowed in such proceeding) on overdue principal, premium, if any, and interest (whether at stated maturity, by notice of prepayment, by acceleration or otherwise) at the rate equal to 2% per annum in excess of the rate of interest otherwise payable under this Supplemental Indenture, in each case, to the extent lawful. Interest shall be computed on the basis of a 360-day year and twelve 30-day months. In computing interest on the Series E Notes, the date of the making of the Series E Notes shall be included and the date of payment shall be excluded.

                     (viii) For purposes of Section 2.10 of the Indenture,
                            Series E Notes owned by any Affiliate of the Company shall be considered as though not outstanding except that for purposes of determining whether the Trustee shall be protected in relying on any direction, waiver or contract, only Notes that a Trustee knows are so owned shall be so considered.

                     (ix) Payment of principal, premium, if any, and interest on the Series E Notes will be made in lawful money of the United States of America as at the time of payment is legal tender for the payment of private and public debt. Payment of principal of and premium, if any, on the Series E Notes will be made upon surrender thereof at the office or agency of the Company maintained for that purpose in the City and State of New York, and principal and interest may be paid by check mailed to the address of the Holder as such address appears in the records of the Registrar as of the applicable record date or upon written request made prior to the applicable record date by a Holder in an aggregate principal amount in
                            excess of $          , payments in respect of such
                                       ----------
                            Series E Notes shall be made by wire transfer; provided, that in the case of redemption or repurchase the Company may designate such other offices or agencies at which Series E Notes subject to such redemption or repurchase may be surrendered for payment.

              (c) The Series E Notes shall be substantially in the form of Exhibit A which Exhibit shall be a part of this Supplemental Indenture.

              (d) The Series E Notes may not be transferred, except to an Institutional Holder, on or prior to December 31, 2000. Upon the transfer of any Series E Note to any Person that is not an

                     Institutional Holder, the conversion privilege of such Series E Note shall terminate.

              (e) For all purposes of any provision of the Indenture or this Supplemental Indenture that contemplates action to be taken by the Holders of Notes of any Series (including without limitation any action or consent referred to in Article 6 or Article 9 of the Indenture), the Series E Notes and the Series D Notes taken together shall be treated as a single Series.

        SECTION 2.2  Execution and Authentication.

              (a) The Series E Notes shall be executed and authenticated pursuant to Section 2.03 of the Indenture.

        SECTION 2.3  Conversion Privilege.

        The initial Holder or a permitted transferee of such Holder that is an Institutional Holder may convert the Series E Notes held by it into units ("Units") comprised of shares of Class A Common Stock and Series C Preferred Stock as follows. The Series E Notes may not be converted on or before October 31, 1999 and may not be converted after the occurrence of an Expiration Event. On any day that is both (x) after October 31, 1999 and (y) before the occurrence of an Expiration Event, an Institutional Holder may convert the Series E Notes then held by it, in an amount equal to all (or any part of the principal thereof that is an integral multiple of $100,000) of the Series E Notes owned by such Holder, into a number of fully paid and non-assessable shares of Class A Common Stock and Series C Preferred Stock determined as set forth below. The conversion privilege shall terminate permanently (a) as to all Series E Notes upon the occurrence of an Expiration Event and (b) as to a particular Series E Note upon any transfer of such Note to any Person that is not an Institutional Holder.

              (a) Number of Shares of Class A Common Stock and Series C Preferred Stock Issuable Upon Conversion. Each Unit shall consist of 1 share of Class A Common Stock and 1 share of Series C Preferred Stock. The number of Units to be issued upon any conversion of Series E Notes shall be equal to (i) the principal amount of Series E Notes to be converted, divided by (ii) $1,200.

              (b)    Fractional Shares.  No fractional shares of Class A
                     Common Stock or Series C Preferred Stock shall be issued upon conversion of Series E Notes. In lieu of any fractional share to which the Holder would otherwise be entitled after determination of the aggregate full number of shares of Class A Common Stock and Series C Preferred Stock issuable in respect of the principal amount of Series E Notes then being converted, the Company shall pay cash equal to such fraction multiplied by the Liquidation Preference of the shares of Class A Common Stock or Series C Preferred Stock, as the case may be, to which the Holder would otherwise be entitled.

              (c)    Mechanics of Conversion.  In order for a Holder of Series
                     E Notes to convert such Series E Notes into Units, such Holder of Series E Notes shall surrender his or its Note(s) in the aggregate principal amount to be converted to the Company at the office of the [Trustee], together with written notice that such Holder elects to convert the aggregate principal amount of Series E Notes specified in such notice. The date of receipt of such Note(s) and notice by the Company at such office shall be the "Conversion Date". If required by the Company, Series E Notes surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the Holder or his or its attorney duly authorized in writing. As soon as practicable after the Conversion Date and the surrender of the Series E Notes(s), the Company shall issue and deliver to such Holder, at its address as it appears on the books of the Registrar, one or more certificates for the number of shares of Class A Common Stock and Series C Preferred Stock, respectively, issuable upon such conversion in accordance with the provisions hereof.

              (d) Reservation of Shares. The Company shall, at all times when the Series E Notes shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series E Notes, such number of its duly authorized shares of Class A Common Stock and Series C Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series E Notes. Before taking any action which would cause Class A Common Stock or Series C Preferred Stock, upon the conversion of Series E Notes, to be issued below the then par value of the shares of Class A Common Stock or Series C Preferred Stock, as the case may be, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Class A Common Stock and Series C Preferred Stock to the Holders of Series E Notes.

              (e)    Interest. Accrued and unpaid interest on the Series E
                     Notes shall be convertible in the same manner as principal.


              (f) Termination of Rights. All Series E Notes that shall be subject to conversion as herein provided, and which have not been surrendered prior to the Conversion Date, shall no longer be deemed to be outstanding and all rights with respect to such Series E Notes, including the rights, if any, to receive notices, shall immediately cease and terminate on the Conversion Date, except only the right of the Holders thereof to receive payment of any accrued and unpaid interest thereon. On and as of the Conversion Date, the shares of Class A Common Stock and Series C Preferred Stock issuable upon such conversion shall be deemed to be outstanding, and the holder thereof shall be entitled to exercise and enjoy all rights with respect to such shares of Class A Common Stock and Series C Preferred Stock, including the rights, if any, to receive notices and to vote.

              (g) No Conversion Charge or Tax. The issuance and delivery of certificates for shares of Class A Common Stock and Series C Preferred Stock upon the conversion of Series E Notes shall be made without charge to the Holder of Series E Notes for any issue or transfer tax, or other incidental expense in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Company.

              (h)    Reorganization, Reclassification and Merger Adjustment.
                     If there occurs any capital reorganization or any reclassification of Class A Common Stock or Series C Preferred Stock, the consolidation or merger of the Company with or into another Person (other than a consolidation or merger of the Company in which the Company is the continuing corporation and that does not result in any reclassification or change of outstanding shares of its Class A Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then each Series E Note shall thereafter be convertible into the same kind and amounts of securities (including shares of stock) or other assets, or both, that were issuable or distributable to the holders of outstanding Class A Common Stock or Series C Preferred Stock, as the case may be, upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Class A Common Stock or Series C Preferred Stock, as the case may be, into which such principal amount of Series E Notes might have been converted immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company), whose determination shall be conclusive) shall be made to assure that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon the conversion of the Series E Notes.

              (i) Notice of Adjustment. Whenever the securities or other property deliverable upon the conversion of the Series E Notes shall be adjusted pursuant to the provisions hereof, the Company shall promptly give written notice thereof to each Holder of Series E Notes at such Holder's address as it appears on the transfer books of the Registrar and shall forthwith file, at its principal executive office and with the Trustee, a certificate, signed by the Chairman of the Board, President or one of the Vice Presidents of the Company, and by its Chief Financial Officer, Treasurer or one of its Assistant Treasurers, stating the securities or other property deliverable per $100,000 in principal amount of Series E Notes calculated to the nearest cent or to the nearest one-hundredth of a share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

              (j) Notice of Certain Events. In case the Company shall propose at any time or from time to time (i) to declare or pay any dividend payable in stock of any class to the holders of Common Stock, Class A Common Stock or Series C Preferred Stock or to make any other distribution to the holders of Common Stock, Class A Common Stock or Series C Preferred Stock, (ii) to offer to the holders of Common Stock, Class A Common Stock or Series C Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Stock, Class A Common Stock or Series C Preferred Stock, (iv) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company which would, if consummated, adjust the conversion ratio specified in paragraph (a) above or the securities issuable upon conversion of Series E Notes, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall mail to each Holder, at such Holder's address as it appears on the transfer books of the Registrar, a written notice of such proposed action, which shall specify (A) the date on which a record is to be taken for the purpose of such dividend or distribution of rights or warrants or, if a record is not to be taken, the date as of which the holders of shares of Common Stock, Class A Common Stock or Series C Preferred Stock, as the case may be, of record to be entitled to such dividend or distribution of rights or warrants are to be determined, or (B) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective, and such notice shall be so given as promptly as possible but in any event at least ten Business Days prior to the applicable record, determination or effective date, specified in such notice.

                                  ARTICLE III

                     PREPAYMENTS AND MANDATORY REDEMPTIONS

        SECTION 3.1  Optional Prepayments.

        The Company, at its option, upon notice as provided in Section 3.03 of the Indenture, may redeem at any time, in whole or in part (in a minimum amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof), without premium, any or all of the Series E Notes.

        SECTION 3.2  Mandatory Redemption of Series E Notes.

        In the event that the Company receives the Net Debt Proceeds from a Qualifying High Yield Offering, the Company shall first apply such proceeds to redeem the Series E Notes and the Series D Notes held by Institutional Holders and AT&T Holders, respectively, together with any accrued interest thereon. The Company shall give prompt written notice of the receipt of any Net Debt Proceeds (which notice shall in any event be within 10 days after such receipt) to any Institutional Holder holding Series E Notes by facsimile transmission (and shall confirm such notice by prompt telephonic advice to an investment officer of each such Holder) or by registered mail. Such notice shall state that on a date specified therein (which date shall not be less than 15 days after the date of such notice) the Company, upon receipt of the outstanding Series E Notes, shall redeem Series E Notes held by Institutional Holders in an aggregate principal amount equal to the Net Debt Proceeds. Any notice from the Company to redeem any of the Series E Notes pursuant to this Section 3.02 shall be accompanied by an Officers' Certificate certifying that the conditions of this Section 3.02 have been fulfilled and shall otherwise satisfy the requirements of Section 3.03 of the Indenture. On the date specified in the Company's notice, the Company, upon receipt of an outstanding Series E Note, shall redeem such portion of such Series E Note together with accrued interest thereon and shall promptly mail to the Holder of such Series E Note the redemption payment therefor and a new Series E Note in a principal amount equal to the excess of the principal amount of the Series E Note submitted in connection with such redemption over the principal amount of such Series E Note so redeemed.

                                  ARTICLE IV

                            SUPPLEMENTARY COVENANTS

        SECTION 4.1 Limitation on Transactions with Affiliates.

        The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into, renew or extend any transaction with any of their respective Affiliates or any beneficial holder of 10% or more of any class of Capital Stock of the Company, including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any guarantee, loan, advance or Investment, either directly or indirectly, unless the terms of such transaction are at least as favorable as the terms that could be obtained at such time by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arms'-length basis with a Person that is not such an Affiliate; provided, that (x) in any transaction involving aggregate consideration in excess of $10.0 million, the Company shall deliver an Officers' Certificate to the Trustee stating that the Board of Directors have determined, in their good faith judgment, that the terms of such transaction are at least as favorable as the terms that could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arms'- length basis between unaffiliated parties and (y) if the aggregate consideration is in excess of $25.0 million, the Company shall also deliver to the Trustee, prior to the consummation of the transaction, the favorable written opinion of a nationally recognized accounting, appraisal or investment banking firm as to the fairness of the transaction to Holders, from a financial point of view (it being understood that no such opinion shall be required in connection with (1) the Puerto Rico Transaction or (2) any acquisition of PCS Licenses from AT&T PCS or a Person associated with or introduced by AT&T PCS, which transaction has been approved by a majority of the Company's Directors other than Thomas Sullivan, Gerald Vento or Directors appointed by AT&T PCS and which relates to PCS Licenses for BTAs or MTA's included within the Territory (as each such term is defined in the Stockholders' Agreement dated as of July 17, 1998, as amended, among AT&T PCS, the Company and the other parties thereto)).

     Notwithstanding the foregoing, the restrictions set forth in this Section
4.01 shall not apply to (i) transactions between or among the Company and/or any Restricted Subsidiaries, (ii) any Restricted Payment or Permitted Investments permitted by Section 4.03, (iii) directors' fees, indemnification and similar arrangements, officers' indemnification, employee stock option plans, restricted stock plans or employee benefit plans and employee salaries and bonuses paid or created in the ordinary course of business, (iv) any other agreement in effect on the Issue Date, as the same shall be amended from time to time; provided that any material amendment shall be required to comply with the provisions of the preceding paragraph of this Section 4.01, (v) transactions with AT&T or any of its Affiliates relating to marketing of telecommunications services, providing any voice and voice related mobile wireless radio telephone services and using certain intellectual property of AT&T on terms that are no less favorable (when taken as a whole) to the Company or such Restricted Subsidiary, as applicable, than those available from unaffiliated third parties, (vi) transactions involving the leasing or sharing or other use by the Company or any Restricted Subsidiary of communications network facilities (including, without limitation, cable or fiber lines, equipment or transmission capacity) of any Affiliate of the Company or any beneficial holder of 10% or more of any class of Capital Stock of the Company (such Affiliate or holder being a "Related Party") on terms that are no less favorable (when taken as a whole) to the Company or such Restricted Subsidiary, as applicable, than those available from such Related Party to unaffiliated third parties, (vii) transactions involving the provision of personal communications services by a Related Party in the ordinary course of its business to the Company or any Restricted Subsidiary, or by the Company or any Restricted Subsidiary to a Related Party, on terms that are no less favorable (when taken as a whole) to the Company or such Restricted Subsidiary, as applicable, than those available from such Related Party to unaffiliated third parties, (viii) any sales agency agreements pursuant to which an Affiliate has the right to market any or all the products or services of the Company or any Restricted Subsidiary, and (ix) customary commercial banking, investment banking, underwriting, placement agent or financial advisory fees paid in connection with services rendered to the Company and its Subsidiaries in the ordinary course.

        SECTION 4.2 Limitation on Incurrence of Indebtedness.

        The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness), except:

              (i) Indebtedness of the Company, if immediately after giving effect to the incurrence of such Indebtedness and the receipt and application of the net proceeds thereof (including, without limitation, the application or use of the net proceeds therefrom to repay Indebtedness, to consummate an Asset Acquisition or to make any Restricted Payment), (a) in the case of any incurrence of Indebtedness on or after September 30, 2002 only, the ratio of (x) Total Consolidated Indebtedness to (y) Annualized Pro Forma Consolidated Operating Cash Flow would be less than (i)
                     30.0 to 1.0, if the Indebtedness is to be incurred on or after September 30, 2002 and prior to December 31, 2002, or
                     (ii) 24.0 to 1.0, if the Indebtedness is to be incurred on or after December 31, 2002 and prior to December 31, 2003, or (iii) 10.25.0 to 1.0, if the Indebtedness is to be incurred on or after December 31, 2003 and prior to December 31, 2004, or (iv) 5.5 to 1.0, if the Indebtedness is to be incurred on or after December 31, 2004, or (b) in the case of any incurrence of Indebtedness prior to March 31, 2005 only, Total Consolidated Indebtedness would be equal to or less than 75% of Total Invested Capital ;

              (ii)   Indebtedness of the Company and the Restricted
                     Subsidiaries incurred under one or more Senior Credit Facilities in an aggregate amount at any one time outstanding not to exceed $600 million in the aggregate for all such Senior Credit Facilities;

              (iii) Indebtedness of the Company and its Restricted Subsidiaries outstanding from time to time pursuant to any Vendor Credit Arrangement;

              (iv) Indebtedness owed by the Company to any Restricted Subsidiary or Indebtedness owed by a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided, that upon either (x) the transfer or other disposition by such Restricted Subsidiary or the Company of any Indebtedness so permitted under this clause (iv) to a Person other than the Company or another Restricted Subsidiary or (y) the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such Restricted Subsidiary to a Person other than the Company or another such Restricted Subsidiary, the exception provided by this clause (iv) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be;

              (v) Indebtedness of the Company or any Restricted Subsidiary under any Hedging Agreement to the extent entered into to protect the Company or such Restricted Subsidiary from fluctuations in interest rates on any other Indebtedness permitted under the Indenture (including the Notes) and not for speculative purposes;

              (vi) Indebtedness incurred to refinance any Indebtedness incurred under the prior clause (i) or (iii) above, the Notes or the Guarantees; provided, that (x) such Indebtedness does not exceed the principal amount (or accreted value, if less) of the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness being refinanced or the amount of any premium reasonably determined by the issuer of such Indebtedness as necessary to accomplish such refinancing by means of a tender offer, exchange offer, or privately negotiated repurchase, plus the expenses of such issuer reasonably incurred in connection therewith and (y)(1) in the case of any refinancing of Indebtedness that is pari passu with the Series E Notes, such refinancing Indebtedness is made pari passu with or subordinate in right of payment to the Series E Notes, and, in the case of any refinancing of Indebtedness that is subordinate in right of payment to the Notes, such refinancing Indebtedness is subordinate in right of payment to the Notes on terms no less favorable to the Holders than those contained in the Indebtedness being refinanced, (2) in either case, the refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not have an Average Life that is less than the remaining Average Life of the Indebtedness being refinanced and (3) any Indebtedness incurred to refinance any Indebtedness is incurred by the obligor on the Indebtedness being refinanced or by the Company;

              (vii) Capital Lease Obligations of the Company or any Restricted Subsidiary with respect to the leasing by the Company or any Restricted Subsidiary of tower sites and equipment that is a fixture thereto; provided, that the aggregate principal amount of Capital Lease Obligations at any time outstanding shall not exceed the sum of (x) the aggregate principal amount of Capital Lease Obligations then outstanding under the Permitted Sale-Leaseback and (y) $25 million;

              (viii) Indebtedness of the Company or any Restricted Subsidiary
                     consisting of a guarantee of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.02;

              (ix) FCC Debt in an aggregate principal amount not to exceed $40 million at any time outstanding plus the FCC Debt incurred in connection with the Mercury Acquisition and the Wireless 2000 Acquisition;

              (x) Indebtedness of the Company or any Restricted Subsidiary in respect of statutory obligations, performance, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business; and

              (xi) Indebtedness of the Company not otherwise permitted to be incurred pursuant to clauses (i) through (x) above which, together with any other outstanding Indebtedness incurred pursuant to this clause (xi), has an aggregate principal amount not in excess of $75 million at any time outstanding. Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring person) shall be deemed incurred at the time the person becomes a Restricted Subsidiary or at the time of the asset acquisition, as the case may be.

For purposes of determining compliance with this Section 4.02, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted pursuant to clauses (i) through (x) above, the Company shall, in its sole discretion, be permitted to classify such item of Indebtedness in any manner that complies with this Section 4.04 and may from time to time reclassify such item of Indebtedness in any manner that would comply with this Section 4.04 at the time of such reclassification. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.04.

        SECTION 4.3  Limitation on Restricted Payments.

              (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, on or
                   prior to             , 2002.
                            ------------

                   (i) declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), in respect of any class of Capital Stock of the Company excluding, any dividends or distributions payable solely in shares of Qualified Stock of the Company or in options, warrants or other rights to acquire Qualified Stock of the Company,

                   (ii) purchase, redeem or otherwise acquire or retire for value any shares of Capital Stock of the Company, any options, warrants or rights to purchase or acquire such shares or any securities convertible or exchangeable into such shares (other than any such shares of Capital Stock, options, warrants, rights or securities that are owned by the Company or a Restricted Subsidiary),

                  (iii) make any Investment (other than Permitted Investments) in any Person, other than the Company or a Restricted Subsidiary, or

                  (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to its scheduled maturity, repayment or any sinking fund payment, Subordinated Indebtedness (each of the transactions described in clauses (i) through

                         (iv) (other than any exception to any such clause) being a "Restricted Payment");

and at any time after            , 2002, the Company will not, and will not
                      -----------
cause or permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if, at the time thereof:

              (1) a Default or an Event of Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment,

              (2) immediately after giving effect to such Restricted Payment, the Company could not incur at least $1.00 of additional Indebtedness pursuant to Section 4.02(i), and

              (3) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date (including any Designation Amount) exceeds the sum (without duplication) of: (i) the amount of (x) the Consolidated Cash Flow of the Company after
                  [           , 2002,] through the end of the latest full fiscal
                   -----------
                  quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment (treated as a single accounting period) less (y) 150% of the cumulative Consolidated Interest Expense of the Company
                  after [           , 2002,] through the end of the latest full
                         -----------
                  fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment (treated as a single accounting period), plus (ii) the aggregate net cash proceeds (other than Excluded Cash Proceeds) received by the Company as a capital contribution in respect of Qualified Stock or from the proceeds of a sale of Qualified Stock made after the Issue Date (excluding in each case (x) the proceeds from a sale of Qualified Stock to a Restricted Subsidiary and (y) the proceeds from a sale, other than from a Public Sale, of Qualified Stock the proceeds of which are applied to
                  optionally redeem Notes on or prior to          ,     ), plus
                                                         ---------  ----
                  (iii) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the sale or disposition (other than to the Company or a Restricted

                  Subsidiary) or repayment (other than by the Company or a Restricted Subsidiary) of any Investment made after the Issue Date and constituting a Restricted Payment in an amount equal to the lesser of (x) the return of capital with respect to such Investment and (y) the initial amount of such Investment, in either case, less the cost of disposition of such Investment, plus (iv) an amount equal to the consolidated net Investment (including any support provided or liability assumed by the Company or any Restricted Subsidiary pursuant to the penultimate paragraph of Section 4.06 of the Indenture) on the date of Revocation made by the Company and/or any of the Restricted Subsidiaries in any Subsidiary that has been designated as an Unrestricted Subsidiary after the Issue Date upon its redesignation as a Restricted Subsidiary in accordance with Section 4.06 of the Indenture. For purposes of the preceding clause (ii), the value of the aggregate net cash proceeds received by the Company from, or as a capital contribution in connection with, the issuance of Qualified Stock either upon the conversion of convertible Indebtedness of the Company or any of its Restricted Subsidiaries or in exchange for outstanding Indebtedness of the Company or any of its Restricted Subsidiaries or upon the exercise of options, warrants or rights will be the net cash proceeds received by the Company or any of its Restricted Subsidiaries upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received by the Company or any of its Restricted Subsidiaries upon the conversions, exchange or exercise thereof. For purposes of the preceding clause (iv), the value of the consolidated net Investment on the date of Revocation shall be equal to the Fair Value of the aggregate amount of the Company's and/or any Restricted Subsidiary's Investments in such Subsidiary on the applicable date of Designation.

For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Value on the date such Restricted Payment is made by the Company or a Restricted Subsidiary, as the case may be.

              (b) The foregoing provisions will not prohibit any of the following:

                   (i) the payment of any dividend or distribution within sixty (60) days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture and the Supplemental Indenture;

                   (ii) so long as no Default or Event of Default shall have occurred and be continuing, the purchase, redemption, retirement or other acquisition of any Capital Stock of the Company out of the net cash proceeds of the substantially concurrent capital contribution to the Company in connection with Qualified Stock or out of the net cash proceeds received by the Company from the substantially concurrent issue or sale (other than to a Restricted Subsidiary) of Qualified Stock; provided that (x) any such net cash proceeds shall be excluded from Section 4.03(a)(3)(ii), (y) such proceeds do not constitute Excluded Cash Proceeds and (z) such proceeds, if from a sale other than a Public Sale are not applied to optionally redeem Notes on or prior to
                                 , 2002;
                         --------

                   (iii) so long as no Default or Event of Default shall have occurred and be continuing, the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness of the Company made by exchange for or conversion into, or out of the net cash proceeds received by the Company, or out of a capital contribution to the Company in connection with a concurrent issue and sale (other than to a Restricted Subsidiary) of (a) Qualified Stock (provided that (x) any such net cash proceeds are excluded from Section 4.03(a)(3)(ii), (y) such proceeds do not constitute Excluded Cash Proceeds and (z) such proceeds, if from a sale other than a Public Sale, are not applied to
                         optionally redeem Notes on or prior to      , 2002) or
                                                                -----
                         (b) other Subordinated Indebtedness of the Company that has an Average Life equal to or greater than the Average Life of the Subordinated Indebtedness being purchased, redeemed, retired, defeased or otherwise acquired;

                   (iv) so long as no Default or Event of Default shall have occurred and be continuing, the making of a direct or indirect Investment constituting a Restricted Payment in an amount not to exceed the amount of the proceeds of a concurrent capital contribution in respect of Qualified Stock or from the issue or sale (other than to a Restricted Subsidiary) of Qualified Stock of the Company; provided that (x) any such net cash proceeds are excluded from Section 4.03(a)(3)(ii) and (y) such proceeds do not constitute Excluded Cash Proceeds and
                         (z) such proceeds, if from a sale other than a High Yield Offering are not applied to optionally redeem
                         Notes on or prior to       , 2002; or
                                              ------

                   (v) so long as no Default or Event of Default has occurred and is continuing, dividends or distributions by the Company to repurchase, redeem, acquire or retire for value any Capital Stock of the Company, held by any member of management of the Company or any of its Subsidiaries pursuant to any management equity subscription agreement, stock option agreement, restricted stock option or other similar agreement; provided that (x) the aggregate amount of such dividends or distributions shall not exceed $5.0 million in any twelve-month period and (y) any unused amount in any twelve-month period may be carried forward to one or more future periods.

Restricted Payments made pursuant to clauses (i) and (v) of the immediately preceding paragraph (b) shall be included in making the determination of available amounts under Section 4.03(a)(3) and Restricted Payments made pursuant to (ii), (iii) and (iv) of the immediately preceding paragraph (b) shall not be included in making the determination of available amounts under Section 4.03(a)(3).

        SECTION 4.4  Payment of Taxes and Other Claims.

        The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries; provided, that the Company shall not be required to pay or discharge any claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

        SECTION 4.5  Notice of Defaults.

          Within five (5) days after becoming aware of any Default, if such Default is then continuing, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the details of such Default and the action which the Company proposes to take with respect thereto.

        SECTION 4.6  Maintenance of Properties.

        The Company shall cause all material properties owned by or leased to it or any of its Subsidiaries and used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in this Section 4.06 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of the Subsidiary concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or such Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any of its Subsidiaries, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

        SECTION 4.7  Compliance Certificate.

        The Company shall deliver to the Trustee within 45 days after the end of each of the first three fiscal quarters of the Company and within 90 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default by the Company that occurred during such fiscal quarter or fiscal year. If they do know of such a Default, the certificate shall describe all such Defaults, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.07 shall be for the fiscal quarter ending
            , 1999.
------------

        SECTION 4.8  Provision of Financial Information.

        Whether or not required by the rules and regulations of the SEC, so long as any Series E Notes are outstanding, the Company will furnish to the Holders of Series E Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time period specified in the SEC's rules and regulations; provided that no such information or reports shall be required prior to the earlier to occur of (x) September 30, 2000 and (y) completion by the Company of a High Yield Offering, and provided further that until such information and reports are required to be furnished, the Company shall provide the Holders of the Series E Notes with the same information and reports (at the same times and with the same frequency) as the Company provides such information and reports to the Administrative Agent and the group of banks, under the Senior Credit Facility.

        SECTION 4.9  Waiver of Stay, Extension or Usury Laws.

        The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Series E Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of the Indenture and this Supplemental Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

        SECTION 4.10  Limitation on Layered Debt.

        The Company will not (i) directly or indirectly, incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes and rank subordinate in right of payment to any other Indebtedness of the Company and (ii) cause or permit any Series E Guarantor to, and no Series E Guarantor will, directly or indirectly, incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Series E Guarantee of such Series E Guarantor and rank subordinate in right of payment to any other Indebtedness of such Series E Guarantor; provided, that no Indebtedness shall be deemed to be subordinated solely by virtue of being unsecured. The Company will not issue any Indebtedness (other than in a High Yield Offering) which by its terms provides for, or the holders of which would have the right to demand or participate in, any registration of such Indebtedness or exchange of such Indebtedness for any other Indebtedness of the Company that is registered under the Securities Act unless the Company shall have provided equivalent rights to the Holders.

        SECTION 4.11  Limitation on Restrictions Affecting Restricted
Subsidiaries.

        The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay, directly or indirectly, dividends, in cash or otherwise, or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary, (ii) make any Investment in the Company or any other Restricted Subsidiary or (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (a) any agreement in effect on the Issue Date as any such agreement is in effect on such date, (b) any Senior Credit Facilities, (c) any agreement relating to any Indebtedness incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date and not incurred in anticipation or contemplation of becoming a Restricted Subsidiary; provided, that such encumbrance or restriction shall not apply to any property or assets of the Company or any Restricted Subsidiary other than such Restricted Subsidiary, (d) customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all the Capital Stock or assets of a Restricted Subsidiary; provided, that such encumbrance or restriction is applicable only to such Restricted Subsidiary or its property and assets, (e) any agreement effecting a refinancing or amendment of Indebtedness incurred pursuant to any agreement referred to in clause (a) above; provided, that the provisions contained in such refinancing or amendment agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject thereof in the reasonable judgment of the Board of Directors of the Company, (f) the Indenture, (g) applicable law or any applicable rule, regulation or order, (h) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary, (i) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause
(iii) of this Section 4.11; (j) restrictions of the type referred to in clause
(iii) of this Section 4.11 contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent that such Liens were otherwise incurred in accordance with Section 4.12 and restrict the transfer of property subject to such agreements; or (k) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.

        SECTION 4.12  Limitation on Liens.

        The Company shall not, and shall not cause or permit any Restricted Subsidiary to directly or indirectly, create, cause, incur or suffer to exist any Lien on or with respect to any Capital Stock or any property or assets of the Company or such Restricted Subsidiary owned on the Issue Date or thereafter created or acquired to secure any Indebtedness, without making, or causing such Restricted Subsidiary to make, effective provision for securing the Series E Notes and all other amounts due under the Indenture equally and ratably with such Indebtedness or, in the event such Indebtedness is Subordinated Indebtedness, prior to such Indebtedness, as to such property or assets for so long as such Indebtedness shall be so secured.

        The foregoing restrictions shall not apply to (i) Liens existing on the Issue Date securing Indebtedness existing on the Issue Date; (ii) Liens securing Senior Debt (including Liens securing Indebtedness under any Senior Credit Facilities) and any guarantees thereof to the extent that the Indebtedness secured thereby is permitted to be incurred under Section 4.02;
(iii) Liens securing only the Series E Notes and the Guarantees, if any; (iv) Liens in favor of the Company or any Guarantor; (v) Liens to secure Indebtedness incurred in connection with Vendor Credit Agreements; (vi) Liens on property existing immediately prior to the time of acquisition thereof (and not created in connection with or in anticipation or contemplation of the financing of such acquisition); (vii) Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any such Restricted Subsidiary (and not created in connection with or in anticipation or contemplation thereof); (viii) Liens to secure the performance of statutory obligations, surety or appeal bonds or bid or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other similar Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor; (x) restrictions on the transfer of assets contained in any FCC License or any other telecommunications license or imposed by the Communications Act or comparable state legislation enacted after the date hereof; (xi) Liens in favor of the FCC or the United States Treasury to secure FCC Debt permitted under Section 4.02(ix); provided such Liens are limited to the FCC Licenses subject to such Debt; (xii) liens to secure Indebtedness incurred to refinance, in whole or in part, any Indebtedness secured by Liens referred to in the foregoing clauses (i)-(xi) so long as such Liens do not extend to any additional category of property and the principal amount of Indebtedness so secured is not increased except for the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of the issuer of such Indebtedness reasonably incurred in connection with such refinancing; and (xiii) Liens in favor of the Trustee as provided for in the Indenture on money or property held or collected by the Trustee in its capacity as Trustee.

        SECTION 4.13  Subsidiary Guarantees.

        The Company shall not permit any Subsidiary (other than any Special Purpose Subsidiary, as defined in the Credit Facility) to become a direct or indirect obligor under, or in respect of, any Senior Credit Facilities without causing such Subsidiary to become a Guarantor. Any such Subsidiary shall (a) execute and deliver a supplemental indenture in form and substance reasonably satisfactory to the Trustee and in compliance with the requirements, if any, of the Senior Credit Facility pursuant to which such Subsidiary shall unconditionally guarantee all the Company's obligations under the Series E Notes and the Indenture and (b) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a valid and legally binding and enforceable obligation of such Subsidiary (subject, in the case of enforceability, to customary bankruptcy, insolvency, fraudulent conveyance, general principles of equity and similar exceptions).

        The Company may, at its option, cause any of its Subsidiaries to be a Guarantor.

        SECTION 4.14 Limitation on Activities of the Company and the Restricted Subsidiaries.

        The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as is not material to the Company and its Restricted Subsidiaries, taken as a whole.

        SECTION 4.15  Amendments to Agreements.

        The Company shall not amend, modify or waive, or refrain from enforcing, any provision of (i) the Securities Purchase Agreement in any manner that would materially alter the obligations of the Cash Equity Investors or the Management Stockholders (as each such term is defined in the Securities Purchase Agreement) thereunder to provide additional equity capital to the Company until such time as the Company has received subsequent to the Issue Date, net cash proceeds from capital contributions, or sales, in respect of Qualified Stock of the Company equal to at least [$72,499,990]; (ii) the Puerto Rico Stock Purchase Agreement in any manner that would materially alter the obligations of the investors thereunder to provide at least $39.996 million of additional equity for the development of the San Juan MTA within [3 years] after the closing of such transaction; (iii) the Asset Purchase Agreement in any manner that would adversely affect the rights of the Company thereunder in any material respect; and (iv) the Related Agreements and the Related Agreement Amendments (each as defined in the Asset Purchase Agreement) in any manner that would affect the rights of the Company thereunder in any material respect. whole.



        SECTION 4.16  Limitation on Pari Passu Debt.

        The Company shall not incur any Indebtedness, other than the Series D Notes, that ranks pari passu with the Series E Notes.

        SECTION 4.17  Limitation on Optional Redemptions of Series C Notes.

        The Company shall not optionally prepay or optionally redeem any amount of Series C Notes until the Series E Notes shall have been redeemed in full, it being understood that this limitation shall not apply to any mandatory redemption or prepayment of the Series C Notes.

                                   ARTICLE V

                               EVENTS OF DEFAULT

        [Reserved.]

                                  ARTICLE VI

                                 SUBORDINATION

        SECTION 6.1  Series E Notes Subordinate to Senior Debt.

        The Company covenants and agrees, and the Trustee and each Holder of a Series E Note, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 6, the payment of the principal of, premium, if any, and interest on each and all the Series E Notes and the repurchase, redemption or other retirement of the Series E Notes is hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash or cash equivalents or, as acceptable to the holders of Senior Debt, in any other manner, of all Senior Debt in the manner set forth in this Article 6. The terms of this Article 6 are for the benefit of, and shall be enforceable directly by, each holder of Senior Debt, and each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired such Senior Debt in reliance upon the covenants and provisions contained herein.

        SECTION 6.2  Payment of Proceeds Upon Dissolution, Etc.

        Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or liabilities or any bankruptcy, reorganization, receivership, insolvency or similar proceedings of the Company or its property, whether voluntary or involuntary (each such event, if any, herein sometimes referred to as a "Proceeding"):

              (a) The holders of Senior Debt shall receive payment in full in cash or cash equivalents or, as acceptable to the holders of Senior Debt, in any other manner, of all amounts due on or to become due on or in respect of all Senior Debt (including any interest accruing thereon after the commencement of any such Proceeding, whether or not allowed as a claim against the Company in such Proceeding) or provision shall be made for such payment in a manner acceptable to such holders before the Trustee or the Holders of the Series E Notes are entitled to receive any payment or distribution whether by setoff, exercising contractual or statutory rights or otherwise and whether in the form of cash, stock or property or otherwise (excluding any payment or distribution described in the last paragraph of Section 6.02(b)), on account of the principal of, premium, if any, interest on or any other obligation owing in respect of the Series E Notes or on account of any purchase, redemption or other acquisition of Series E Notes by the Company (all such payments, distributions, purchases, redemptions and acquisitions, whether or not in connection with a Proceeding (but excluding any payment or distribution described in the last paragraph of Section 6.02(b)), being herein referred to, individually and collectively, as a "Securities Payment"); and

              (b) Any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Trustee or the Holders of the Series E Notes would be entitled but for the provisions of this Article 6, shall be paid by the Company or the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representatives or trustees under any credit agreement, indenture or other agreement under which any such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, to the extent necessary to make payment in full in cash or cash equivalents or, as acceptable to the holders of Senior Debt, in any other manner, of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

        In the event that, notwithstanding the foregoing provisions of this section, the Trustee or the Holder of any Series E Notes shall have received in connection with any Proceeding any Securities Payment before all Senior Debt is paid in full or payment thereof is provided for in cash or cash equivalents, then and in such event such Securities Payment shall be held in trust for the benefit of and paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to make payment in full in cash or cash equivalents or, as acceptable to the holders of the Senior Debt, in any other manner, of all Senior Debt remaining unpaid after giving effect to any concurrent payment to or for the holders of Senior Debt.

        For purposes of this Article 6 only, the words "payment or distribution" or "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment, which stock or securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent, or to a greater extent than, the Series E Notes are so subordinated as provided in this Article 6. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of all or substantially all of its properties and assets to another Person and so long as permitted under the terms of the Senior Debt shall not be deemed a Proceeding for the purposes of this section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease such properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article 6.

              (c) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

        SECTION 6.3   No Payment When Designated Senior Debt in Default.

        In the event that any Senior Payment Default shall have occurred and be continuing, then no Securities Payment whether by setoff, exercising contractual or statutory rights or otherwise and whether in the form of cash, stock or property or otherwise shall be made, unless and until such Senior Payment Default shall have been cured or waived in writing or shall have ceased to exist or all amounts then due and payable in respect of such Designated Senior Debt (including, without limitation, amounts that have become and remain due by acceleration) shall have been paid in full in cash. "Senior Payment Default" means any default in the payment of the principal of, premium, if any, or interest on any Designated Senior Debt when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption, notice of the exercise of an option to require such repayment, mandatory payment or prepayment or otherwise.

        In the event that any Senior Nonmonetary Default shall have occurred and be continuing, then, upon the receipt by the Company of written notice of such Senior Nonmonetary Default from the administrative agent under the Credit Facility (the "Administrative Agent") to which such Senior Nonmonetary Default relates or, if no loans or other amounts are then outstanding under the Credit Facility or any renewal, extension or refunding thereof, and the Credit Facility and any such renewal, extension or refunding have been terminated, upon receipt of such notice by or on behalf of any other holder or holders of Designated Senior Debt in an aggregate amount in excess of $25,000,000, no Securities Payment shall be made whether by setoff, exercising contractual or statutory rights or otherwise and whether in the form of cash, stock or property or otherwise during the period (the "Payment Blockage Period") commencing on the date of such receipt by the Company of such written notice and ending on the earlier of (a) the date, if any, on which the Designated Senior Debt to which such Senior Nonmonetary Default relates is discharged or such Senior Nonmonetary Default shall have been cured or waived in writing or shall have ceased to exist and any acceleration of Designated Senior Debt to which such Senior Nonmonetary Default relates shall have been rescinded or annulled and (b) the 179th day after the date of receipt of such written notice. No more than one Payment Blockage Period may be commenced with respect to the Series E Notes during any period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no Payment Blockage Period is in effect. Following the commencement of any Payment Blockage Period, the holders of Designated Senior Debt shall be precluded from commencing a subsequent Payment Blockage Period until the conditions set forth in the preceding sentence shall have been satisfied. For all purposes of this paragraph, no Senior Nonmonetary Default that existed and was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Debt initiating such Payment Blockage Period shall be, or may be made, the basis for the commencement of a subsequent Payment Blockage Period by any holder of Designated Senior Debt or any representative or trustee under any indenture under which any such Designated Senior Debt may have been issued unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days. "Senior Nonmonetary Default" means any default (other than a Senior Payment Default), under the terms of any instrument or agreement pursuant to which any Senior Debt is outstanding, permitting one or more holders of such Designated Senior Debt or any representative or trustee under any indenture under which any such Designated Senior Debt may have been issued to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise become due and payable.

        In the event that, notwithstanding the foregoing, the Company shall make any Securities Payment to any holder prohibited by the foregoing provisions of this Section 6.03, then in such event such Securities Payment shall be held in trust and paid over and delivered forthwith to the representatives or trustee under any indenture under which any such Designated Senior Debt may have been issued ratably according to the aggregate amounts remaining unpaid on account of the Designated Senior Debt held or represented by under the Designated Senior Debt or, if there is no such representative or trustee with respect to such Designated Senior Debt, to the holders of such Designated Senior Debt.

        The provisions of this Section 6.03 shall not apply to any Securities Payment with respect to which Section 6.02 hereof would be applicable.

        SECTION 6.4  Acceleration of Series E Notes.

        If an Event of Default shall have occurred and be continuing (other than an Event of Default pursuant to paragraphs (ix) and (x) of Section 6.01 of the Indenture), the Trustee shall give the holders of the Designated Senior Debt not less than 30 days prior written notice before accelerating the Series E Notes which notice shall state it is a "Notice of Intent to Accelerate". Upon such declaration, the holders of Designated Senior Debt outstanding at the time the Series E Notes so become due and payable shall be entitled to receive payment in full in cash, cash equivalents or, as acceptable to the holders of the Designated Senior Debt, in any other manner on all amounts due or to become due on or in respect of such Designated Senior Debt, before the Company may make, and before any Holder of the Series E Notes is entitled to receive, any payment or distribution of assets of the Company of any kind or character, whether in cash, securities or other property on account of any Series E Notes. All payments in respect of the Subordinated Debt postponed under this Section
6.04 shall be immediately due and payable upon the termination of such postponement; the remittance in full of such payments by the Company in accordance with the terms of the this Supplemental Indenture and the acceptance thereof by the Holders of the Series E Notes shall be deemed to constitute a cure by the Company and a waiver by the Holders of the Series E Notes of any Event of Default that existed immediately prior to such remittance and acceptance to the extent that such Event of Default existed solely as a consequence of the previous non-payment of such postponed payments during such period of postponement.

        SECTION 6.5  Payment Permitted If No Default.

        Nothing contained in this Article 6 or elsewhere in this Supplemental Indenture or in any of the Series E Notes shall prevent the Company, at any time except during the pendency of any Proceeding referred to in Section 6.02 or under the conditions described in Section 6.03, from making Securities Payments in accordance with the terms of this Supplemental Indenture.

Nothing in this Article 6 shall have any effect on the right of the Trustee (on behalf of the Holders) or the Holders to accelerate the maturity of the Series E Notes upon the occurrence of an Event of Default, but, in that event, no payment may be made in violation of the provisions of this Article 6 with respect to the Series E Notes. If payment of the Series E Notes is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Senior Debt (or their representatives) of such acceleration.

        SECTION 6.6  Obligation of Company Unconditional.

          Nothing contained in this Article 6 or elsewhere in this Supplemental Indenture or in the Series E Notes is intended to or shall impair, as among the Company and the Holders of the Series E Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Series E Notes the principal of, premium, if any, and interest on the Series E Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Series E Notes and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent any Holder or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Supplemental Indenture, subject to the rights, if any, under this Article 6 of the holders of the Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

        Without limiting the generality of the foregoing, nothing contained in this Article 6 shall restrict the right of the Trustee or the Holders of the Series E Notes to take any action to declare the Series E Notes to be due and payable prior to their stated maturity pursuant to Section 5.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt then due and payable shall first be paid in full before the Holders or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of or interest on the Series E Notes.

        SECTION 6.7  Subrogation To Rights of Holders of Senior Debt.

        Subject to the payment in full in cash or cash equivalents, or as acceptable to the holders of Senior Debt, in any other manner, of all Senior Debt, the Trustee and the Holders of the Series E Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of, premium, if any, and interest on the Series E Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Trustee and the Holders of the Series E Notes would be entitled except for the provisions of this Article 6, and no payments pursuant to the provisions of this Article 6 to the holders of Senior Debt by Holders of the Series E Notes, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Series E Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

        SECTION 6.8  Provisions Solely To Define Relative Rights.

        The provisions of this Article 6 are and are intended solely for the purpose of defining the relative rights of the Trustee and the Holders of the Series E Notes on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article 6 or elsewhere in this Supplemental Indenture or in the Series E Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Trustee and the Holders of the Series E Notes, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article 6 of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company), to pay to the Trustee for the Holders of the Series E Notes the principal of, premium, if any, and interest on the Series E Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Trustee, the Holders of the Series E Notes and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or any Holder of any Series E Note from exercising all remedies otherwise permitted by applicable law upon default under this Supplemental Indenture, subject to this Article 6, including the rights, if any, under this Article 6 of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to such holder or, under the conditions specified in Section 6.03, to prevent any payment prohibited by such section or enforce their rights pursuant to the penultimate paragraph in Article 6.

        SECTION 6.9  No Waiver of Subordination Provisions.

        No right of any present or future holder of any Senior Debt to enforce the subordination provisions provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Supplemental Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

        Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Holders of the Series E Notes, without incurring responsibility to the Holders of the Series E Notes and without impairing or releasing the subordination provided in this Article 6 or the obligations hereunder of the Trustee or Holders of the Series E Notes to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, refinance or alter, any Senior Debt, or otherwise amend or supplement in any manner any Senior Debt or any instrument evidencing the same or any agreement under which such Senior Debt is outstanding; (b) permit the Company to borrow, repay and then reborrow any or all the Senior Debt; (c) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (d) release any Person liable in any manner for the collection of Senior Debt; (e) exercise or refrain from exercising any rights against the Company and any other Person; and (f) apply any sums received by such holders to Senior Debt.

        SECTION 6.10 Reliance On Judicial Order or Certificate of Liquidating Agent.

        Upon any payment or distribution of assets of the Company referred to in this Article 6, the Trustee and the Holders of the Series E Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 6; provided that the foregoing shall apply only if such court has been apprised of the provisions of this Article 6.

        SECTION 6.11  Notice to Trustee.

        The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Series E Notes pursuant to the provisions of this Article 6. Failure to give such notice to the Trustee shall not affect the subordination of the Series E Notes to Senior Debt. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing to that effect signed by an officer of the Company, or by a holder of any Senior Debt or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article 7 of the Indenture, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 6.11 at least three Business Days prior to the date upon which by the terms of this Supplemental Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Series E Note), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 6.11 shall limit the right of the holders of Senior Debt to recover payments as contemplated by Article 6. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

        In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of any Senior Debt to participate in any payment or distribution pursuant to this
Article 6, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 6, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

        SECTION 6.12  Trustee's Relation to Senior Debt.

        The Trustee shall be entitled to all the rights set forth in this
Article 6 with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of such Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

        With respect to the holders of any Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 6, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into this Supplemental Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of any Senior Debt (except as provided in Section 6.02(b)). The Trustee shall not be charged with knowledge of the existence of any Senior Debt or of any facts that would prohibit any payment hereunder unless the Trustee shall have received written notice to that effect at the address of the Trustee set forth in Section 11.01 of the Indenture.

        SECTION 6.13 Series E Note Holders Authorize Trustee to Effectuate Subordination.

        Each Holder of Series E Notes by its acceptance of such Series E Notes authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 6, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Series E Notes in the form required in those proceedings.

        SECTION 6.14  This Article Not to Prevent Event of Default.

        The failure to make a payment on account of principal of, premium, if any or interest on the Series E Notes by reason of any provision of this Article 6 shall not be construed as preventing the occurrence of an Event of Default specified in Section 6.01(i), (ii) or (iii) of the Indenture.

        SECTION 6.15  Trustee's Compensation Not Prejudiced.

        Nothing in this Article 6 shall apply to amount due to the Trustee pursuant to other sections in this Supplemental Indenture or in the Indenture.

        SECTION 6.16 Subordination Provisions Not Applicable to Money Held in Trust for Holders of Series E Notes; Payments May Be Paid prior to Dissolution.

        All money and United States Government Securities deposited in trust with the Trustee pursuant to and in accordance with Article 8 of the Indenture shall be for the sole benefit of the Holders of the Series E Notes and shall not be subject to this Article 6.

        Nothing contained in this Article or elsewhere in this Supplemental Indenture shall prevent (i) the Company, except under the conditions described in Section 6.03, from making payments of principal of and interest on the Series E Notes, or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Company's and each Guarantor's obligations under the Series E Notes and this Supplemental Indenture as provided in Article 8 of the Indenture, or (ii) the application by the Trustee of any moneys deposited with it for the purposed of making such payments of principal of, premium, if any, and interest on the Series E Notes, to the Holders entitled thereto unless at least three Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 6.11.


                                  ARTICLE VII

                                  TAX MATTERS

        SECTION 7.1  Taxes.

              (a) All payments made by the Company under this Supplemental Indenture and the Series E Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise or overall gross receipts taxes imposed on any holder (or any transferee permitted under Section 2.15 of the Indenture (a "Transferee")) as a result of a present or former connection between such holder (or Transferee) and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such holder (or Transferee) having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any holder (or Transferee) hereunder or under the Series E Notes, the amounts so payable to such holder (or Transferee) shall be increased to the extent necessary to yield to such holder (or Transferee) (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Supplemental Indenture and the Series E Notes; provided that the Company shall not be required to increase any such amounts payable to any holder (or Transferee) that is not organized under the laws of the United States of America or a state thereof if such holder (or Transferee) fails to comply with the requirements of paragraph (b) of this section. Whenever any Non-Excluded Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to such holder (or Transferee) a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the holder (or Transferee) the required receipts or other required documentary evidence, the Company shall indemnify such holder or (Transferee) for any incremental taxes, interest or penalties that may become payable by any holder or (Transferee) as a result of any such failure. The covenants in this section shall survive the termination of the Indenture, the Supplemental Indenture and the payment of the Series E Notes and payment of the obligations hereunder and thereunder.

              (b)  Each holder (or Transferee) of any Notes shall:


                   (i) in the case of a holder (or Transferee) that is a "bank" under Section 881(c)(3)(A) of the Code;

                        (1) on or before the date on which the first payment becomes payable to it hereunder or under any Note (or in the case of a Person who acquires a participating interest in any of the Series E Notes (a "Participant"), on or before the date such Participant becomes a Participant hereunder) deliver to the Company (1) in the case of a holder (or Transferee) that is not incorporated under the laws of the United States or any State thereof, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, and
                             (2) in the case of any other holder (or
                             Transferee), an Internal Revenue Service Form W-9, or successor applicable form;

                        (2) deliver to the Company two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and

                        (3) obtain such extensions of time for filing and timely complete and deliver such forms or certifications as may reasonably be requested by the Company;

                   (ii) in the case of a holder (or Transferee) that is not a
                        "bank" under Section 881(c)(3)(A) of the Code:

                        (1) on or before the date on which the first payment becomes payable to it hereunder or under any Note (or, in the case of a Participant, on or before the date such Participant becomes a Participant hereunder) deliver to the Company (1) in the case of a holder (or Transferee) that is not organized under the laws of the United States or any state thereof, (I) a statement under penalties of perjury that such holder (or Transferee) (x) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (II) a properly completed and duly executed Internal Revenue Service Form W-8 or applicable successor form, and where applicable, an Internal Revenue Form W-9 or applicable successor form, and (2) in the case of any other holder (or Transferee), an Internal Revenue Service Form W-9 or successor applicable form.

                        (2) deliver to the Company two further properly completed and duly executed copies of said form or certification or any successor applicable form or certification on or before the date that any such form or certification expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Company or upon the request of the Company; and

                        (3) obtain such extensions of time for filing and timely complete and deliver such forms or certifications as may be reasonably requested by the Company;

unless in any such case any change in treaty, law or regulation has occurred subsequent to the date such holder (or Transferee) became a party to this Agreement (or, in the case of a Participant, the date such Participant became a Participant hereunder) which renders all such forms inapplicable or which would prevent such holder from properly completing and executing any such form with respect to it and such holder (or Transferee) so advises the Company in writing no later than 15 calendar days before any payment hereunder or under any Note is due. Each such holder (and each Transferee) shall certify (i) in the case of a Form 1001 or 4224 or in the case of a holder providing certification pursuant to
Section 7.01(b)(ii), that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9 delivered pursuant to Section 7.01(b), that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a holder or a Participant shall, upon the effectiveness of the related transfer, provide all of the forms and statements required pursuant to this section; provided that, in the case of a Participant, such Participant shall furnish all such required forms and statements to the holder from which the related participation shall have been purchased.

              (c)  Notwithstanding the foregoing paragraphs (a) and (b) of this
                   Section 7.01, the Company shall only be required to pay any additional amounts to any holder (or Transferee) in respect of any amounts pursuant to such paragraph (a) if such holder (or Transferee), in addition to complying with the requirements of paragraph (b), shall have taken such other steps as such holder or Transferee may determine in the exercise of its business judgment (utilizing criteria it determines to be appropriate) are reasonably available to it under applicable laws and any applicable tax treaty or convention to obtain an exemption from, or reduction (to the lowest applicable rate) of, such tax (it being understood that no holder shall be required to take any action that it concludes could subject it to heightened audit scrutiny or extend the period that such holder's tax returns remain open for review by any taxing authority).

              (d) Any claim by a holder (or Transferee) for payment from the Company of any amounts under this Section 7.01 shall be made within ninety (90) days after such holder (or Transferee) determines the exact amount of any such claim.

                                 ARTICLE VIII

                                  THE TRUSTEE

        SECTION 8.1  Trustee's Disclaimer.

        The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

        Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture, and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents as if the same were set forth at length herein.

                                  ARTICLE IX

                                   GUARANTEE

        SECTION 9.1  Unconditional Guarantee.

        Each Guarantor who becomes a party to this Supplemental Indenture hereby unconditionally, jointly and severally, guarantees to each Holder of a Series E Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: the principal of, premium, if any, and interest on the Series E Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Series E Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Indenture or the Series E Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 9.04. Each such Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Series E Notes, the Indenture or this Supplemental Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Series E Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each such Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Series E Notes, the Indenture, this Supplemental Indenture, and such Guarantee.

        If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purpose of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

        SECTION 9.2  Severability.

        In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 9.3  Release of a Guarantor.

        If the Series E Notes are defeased in accordance with Section 8.02 of the Indenture, or if all of the Capital Stock of any Guarantor is sold (including by issuance or otherwise) by the Company or any of its Subsidiaries in a transaction constituting an Asset Disposition (or which, but for the provisions of clause (c) of the definition of such term, would constitute an Asset Disposition), and, if required by this Supplemental Indenture, (x) the Net Available Proceeds from such Asset Disposition are used in accordance with
Section 4.05 of the Indenture or (y) the Company delivers to the Trustee an Officer's Certificate covenanting that the Net Available Proceeds from such Asset Disposition will be used in accordance with Section 4.05 of the Indenture and within the time limits specified thereon, then such Guarantor shall be released and discharged from all obligations under this Article 9 upon such use in the case of clause (x) or upon such delivery in the case of clause (y). The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this Section 9.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 9.03, any Guarantor not so released remains liable for the full amount of principal of (premium, if any) hereunder as provided in this Article 9.

        Any Subsidiary of the Company that ceases to be a direct or indirect obligor (including as guarantor) under, or in respect of all Senior Credit Facilities shall be released from its Guarantee upon delivery of an Officers' Certificate to the Trustee certifying to such effect.

        SECTION 9.4  Limitation of Guarantor's Liability.

        Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 9.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

        SECTION 9.5  Contribution.

        In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 9.04, for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Series E Notes or any other Guarantor's obligations with respect to the Guarantee.

        SECTION 9.6 Execution of Guarantee.

        To further evidence its Guarantee to the Holders, any Guarantor required to Guarantee the Series E Notes pursuant to Section 4.13 shall execute the endorsement of Guarantee in substantially the form set forth in Exhibit A hereto, which endorsement shall be delivered to each Holder to be attached to
each Series E Note.    Each such Guarantor hereby agrees that its Guarantee set
forth in Section 9.01 shall remain in full force and effect notwithstanding any failure to endorse on each Series E Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by its chairman of the board, its president or one of its vice presidents prior to the authentication of the Series E Note on which it is endorsed, and the delivery of such Series E Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signature upon the Guarantee may be manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Guarantee, and in case such officer who shall have signed the Guarantee shall cease to be such officer before the Series E Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Series E Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

        SECTION 9.7  Subordination of Subrogation and Other Rights.

        Each Guarantor hereby covenants and agrees that any claim against the Company that arises from the payment, performance or endorsement of such Guarantor's obligations under its Guarantee or this Supplemental Indenture, including, without limitation, any right of subrogation, is expressly made subordinate to and subject in right of payment to the prior payment in full in cash or cash equivalents or, as acceptable to the Holders of the Series E Notes, in any other manner, of all outstanding Series E Notes in accordance with the provisions provided therefor in this Supplemental Indenture.

                                   ARTICLE X

                          SUBORDINATION OF GUARANTEE

        SECTION 10.1  Guarantee Obligations Subordinated to Senior Debt.

        Each Guarantor covenants and agrees, and the Trustee and each Holder of the Series E Notes by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 10.01, the Guarantees shall be issued subject to the provisions of this Article 10; and each Person holding any Series E Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of, premium, if any, and interest on the Series E Notes pursuant to the Guarantee made by or on behalf of any Guarantor is expressly hereby made subordinate and subject in right of payment to the prior payment in full in cash or cash equivalents or, as acceptable to the holders of Senior Debt in any other manner, of all Senior Debt in the manner set forth in this Article 10. The terms of this Article 10 are for the benefit of, and shall be enforceable directly by, each holder of Senior Debt, and each holder of Senior Debt whether how outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired such Senior Debt in reliance upon the covenants and provisions contained herein.

        SECTION 10.2  Payment of Proceeds Upon Dissolution, Etc.

        Upon any payment or distribution of assets of any Guarantor to creditors upon any Proceeding:

              (a) The holders of Senior Debt shall receive payment in full in cash or cash equivalents or, as acceptable to the holders of Senior Debt, in any other manner, of all amounts due on or to become due on or in respect of all Senior Debt (including any interest accruing thereon after the commencement of any such Proceeding, whether or not allowed as a claim against such Guarantor in such Proceeding) or provision shall be made for such payment in a manner acceptable to such holders before any payment or distribution may be made to the Trustee or the Holders of the Series E Notes by, or on behalf of, any Guarantor, whether by setoff, exercising contractual or statutory rights or otherwise and whether in the form of cash, stock or property or otherwise (excluding any payment or distribution described in the last paragraph of Section 10.02(b)), on account of the principal of, premium, if any, interest on or any other obligation owing in respect of the Series E Notes (all such payments, distributions, purchases, redemptions and acquisitions, whether or not in connection with a Proceeding (but excluding any payment or distribution described in the last paragraph of Section 10.02(b)), being herein referred to, individually and collectively, as a "Guarantee Payment"); and

              (b) Any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Trustee or the Holders of the Series E Notes would be entitled but for the provisions of this Article 10, shall be paid by the Guarantor or the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representatives or trustees under any credit agreement, indenture or other agreement under which any such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, to the extent necessary to make payment in full in cash or cash equivalents or, as acceptable to the holders of Senior Debt, in any other manner, of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

        In the event that, notwithstanding the foregoing provisions of this section, the Trustee or the Holder of any Series E Notes shall have received in connection with any Proceeding any Guarantee Payment before all Senior Debt is paid in full or payment thereof is provided for in cash or cash equivalents, then and in such event such Guarantee Payment shall be held in trust for the benefit of and paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of such Guarantor for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to make payment in full in cash or cash equivalents or, as acceptable to the holders of the Senior Debt, in any other manner, of all Senior Debt remaining unpaid after giving effect to any concurrent payment to or for the holders of Senior Debt.

        For purposes of this Article 10 only, the words "payment or distribution" or "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of any Guarantor provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment, which stock or securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent, or to a greater extent than, any payment by such Guarantor of the principal of, premium, if any, or interest on the Series E Notes are so subordinated as provided in this Article 10. The consolidation of any Guarantor with, or the merger of any Guarantor into, another Person or the liquidation or dissolution of any Guarantor following the conveyance, transfer or lease of all or substantially all of its properties and assets to another Person and so long as permitted under the terms of the Senior Debt shall not be deemed a Proceeding for the purposes of this section if the Person formed by such consolidation or into which any Guarantor is merged or the Person which acquires by conveyance, transfer or lease such properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article 10.

              (c) To the extent any payment of Senior Debt (whether by or on behalf of any Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

        SECTION 10.3  No Payment When Designated Senior Debt in Default.

        In the event that any Senior Payment Default shall have occurred and be continuing, then no Guarantee Payment whether by setoff, exercising contractual or statutory rights or otherwise and whether in the form of cash, stock or property or otherwise shall be made, unless and until such Senior Payment Default shall have been cured or waived in writing or shall have ceased to exist or all amounts then due and payable in respect of such Designated Senior Debt (including, without limitation, amounts that have become and remain due by acceleration) shall have been paid in full in cash.

        In the event that any Senior Nonmonetary Default shall have occurred and be continuing, then, upon the receipt by such Guarantor of written notice of such Senior Nonmonetary Default from the Administrative Agent to which such Senior Nonmonetary Default relates or, if no loans or other amounts are then outstanding under the Credit Facility or any renewal, extension or refunding thereof, and the Credit Facility and any such renewal, extension or refunding have been terminated, upon receipt of such notice by or on behalf of any other holder or holders of Designated Senior Debt in an aggregate amount in excess of $25,000,000, no Guarantee Payment shall be made whether by setoff, exercising contractual or statutory rights or otherwise and whether in the form of cash, stock or property or otherwise during the period (the "Guarantee Payment Blockage Period") commencing on the date of such receipt by such Guarantor of such written notice and ending on the earlier of (a) the date, if any, on which the Designated Senior Debt to which such Senior Nonmonetary Default relates is discharged or such Senior Nonmonetary Default shall have been cured or waived in writing or shall have ceased to exist and any acceleration of Designated Senior Debt to which such Senior Nonmonetary Default relates shall have been rescinded or annulled and (b) the 179th day after the date of receipt of such written notice. No more than one Guarantee Payment Blockage Period may be commenced with respect to the Series E Notes during any period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no Guarantee Payment Blockage Period is in effect. Following the commencement of any Guarantee Payment Blockage Period, the holders of Designated Senior Debt shall be precluded from commencing a subsequent Guarantee Payment Blockage Period until the conditions set forth in the preceding sentence shall have been satisfied. For all purposes of this paragraph, no Senior Nonmonetary Default that existed and was continuing on the date of commencement of any Guarantee Payment Blockage Period with respect to the Designated Senior Debt initiating such Guarantee Payment Blockage Period shall be, or may be made, the basis for the commencement of a subsequent Guarantee Payment Blockage Period by any holder of Designated Senior Debt or any representative or trustee under any indenture under which any such Designated Senior Debt may have been issued unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days.

      In the event that, notwithstanding the foregoing, any Guarantor shall make any Guarantee Payment to any Holder prohibited by the foregoing provisions of this Section 10.03, then in such event such Guarantee Payment shall be held in trust and paid over and delivered forthwith to the representatives or trustee under any indenture under which any such Designated Senior Debt may have been issued ratably according to the aggregate amounts remaining unpaid on account of the Designated Senior Debt held or represented by under the Designated Senior Debt or, if there is no such representative or trustee with respect to such Designated Senior Debt, to the holders of such Designated Senior Debt.

        The provisions of this Section 10.03 shall not apply to any Guarantee Payment with respect to which Section 10.02 hereof would be applicable.

        SECTION 10.4  Acceleration of Series E Notes.

        If an Event of Default shall have occurred and be continuing (other than an Event of Default pursuant to paragraphs (ix) and (x) of Section 6.01 of the Indenture), the Trustee shall give the holders of the Designated Senior Debt not less than 30 days prior written notice before accelerating the Series E Notes (which notice shall state it is a "Notice of Intent to Accelerate") and before demanding payment from any Guarantor pursuant to its Guarantee. Upon such declaration, the holders of Designated Senior Debt outstanding at the time the Series E Notes so becomes due and payable shall be entitled to receive payment in full in cash, cash equivalents or, as acceptable to the holders of the Designated Senior Debt, in any other manner on all amounts due or to become due on or in respect of such Designated Senior Debt, before any Guarantor may make, and before any Holder of the Series E Notes is entitled to receive, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, securities or other property on account of any principal of, premium, if any, and interest on the Series E Notes. All payments in respect of the Subordinated Debt postponed under this Section 10.04 shall be immediately due and payable upon the termination of such postponement; the remittance in full of such payments by any Guarantor in accordance with the terms of the this Supplemental Indenture and the acceptance thereof by the Holders of the Series E Notes shall be deemed to constitute a cure by the Guarantor and a waiver by the Holders of the Series E Notes of any Event of Default that existed immediately prior to such remittance and acceptance to the extent that such Event of Default existed solely as a consequence of the previous non-payment of such postponed payments during such period of postponement.

        SECTION 10.5  Payments Permitted If No Default

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

Nothing contained in this Article 10 or elsewhere in this Supplemental
Indenture or in any of the Series E Notes shall prevent any Guarantor, at any time except during the pendency of any Proceeding referred to Section 10.02 or under the conditions described in Section 10.03, from making Guarantee Payments in accordance with the terms of this Supplemental Indenture, or from depositing with the Trustee any moneys for such Guarantee Payments, or the application by the Trustee of any moneys deposited with it for the purpose of making payments of principal of, premium, if any, and interest on the Series E Notes in accordance with the terms of this Supplemental Indenture. Nothing in this
Article 10 shall have any effect on the right of the Trustee (on behalf of the Holders) or the Holders to accelerate the maturity of the Series E Notes upon the occurrence of an Event of Default, but, in that event, no payment may be made in violation of the provisions of this Article 10 with respect to the Series E Notes. If payment of the Series E Notes is accelerated because of an Event of Default, the Guarantors shall promptly notify the holders of the Senior Debt (or their representatives) of such acceleration.

        SECTION 10.6  Obligations of Guarantors Unconditional.

        Nothing contained in this Article 10 or elsewhere in this Supplemental Indenture or in the Series E Notes is intended to or shall impair, as among the Guarantors and the Holders of the Series E Notes, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders of the Series E Notes the principal of, premium, if any, and interest on the Series E Notes as and when the same shall become due and payable in accordance with the terms of the Guarantee, or is intended to or shall affect the relative rights of the Holders of the Series E Notes and creditors of any Guarantor other than the holders of the Senior Debt, nor shall anything herein or therein prevent any Holder or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Supplemental Indenture, subject to the rights, if any, under this Article 10 of the holders of the Senior Debt in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy.

        Without limiting the generality of the foregoing, nothing contained in this Article 10 shall restrict the right of the Trustee or the Holders of the Series E Notes of the Series E Notes to take any action to declare the Series E Notes to be due and payable prior to their stated maturity pursuant to Section
5.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt then due and payable shall first be paid in full before the Holders or the Trustee are entitled to receive any direct or indirect payment from such Guarantor of principal of or interest on the Series E Notes pursuant to such Guarantor's Guarantee.

        SECTION 10.7  Subrogation To Rights of Holders of Senior Debt.

        Subject to the payment in full in cash or cash equivalents, or as acceptable to the holders of Senior Debt, in any other manner, of all Senior Debt, the Trustee and the Holders of the Series E Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of, premium, if any, and interest on the Series E Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Trustee and the Holders of the Series E Notes would be entitled except for the provisions of this Article 10, and no payments pursuant to the provisions of this Article 10 to the holders of Senior Debt by Holders of the Series E Notes, shall, as among any Guarantor, its creditors other than holders of Senior Debt and the Holders of the Series E Notes, be deemed to be a payment or distribution by such Guarantor to or on account of the Senior Debt.

        SECTION 10.8  Provisions Solely to Define Relative Rights.

        The provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Trustee and the Holders of the Series E Notes on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article 10 or elsewhere in this Supplemental Indenture or in the Series E Notes or in any Guarantee is intended to or shall (a) impair, as among the Guarantors, its creditors other than holders of Senior Debt and the Trustee and the Holders of the Series E Notes, the obligation of each Guarantor, which is absolute and unconditional (and which, subject to the rights under this Article 10 of the holders of Senior Debt, is intended to rank equally with all other general obligations of such Guarantor), to pay to the Trustee for the Holders of the Series E Notes the principal of, premium, if any, and interest on the Series E Notes as and when the same shall become due and payable in accordance with the terms of each Guarantor's Guarantee; (b) affect the relative rights against any Guarantor of the Trustee, the Holders of the Series E Notes and the creditors of such Guarantor other than the holders of Senior Debt; or
(c) prevent the Trustee on behalf of the Holders or any Holder of any Series E Note from exercising all remedies otherwise permitted by applicable law upon default under this Supplemental Indenture, subject to this Article 10, including the rights, if any, under this Article 10 of the holders of Senior Debt to receive cash, property or and securities otherwise payable or deliverable to such holder or, under the conditions specified in Section 10.03, to prevent any payment prohibited by such section or enforce their rights pursuant to the penultimate paragraph in Article 10.

        SECTION 10.9  No Waiver of Subordination Provisions.

        No right of any present or future holder of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms, provisions and covenants of this Supplemental Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

        Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Holders of the Series E Notes, without incurring responsibility to the Holders of the Series E Notes and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Trustee or Holders of the Series E Notes to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, refinance or alter, any Senior Debt, or otherwise amend or supplement in any manner any Senior Debt or any instrument evidencing the same or any agreement under which such Senior Debt is outstanding; (b) permit any Guarantor to borrow, repay and then reborrow any or all the Senior Debt; (c) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (d) release any Person liable in any manner for the collection of Senior Debt; (e) exercise or refrain from exercising any rights against any Guarantor and any other Person; and (f) apply any sums received by such holders to Senior Debt.

        SECTION 10.10 Reliance On Judicial Order or Certificate of Liquidating Agent.

        Upon any payment or distribution of assets of any Guarantor referred to in this Article 10, the Trustee and the Holders of the Series E Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10; provided that the foregoing shall apply only if such court has been apprised of the provisions of this Article 10.

        SECTION 10.11  Notice to Trustee.

        The Company shall give prompt written notice to the Trustee of any fact known to the Company or such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Series E Notes pursuant to the provisions of this Article 10. Failure to give such notice to the Trustee shall not affect the subordination of the Series E Notes to Senior Debt. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing to that effect signed by an officer of the Company, or by a holder of any Senior Debt or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article 7 of the Indenture, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 10.10 at least three Business Days prior to the date upon which by the terms of this Supplemental Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Series E Note), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from any Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 10.10 shall limit the right of the holders of Senior Debt to recover payments as contemplated by Article 10. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

        In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of any Senior Debt to participate in any payment or distribution pursuant to this
Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

        SECTION 10.12  Trustee's Relation to Senior Debt.

        The Trustee shall be entitled to all the rights set forth in this
Article 10 with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of such Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

        With respect to the holders of any Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into this Supplemental Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of any Senior Debt (except as provided in Section 10.02(b)). The Trustee shall not be charged with knowledge of the existence of any Senior Debt or of any facts that would prohibit any payment hereunder unless the Trustee shall have received written notice to that effect at the address of the Trustee set forth in Section 11.01 of the Indenture.

        SECTION 10.13 Series E Note Holders Authorize Trustee to Effectuate Subordination.

        Each Holder of Series E Notes by its acceptance of such Series E Notes authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 10, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its Series E Notes in the form required in those proceedings.

        SECTION 10.14  This Article Not to Prevent Event of Default.

        The failure to make a payment on account of principal of, premium, if any, or interest on the Series E Notes by reason of any provision of this
Article 10 shall not be construed as preventing the occurrence of an Event of Default specified in Section 6.01(i), (ii) or (iii) of the Indenture.

        SECTION 10.15  Trustee's Compensation Not Prejudiced.

        Nothing in this Article 10 shall apply to amounts due to the Trustee pursuant to other sections in this Supplemental Indenture or in the Indenture.

        SECTION 10.16 Subordination Provisions Not Applicable to Money Held in Trust for Holders of Series E Notes; Payments May Be Paid prior to Dissolution.

        All money and United States Government Securities deposited in trust with the Trustee pursuant to and in accordance with Article 8 of the Indenture of the Indenture shall be for the sole benefit of the Holders of the Series E Notes and shall not be subject to this Article 10.

        Nothing contained in this Article or elsewhere in this Supplemental Indenture shall prevent (i) the Company, except under the conditions described in Section 10.03, from making payments of principal of and interest on the Series E Notes, or from depositing with the Trustee any moneys for such payments or from effecting a termination of the Guarantors' obligations under the Series E Notes and this Supplemental Indenture as provided in Article 8 of the Indenture, or (ii) the application by the Trustee of any moneys deposited with it for the purposed of making such payments of principal of, premium, if any, and interest on the Series E Notes, to the Holders entitled thereto unless at least three Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in
Section 10.11.

                                  ARTICLE XI

                                 MISCELLANEOUS

        SECTION 11.1  Reference to Indenture.

        Except insofar as otherwise expressly provided herein, all the provisions, definitions, terms and conditions of the Indenture, as it may from time to time be amended, shall be deemed to be incorporated in and made a part of this Supplemental Indenture; and the Indenture as supplemented by this Supplemental Indenture is in all respects ratified and confirmed; and the Indenture, as amended, and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

        SECTION 11.2  Benefits of Indenture.

        Nothing in this Supplemental Indenture is intended, or shall be construed, to give to any Person, other than the parties hereto and the Holders issued under the Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and, provisions of this Supplemental Indenture being intended to be, and being, for the sole and exclusive benefit of the parties hereto and of the Holders issued and to be issued under the Indenture and this Supplemental Indenture.

        SECTION 11.3  Amendments Only With Consent of the Holders.

        Notwithstanding Section 9.01 of the Indenture, without the consent of each Holder of a Series E Note affected, an amendment, waiver or Supplemental Indenture may not (with respect to any Series E Note held by a non-consenting Holder):

              (a) release any Guarantor from any of its obligations under its Guarantee of the Series E Notes other than in accordance with this Supplemental Indenture; or

              (b) modify the ranking or priority of the Series E Notes or the Guarantees, or modify the definition of Senior Debt or Designated Senior Debt or amend or modify the subordination provisions in the Supplemental Indenture in any manner adverse to the Holders.

        SECTION 11.4  Governing Law.

        This Supplemental Indenture and the Series E Notes issued hereunder shall be governed by and interpreted and construed in accordance with the laws of the State of New York (without giving effect to any choice of law principles of such state other than Section 5-1401 of the General Obligations Law.

        SECTION 11.5  Successors.

        All covenants, stipulations and agreements of the Company in this Supplemental Indenture and the Series E Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

        SECTION 11.6  Counterparts.

        This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts when so executed shall be deemed to be an original, but all such counterparts shall together constitute by one and the same instrument.

        IN WITNESS WHEREOF, TELECORP PCS., INC. has caused this supplemental Indenture to be executed by its [Chairman of the Board, Chief Executive Officer or one of its Vice Presidents], and duly attested by its [Secretary or one of
its Assistant Secretaries], and                                  has caused the
                                --------------------------------
same to be executed by one of its [Vice Presidents or Assistant Vice Presidents] and its corporate seal to be hereunto affixed, and duly attested by one of its [Assistant Secretaries], as of the day and year first above written.


                              TELECORP PCS, INC.


                              _________________________________
                              Name:
                              Title:



                              [TRUSTEE]



                              _________________________________
                              Name:
                              Title:

                                ACKNOWLEDGMENT


STATE OF NEW YORK
                              SS:
COUNTY OF NEW YORK


        On the      day of [         ,     ] before me personally came
               ----         ---------  ----                           --------,
to me known, who, being by me duly sworn, did depose and say that he resides in
              ; that he/she is the                      of TeleCorp PCS, Inc.,
--------------                     --------------------
a Delaware corporation, the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by authority of the board of directors of said corporation.

                                ACKNOWLEDGMENT

STATE OF NEW YORK
                         SS:
COUNTY OF NEW YORK

     On the      day of [         ,     ], before me personally came
            ----         ---------  ----                             ----------,
to me known, who, being by me duly sworn, did depose and say that he/she
resides in                 ; that he/she is an [                 ] of
           ---------------                      -----------------     ---------,
a banking corporation organized under the laws of                       , the
                                                  ----------------------
corporation described in and which executed the foregoing instrument, that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation, and that he/she signed his/her name thereto by like authority.

                  CONFIDENTIAL - FOR DISCUSSION PURPOSES ONLY
                  -------------------------------------------

                                                                       EXHIBIT D

                          Summary of Principal Terms

See attached.

                  CONFIDENTIAL - FOR DISCUSSION PURPOSES ONLY
                  -------------------------------------------

                       AT&T WIRELESS/VENTO AND SULLIVAN

                            F Block Joint Ventures

                          Summary of Principal Terms

General

Parties AT&T Wireless Services, Inc. and/or one or more affiliates ("AT&T"), each of the entities (each, a "License Entity") that owns one or more of the F Block licenses referred to below, Thomas Sullivan and Gerald Vento (the "Management Group"), TeleCorp PCS, Inc. ("TeleCorp"), the TeleCorp Cash Equity Investors (the "TeleCorp Investors"), and the non-Management Group equity holders in the License Entities (the "Non-Management Equity Holders").

Structure      Each of the Houston, San Diego, Melbourne - Titusville, Orlando
               and Tampa - St. Petersburg - Clearwater F Block licenses (each, an "F Block License") are held by a separate entity (each, a "License Entity" and collectively the "License Entities"). Each of the five entities will be independent of each other, but will have substantially identical ownership and governance, as set forth below.

Acquisition of San Diego License and Non-Management Equity Holders' Interests/Puerto Rico Transaction

AT&T Loan      AT&T makes a loan (the "AT&T Loan") to the Management Group in an amount equal to 100% of the cash required to pay the purchase price of the San Diego F Block License, plus the aggregate amount of legal fees and other expenses (approximately $225,000)
               TeleCorp incurred directly related to such acquisition.  The
               Management Group will secure the AT&T Loan with a pledge of all of the capital stock of the San Diego License Entity.

                  CONFIDENTIAL - FOR DISCUSSION PURPOSES ONLY
                  -------------------------------------------


Capitalization
of the San Diego
License Entity   Concurrently with the consummation of the AT&T Loan, the
                 Management Group will contribute to the capital of the San
                 Diego License Entity all the proceeds of such loan.

Use of AT&T
Loan Proceeds    Concurrently with the capitalization of the San Diego License
                 Entity, the San Diego License Entity will use the Management
                 Group capital contribution to pay the purchase price of the San Diego F Block License and related expenses.

Exchange of Note
for Interests    Concurrently with the closing of the acquisition by TeleCorp of
                 AT&T's PCS license covering Puerto Rico, TeleCorp will acquire
                 100% of the Non-Management Equity Holders' equity interests in the License Entities (the "Non-Management Equity Interests") in exchange for TeleCorp promissory notes in the aggregate principal amount, in the case of each of the F Block Licenses, set forth on Schedule A, or approximately $26 million in the aggregate (the "Non-Management Equity Interests Purchase
                 Price"). The TeleCorp notes will be of the same tenor as those being issued to AT&T in partial consideration for AT&T's Puerto
                 Rico PCS license.

TeleCorp Notes   The principal terms of the TeleCorp notes are:

                 -- Initial interest rate, equivalent to Lucent Series C, 12% per annum
                 -- Hold period: October 31, 1999
                 -- Interest rate after hold period: 7%
                 -- Convert (if the holder is AT&T, to Series A Preferred, or Series D and F Preferred, at AT&T's option, or if the holder is an Investor, to Series C Preferred and Series A Common) at a price of 20% premium to par or $1,200/unit
                 -- Senior to Lucent Series C on maturity, redemption priority and repayment
                 -- Mandatory repayment or conversion on qualifying IPO or high yield offering
                 -- Other terms equivalent to Lucent Series C, except conversion rights are forfeited on transfer

                  CONFIDENTIAL - FOR DISCUSSION PURPOSES ONLY
                  -------------------------------------------


Sale of Interests
to License Entity    Concurrently with the exchange referred to in the "Exchange of Notes for Interests" section, TeleCorp will assign to each License Entity (other than San Diego License Entity) the applicable Non-Management Equity Interests (i.e., the interests TeleCorp has acquired in the Houston License
                     Entity will be assigned to Houston License Entity, etc.).
                     In consideration therefor, each License Entity (other than San Diego License Entity) will issue to TeleCorp promissory notes (the "JV Notes"), on terms reasonably acceptable to AT&T, in the aggregate principal amount, in the case of each License Entity, set forth on Schedule A, or approximately $26 million in the aggregate.

Puerto Rico
Consideration        As a portion of the consideration payable by TeleCorp to
                     AT&T for the Puerto Rico license, TeleCorp will deliver to AT&T the JV Notes.

Timing The closing of the AT&T Loan and the Management Group capital contribution to the San Diego License Entity will occur concurrently with the acquisition of the San Diego F Block License by the San Diego License Entity, and is not conditioned on the consummation of the Puerto Rico acquisition and the transactions described herein (but see "Alternative Arrangement" below). The closing of the Puerto Rico acquisition and the exchanges described above involving the Non-Management Equity Interests, the TeleCorp notes and the JV Notes will all occur concurrently with the closing of the joint venture contributions described in this term sheet.

Alternative
Arrangements         Anything in this Term Sheet to the contrary
                     notwithstanding, at any time on or before the closing of the Puerto Rico transaction, AT&T shall have the right to restructure the Transactions by (a) canceling the transactions set forth in "Exchange of Notes for Interests" and "Sale of Interests to License Entity," and (b) revising the "Puerto Rico Consideration" by eliminating the JV
                     Notes, and increasing the amount of the TeleCorp Notes to $36 million.

                  CONFIDENTIAL - FOR DISCUSSION PURPOSES ONLY
                  -------------------------------------------


                    In the event that the Puerto Rico transaction is not restructured as set forth in the immediately preceding paragraph and fails to close, (a) AT&T will lend to the License Entities an amount equal to the Non-Management Equity Interests Purchase Price in exchange for the JV notes, (b) the License Entities will acquire for cash, and the Non-Management Equity Holders will sell to the License Entities, the Non-Management Equity Interests.

License Entity Capitalization and Management Structure

Capitalization      There will be two classes of interests in the License
                    Entities: voting (which have no economic rights) and non-voting (which represent all of the economic interests in the License Entities) The Management Group shall have 75% of the voting interests and 51% of the non-voting interests of each License Entity, and AT&T shall have 25% of the voting interests, and 49% of the non-voting interests of each License Entity.

Board AT&T will have the right to designate two directors, and each member of the Management Group will be a director. The Management Group (or its successor) will have the right to designate one additional director, provided such third director is independent of the Management Group and reasonably acceptable to AT&T. The initial members of the Board will be mutually agreed upon.

Voting Rights       A list of significant matters will require an 80%
                    supermajority approval by the Board of License Entity (this list will include, but not be limited to, all matters for which TeleCorp requires a supermajority approval).

Management Fee      In consideration of their services, the Management Group
                    will be paid an annual fee equal to $150,000 (prorated for any partial year) in the aggregate for all License Entities
                    (irrespective of the number of License Entities, and to be divided among the License Entities in a mutually acceptable manner).

Replacement of
Management

                  CONFIDENTIAL - FOR DISCUSSION PURPOSES ONLY
                  -------------------------------------------


Group In the event that agreed upon performance benchmarks or other objective requirements are not satisfied (such benchmarks and or requirements to be reasonably acceptable to AT&T), the Management Group will be required to assign to substitute control group, reasonably acceptable to a majority of the License Entity directors (excluding the members of the Management Group), all of the Management Group's voting interests. In the event of replacement, the Management Group will, at AT&T's option, either retain its non-voting stock, transfer that stock to its replacement for either cash in an amount equal to the then current value of its put (discussed below) and/or an instrument with the same economic features as the put (so that the Management Group's return will not be worsened as the result of such transfer).

AT&T Assistance     AT&T agrees to, at the request of the Board, negotiate in
                    good faith a management agreement pursuant to which AT&T would build and manage a system that satisfied the applicable FCC license requirements.

Funding At the request of the Board, AT&T agrees to fund, on terms acceptable to it, the operating expenses of the License Entity (including without limitation the Management Put, the build out costs described in the immediately preceding paragraph, the management fees, and the interest on the FCC debt).

AT&T Liquidity      Anything to the contrary in the AT&T Loan notwithstanding, the Management Group agrees that if at any time AT&T requests repayment of the AT&T Loan and/or the JV notes, the Management Group will use its best efforts to take all commercially reasonable steps to raise funds to do so.

Right of First
Negotiation        In order to induce AT&T to extend the AT&T Loan, and in
                   consideration of the JV Notes and the commitments AT&T has made to the License Entities hereunder, the Management Group hereby agrees with AT&T that it will in good faith negotiate with AT&T a mutually acceptable transaction (an "F Block
                   Transaction") relating to the F Block Licenses, and, until both parties agree in writing that they are no longer interested in entering into an F Block Transaction, the Management group will not enter into an agreement or arrangement with any person or entity relating to any alliance, sale or other transaction involving the F Block PCS
                   Licenses, or solicit, initiate or engage in any discussion with respect to any such licenses.

Indemnification    Each License Entity will provide customary indemnification for its directors and officers (including the Management
                   Group), including without limitation indemnifying them against director liability arising from AT&T's failure to fund License Entity's capital requirements (provided the Management Group and AT&T agree on acceptable terms for such funding) and AT&T's provision of management services. AT&T will assure performance by License Entity of its indemnification obligations.

Management Put     The Management Group will have the right to put to AT&T its interest in each License Entity for a sum of cash equal to, for each License Entity, the amount set forth on Schedule B
                   ($[4] million in the aggregate), plus 6% per annum (and, during the period, if any, following replacement of the Management Group, 10% per annum), compounded annually. The put will be exercisable (in whole but not in part) only during the one-year period following the earliest date that exercise of the put would not violate FCC rules or trigger any penalties (the Management Group shall receive written notice of this date), provided that to the extent permitted by FCC rules without triggering any penalty, each member of the Management Group may put $400,000 of its F Block Tracking
                   Interests during the one-year period commencing December 31, 1999 (at AT&T's option, it may fund the redemption of the Management Group's interest, in lieu of the put).

                  CONFIDENTIAL - FOR DISCUSSION PURPOSES ONLY
                  -------------------------------------------


Transfer
Restrictions      The Management Group may not transfer, pledge or otherwise dispose of all or any portion of its License Entity interests prior to the ninth anniversary of the closing.

                                 *  *  *  *  *

                  CONFIDENTIAL - FOR DISCUSSION PURPOSES ONLY
                  -------------------------------------------


                                                                    SCHEDULE A

  F Block License      Aggregate Principal Amount of Notes
  ---------------      -----------------------------------

  Houston

  San Diego*                         -0-

  Melbourne

  Orlando

  Tampa

  TOTAL                         $[26,000,000]

-----------------
* The Non-Management Equity Holders do not hold an equity interest in the San Diego License Entity. Accordingly, no San Diego JV Notes will be issued and the formation of San Diego License Entity is not subject to the consummation of the other F Block transactions or the Puerto Rico transaction.

                                                                      SCHEDULE B




License Entity         Value of Management Group Equity Interest
--------------         -----------------------------------------

Houston

San Diego

Melbourne

Orlando

Tampa

TOTAL                               [$4,000,000]

                                ASSIGNMENT FORM

     If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:
                                          ___________________________
_____________________________________________________________________
_____________________________________________________________________
_____________________________________________________________________
_____________________________________________________________________
(Print or type name, address and zip code and social security or tax ID number of assigned)

and irrevocably appoint                           , agent to
                        __________________________
transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:             Signed:
       ----------         -------------------------------------------
                 (Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

________________________________________________
            SIGNATURE GUARANTEE

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

                        FORM OF CERTIFICATE OF TRANSFER

TeleCorp PCS, Inc.
1010 Glebe Road, Suite 800
Arlington, VA  22201

[Name and Address of Registrar

     Re:  __% Senior Subordinated Discount Notes due _____, Series E

     Reference is hereby made to the Indenture, dated as of _______, 1999 (the "Base Indenture"), between TeleCorp PCS, Inc. (the "Company") and ____________, as trustee (the "Trustee") as supplemented by a Third Supplemental Indenture, dated as of _________, 1999 (the "Third Supplemental Indenture") among the Company and the Trustee (the Base Indenture and the Third Supplemental Indenture are referred to herein as the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ____________, (the "Transferor") owns and proposes to transfer the Note[s] specified in Annex A hereto in the principal amount at maturity of $__________ in such Note[s] (the "Transfer'), to _________ (the "Transferee"), as further specified in Annex A hereto. This Certificate is accompanied by one or more certificates aggregating at least the principal amount at maturity of the Notes proposed to be transferred. The Transferor hereby certifies that:

Check and complete if Transferee will take delivery of a Note pursuant to Rule 144A or Regulation S.

One or more of the events specified in the Indenture have occurred and the Transfer is being effected in compliance with the transfer restrictions applicable to Notes bearing the Private Placement Legend and pursuant to and in accordance with the United States Securities Act of 1933 (the "Securities Act"), and accordingly the Transferor hereby further certifies that (check one):

     (a) such Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act and the Transferor certifies to that the Transfer is being effected pursuant to and in accordance with Rule 144A and, accordingly, the Transferor hereby further certifies that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with a applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the

Indenture, the transferred Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend and in the Indenture and the Securities Act ; or

     (b) such Transfer is being effected pursuant to an in accordance with Rule 904 under the Securities Act and the Transferor that the Transfer is being effected pursuant to and in accordance with Rule 904 and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Note will be subject to the restrictions on Transfer enumerated in the private placement legend printed on any global Series E Note issued under Regulation S and in the Third Supplemental Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:
                              [Insert Name of Transferor]

                              By:
                                 Name:
                                 Title: